Exhibit 99.2


==============================================================================

                               CREDIT AGREEMENT

                           Dated as of May 15, 2003
                                     among
                                 BLOUNT, INC.,
      DIXON INDUSTRIES, INC., FABTEK CORPORATION, FREDERICK MANUFACTURING
          CORPORATION, GEAR PRODUCTS, INC. OMARK PROPERTIES, INC. and
                          WINDSOR FORESTRY TOOLS LLC,

                               as US Borrowers,
                              BLOUNT CANADA LTD.
                             as Canadian Borrower,
                  THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                              as Credit Parties,
                         THE LENDERS SIGNATORY HERETO
                              FROM TIME TO TIME,
                                  as Lenders,
                     GENERAL ELECTRIC CAPITAL CORPORATION,
           as Administrative Agent, Collateral Agent and US Lender,
                                      and
                     GENERAL ELECTRIC CAPITAL CANADA INC.,
             as Canadian Administrative Agent and Canadian Lender
                       GECC CAPITAL MARKETS GROUP, INC.,
                               as Lead Arranger

                         LEHMAN COMMERCIAL PAPER INC.,

                             as Syndication Agent

==============================================================================

                              TABLE OF CONTENTS
                                                                          Page


1.   AMOUNT AND TERMS OF CREDIT.............................................2

     1.1      Credit Facilities.............................................2

     1.2      Letters of Credit............................................11

     1.3      Prepayments..................................................11

     1.4      Use of Proceeds..............................................13

     1.5      Interest and Applicable Margins..............................13

     1.6      Eligible Accounts............................................18

     1.7      Eligible Inventory...........................................21

     1.8      Cash Management Systems......................................23

     1.9      Fees.........................................................23

     1.10     Receipt of Payments..........................................25

     1.11     Application and Allocation of Payments.......................26

     1.12     Loan Account and Accounting..................................27

     1.13     Indemnity....................................................27

     1.14     Access.......................................................29

     1.15     Taxes........................................................30

     1.16     Capital Adequacy; Increased Costs; Illegality................31

     1.17     Single Loan..................................................33

2.   CONDITIONS PRECEDENT..................................................33

     2.1      Conditions to the Initial Loans..............................33

     2.2      Further Conditions to Each Loan..............................34

3.   REPRESENTATIONS AND WARRANTIES........................................35

     3.1      Corporate Existence; Compliance with Law.....................35

     3.2      Executive Offices, Collateral Locations, FEIN................36

     3.3      Corporate Power, Authorization, Enforceable Obligations......36

     3.4      Financial Statements and Projections.........................36

     3.5      Material Adverse Effect......................................37

     3.6      Ownership of Property; Liens.................................37

     3.7      Labor Matters................................................38

     3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock
              and Indebtedness.............................................39

                              TABLE OF CONTENTS
                                 (continued)

                                                                          Page

     3.9      Government Regulation........................................39

     3.10     Margin Regulations...........................................39

     3.11     Taxes........................................................39

     3.12     ERISA, Canadian Pension and Benefit Plans....................40

     3.13     No Litigation................................................41

     3.14     Brokers......................................................42

     3.15     Intellectual Property........................................42

     3.16     Full Disclosure..............................................42

     3.17     Environmental Matters........................................42

     3.18     Insurance....................................................43

     3.19     Deposit and Disbursement Accounts............................43

     3.20     Government Contracts.........................................43

     3.21     Customer and Trade Relations.................................43

     3.22     Agreements and Other Documents...............................43

     3.23     Solvency.....................................................44

     3.24     Status of Holdings...........................................44

     3.25     Subordinated Debt............................................44

     3.26     Senior Debt..................................................44

4.   FINANCIAL STATEMENTS AND INFORMATION..................................44

     4.1      Reports and Notices..........................................44

     4.2      Communication with Accountants...............................45

5.   AFFIRMATIVE COVENANTS.................................................45

     5.1      Maintenance of Existence and Conduct of Business.............45

     5.2      Payment of Charges...........................................45

     5.3      Books and Records............................................46

     5.4      Insurance; Damage to or Destruction of Collateral............46

     5.5      Compliance with Laws.........................................48

     5.6      Supplemental Disclosure......................................49

     5.7      Intellectual Property........................................49

     5.8      Environmental Matters........................................49

                              TABLE OF CONTENTS
                                 (continued)

                                                                          Page


     5.9      Landlords' Agreements, Mortgagee Agreements, Bailee Letters
              and Real Estate Purchases....................................50

     5.10     Further Assurances...........................................51

     5.11     Canadian Pension and Benefit Plans...........................51

     5.12     Minimum Excess Availability..................................52

     5.13     New Subsidiaries.............................................52

6.   NEGATIVE COVENANTS....................................................53

     6.1      Mergers, Subsidiaries, Etc...................................53

     6.2      Investments; Loans and Advances..............................56

     6.3      Indebtedness.................................................58

     6.4      Employee Loans and Affiliate Transactions....................60

     6.5      Capital Structure and Business...............................61

     6.6      Guaranteed Indebtedness......................................61

     6.7      Liens........................................................61

     6.8      Sale of Stock and Assets.....................................62

     6.9      ERISA........................................................63

     6.10     Financial Covenants..........................................63

     6.11     Hazardous Materials..........................................63

     6.12     Sale-Leasebacks..............................................63

     6.13     Cancellation of Indebtedness.................................63

     6.14     Restricted Payments..........................................63

     6.15     Change of Corporate Name or Location; Change of Fiscal Year..63

     6.16     No Impairment of Intercompany Transfers......................64

     6.17     No Speculative Transactions..................................64

     6.18     Changes Relating to Subordinated Debt; Material Contracts....64

7.   TERM..................................................................65

     7.1      Termination..................................................65

     7.2      Survival of Obligations Upon Termination of Financing
              Arrangements.................................................65

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES................................65

     8.1      Events of Default............................................65

                              TABLE OF CONTENTS
                                 (continued)

                                                                          Page

     8.2      Remedies.....................................................67

     8.3      Waivers by Credit Parties....................................69

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT AND CANADIAN
     AGENT.................................................................69

     9.1      Assignment and Participations................................69

     9.2      Appointment of Agent.........................................72

     9.3      Agent's and Canadian Agent's Reliance, Etc...................73

     9.4      GE Capital, GE Capital Canada and Affiliates.................74

     9.5      Lender Credit Decision.......................................74

     9.6      Indemnification..............................................75

     9.7      Successor Agent..............................................75

     9.8      Setoff and Sharing of Payments...............................76

     9.9      Advances; Payments; Non-Funding Lenders; Information;
              Actions in Concert...........................................77

     9.10     Collateral Matters...........................................81

10.  SUCCESSORS AND ASSIGNS................................................82

     10.1     Successors and Assigns.......................................82

11.  MISCELLANEOUS.........................................................82

     11.1     Complete Agreement; Modification of Agreement................82

     11.2     Amendments and Waivers.......................................83

     11.3     Fees and Expenses............................................85

     11.4     No Waiver....................................................86

     11.5     Remedies.....................................................87

     11.6     Severability.................................................87

     11.7     Conflict of Terms............................................87

     11.8     Confidentiality..............................................87

     11.9     GOVERNING LAW................................................88

     11.10    Notices......................................................89

     11.11    Section Titles...............................................89

     11.12    Counterparts.................................................89

                              TABLE OF CONTENTS
                                 (continued)

                                                                          Page

     11.13    WAIVER OF JURY TRIAL.........................................89

     11.14    Press Releases and Related Matters...........................89

     11.15    Reinstatement................................................90

     11.16    Advice of Counsel............................................90

     11.17    No Strict Construction.......................................90

     11.18    Currency Equivalent Generally................................90

     11.19    Judgment Currency............................................90

     11.20    Joint and Several Obligations................................91

12.  CROSS-GUARANTY........................................................91

     12.1     Cross-Guaranty...............................................91

     12.2     Waivers by Borrowers.........................................92

     12.3     Benefit of Guaranty..........................................92

     12.4     Subordination of Subrogation, Etc............................92

     12.5     Election of Remedies.........................................93

     12.6     Limitation...................................................93

     12.7     Contribution with Respect to Guaranty Obligations............94

     12.8     Liability Cumulative.........................................94

                              INDEX OF APPENDICES

Annex A (Recitals)           -  Definitions
Annex B (Section 1.2)        -  Letters of Credit
Annex C (Section 1.8)        -  Cash Management System
Annex D (Section 2.1(a))     -  Closing Checklist
Annex E (Section 4.1(a))     -  Financial Statements and Projections --
                                 Reporting
Annex F (Section 4.1(b))     -  Collateral Reports
Annex G (Section 6.10)       -  Financial Covenants
Annex H (Section 9.9(a))     -  Lenders' Wire Transfer Information
Annex I (Section 11.10)      -  Notice Addresses
Annex J (from Annex A -
   Commitments definition)      Commitments as of Closing Date

Exhibit 1.1(a)(i)(1)         -  Form of Notice of US Revolving Credit Advance
Exhibit 1.1(a)(i)(2)         -  Form of US Revolving Note
Exhibit 1.1(a)(ii)(1)        -  Form of Canadian Revolving Credit Advance
Exhibit 1.1(a)(ii)(2)(x)     -  Form of Canadian Revolving Note - US Dollars
Exhibit 1.1(a)(ii)(2)(y)     -  Form of Canadian Revolving Note -
                                 Canadian Dollars
Exhibit 1.1(b)(i)            -  Form of Canadian Term Note
Exhibit 1.1(b)(ii)           -  Form of Term Loan A
Exhibit 1.1(b)(iii)-1        -  Form of Term B Note
Exhibit 1.1(b)(iii)-2        -  Form of Notice of Term Loan B Advance
Exhibit 1.1(c)(ii)           -  Form of Swing Line Note
Exhibit 1.5(e)(i)            -  Form of Notice of Conversion/Continuation-LIBOR
Exhibit 1.5(e)(ii)           -  Form of Notice of Conversion/Continuation-BA
                                 Rate
Exhibit 4.1(b)               -  Form of Borrowing Base Certificate
Exhibit 5.13                 -  Form of Credit Agreement Joinder Agreement
Exhibit 9.1(a)               -  Form of Assignment Agreement
Exhibit B-1                  -  Application for Standby Letter of Credit
Exhibit B-2                  -  Application for Documentary Letter of Credit
Schedule  1.1                -  Agent's Representatives
Schedule A-1                 -  Shared Mortgages
Disclosure Schedule  1.4     -  Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  3.1     -  Type of Entity; State of Organization
Disclosure Schedule  3.2     -  Executive Offices, Collateral Locations, FEIN,
                                 Organizational Identification Number
Disclosure Schedule  3.4(A)  -  Financial Statements
Disclosure Schedule  3.4(B)  -  Pro Forma
Disclosure Schedule  3.4(C)  -  Projections
Disclosure Schedule  3.4(D)  -  Fair Salable Balance Sheet
Disclosure Schedule  3.6     -  Real Estate and Leases
Disclosure Schedule  3.7     -  Labor Matters
Disclosure Schedule  3.8     -  Ventures, Subsidiaries and Affiliates;
                                 Outstanding Stock
Disclosure Schedule  3.11    -  Tax Matters

Disclosure Schedule  3.12    -  ERISA Plans; Canadian Pension Plans; Canadian
                                 Benefit Plans
Disclosure Schedule  3.13    -  Litigation
Disclosure Schedule  3.15    -  Intellectual Property
Disclosure Schedule  3.17    -  Hazardous Materials
Disclosure Schedule  3.18    -  Insurance
Disclosure Schedule  3.19    -  Deposit and Disbursement Accounts
Disclosure Schedule  3.20    -  Government Contracts
Disclosure Schedule  3.21    -  Customer and Trade Relations
Disclosure Schedule  3.22    -  Material Agreements
Disclosure Schedule  5.1     -  Trade Names
Disclosure Schedule  6.3     -  Indebtedness
Disclosure Schedule  6.4(a)  -  Transactions with Affiliates
Disclosure Schedule  6.7     -  Existing Liens

                                                                EXECUTION COPY


          This CREDIT AGREEMENT (this "Agreement"), dated as of May 15, 2003 among BLOUNT, INC., a Delaware corporation ("Blount, Inc."), DIXON INDUSTRIES, INC., a Kansas corporation ("Dixon"), FABTEK CORPORATION, a Michigan corporation ("Fabtek"), FREDERICK MANUFACTURING CORPORATION, a Delaware corporation ("Frederick Manufacturing"), GEAR PRODUCTS, INC., an Oklahoma corporation ("Gear"), OMARK PROPERTIES, INC., an Oregon corporation ("Omark"), WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company ("Windsor") (Dixon, Fabtek, Frederick Manufacturing, Gear, Windsor and Blount, Inc. are sometimes collectively referred to herein as "US Borrowers" and individually as "US Borrower");BLOUNT CANADA LTD., a Canadian corporation ("Canadian Borrower", and Canadian Borrower and US Borrowers are sometimes collectively referred to herein as "Borrowers" and individually as "Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as US Lender, Collateral Agent for all "Secured Parties" under and as defined in the Collateral Agency Agreement, as Agent for US Lenders with respect to Loans and other credit made available to US Borrowers and as Agent for all Lenders with respect to all US Collateral that is Non-Shared Collateral, the other US Lenders party hereto from time to time, GENERAL ELECTRIC CAPITAL CANADA INC., a Canadian corporation ("GE Capital Canada"), for itself and as Canadian Agent for Canadian Lenders, and the other Canadian Lenders party hereto from time to time.

                                   RECITALS

          WHEREAS, US Borrowers have requested that US Lenders extend revolving and term credit facilities to US Borrowers of up to One Hundred Eighty-One Million US Dollars ($181,000,000) in the aggregate for the purpose of refinancing certain indebtedness of US Borrowers and to provide (a) working capital financing for US Borrowers, (b) funds for other general corporate purposes of US Borrowers and (c) funds for other purposes permitted hereunder; and for these purposes, US Lenders are willing to make certain loans and other extensions of credit to US Borrowers of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, Canadian Borrower has requested that Canadian Lenders extend revolving and term credit facilities to Canadian Borrower of up to the US Dollar Amount of Nine Million US Dollars ($9,000,000) in the aggregate to provide (a) working capital financing for Canadian Borrower, (b) funds for other general corporate purposes of Canadian Borrower and (c) funds for other purposes permitted hereunder; and for these purposes, Canadian Lenders are willing to make certain loans and other extensions of credit to Canadian Borrower of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, US Borrowers have agreed to secure all of their obligations and the obligations of Canadian Borrower under the Loan Documents by granting to (a) Collateral Agent, for the benefit of the "Secured Parties" under and as defined in the Collateral Agency Agreement, a security interest in and lien upon all of the Shared Collateral and (b) Agent, for the benefit of itself, Canadian Agent and Lenders, a security interest in and lien upon all of the US Collateral that is Non-Shared Collateral; and

          WHEREAS, Canadian Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Canadian Agent, for the benefit of itself and Canadian Lenders, a security interest in and lien upon the Canadian Collateral; and

          WHEREAS, Blount International, Inc., a Delaware corporation ("Holdings") is willing to guarantee all of the obligations of Borrowers to Agent, Canadian Agent and Lenders under the Loan Documents and to pledge to the Collateral Agent, for the benefit of the "Secured Parties" under and as defined in the Collateral Agency Agreement, all of the Stock of Blount, Inc. to secure such guaranty and, to the extent and in the manner set forth in the Collateral Agency Agreement and the Existing Senior Notes; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified in this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

     1.1  Credit Facilities.

          (a)  Revolving Credit Facilities.

               (i)  US Revolving Credit Facility.

                    (1) Subject to the terms and conditions hereof, each A Loan Lender agrees to make available to US Borrowers from time to time until the Commitment Termination Date its US Pro Rata Share of advances under the US Revolving Loan Commitment (each, a "US Revolving Credit Advance"). The US Pro Rata Share of the US Revolving Loan of any A Loan Lender shall not at any time exceed its separate US Revolving Loan Commitment. The obligations of each A Loan Lender hereunder shall be several and not joint. Until the Commitment Termination Date, US Borrowers may borrow, repay and reborrow under this
Section 1.1(a)(i)(1); provided that the amount of any US Revolving Credit Advance to be made at any time shall not exceed US Borrowing Availability at such time. US Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Moreover, except as set forth in
Section 1.1(a)(i)(3) below, the sum of the US Revolving Loan and Swing Line Loan outstanding to US Borrowers shall not exceed at any time US Borrowers' US Borrowing Base. Each US Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable US Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 1:00 p.m.(New York time) on the Business Day of the proposed US Revolving Credit Advance, in the case of a US Index Rate Loan, or (2) 1:00 p.m.(New York time) on the date which is 3 Business Days prior to the proposed US Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of US Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i)(1), and shall include the information required in such Exhibit and such other information as may be reasonably required by Agent. If any US Borrower desires to have the US Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e)(i).

                    (2) Upon request by any A Loan Lender, each US Borrower shall execute and deliver to such A Loan Lender a note to evidence the US Revolving Loan Commitment of that A Loan Lender. Each note shall be in the principal amount of the US Revolving Loan Commitment of the applicable A Loan Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(i)(2) (each a "US Revolving Note" and, collectively, the "US Revolving Notes"). Each US Revolving Note (or, if a Revolving Loan Note is not requested, this Agreement) shall represent the joint and several obligation of US Borrowers to pay the amount of the applicable A Loan Lender's US Revolving Loan Commitment or, if less, such A Loan Lender's US Pro Rata Share of the aggregate unpaid principal amount of all US Revolving Credit Advances to US Borrowers, together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate US Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                    (3) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to) make US Revolving Credit Advances to US Borrowers on behalf of A Loan Lenders in amounts that cause the outstanding balance of the aggregate US Revolving Loan to exceed the US Borrowing Base (less the Swing Line Loan) (any such excess US Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided, that (A) no such event or occurrence shall cause or constitute a waiver of Agent's, Swing Line Lender's or A Loan Lenders' right to refuse to make any further Overadvances, Swing Line Advances or US Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default or Event of Default based on US Borrowers' failure to comply with
Section 1.3(b)(i) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute US Index Rate Loans, shall bear interest at the Default Rate and shall be payable by US Borrowers on demand by Agent (and Agent shall demand such payment upon receipt by Agent of written instructions from Requisite Revolving Lenders). Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $5,000,000 at any time, shall not cause the aggregate US Revolving Loan to exceed the Maximum Amount, and such authority may be revoked prospectively by a written notice to Agent signed by Requisite Revolving Lenders.

               (ii) Canadian Revolving Credit Facility.

                    (1) Subject to the terms and conditions hereof, each Canadian Lender agrees to make available to Canadian Borrower from time to time until the Commitment

Termination Date its Canadian Pro Rata Share of Canadian Dollar advances and US Dollar advances under the Canadian Revolving Loan Commitment (each, a "Canadian Revolving Credit Advance"). The Canadian Pro Rata Share of the US Dollar Amount of the Canadian Revolving Loan of any Canadian Lender shall not at any time exceed its separate Canadian Revolving Loan Commitment. The obligations of each Canadian Lender hereunder shall be several and not joint. The US Dollar Amount of any Canadian Revolving Credit Advance to be made at any time shall not exceed Canadian Borrowing Availability at such time. Until the Commitment Termination Date, Canadian Borrower may borrow, repay and reborrow under this Section 1.1(a)(ii). Canadian Borrowing Availability may be reduced by Canadian Reserves imposed by Agent in its reasonable credit judgment. Each Canadian Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of Canadian Borrower to one of the representatives of Agent and Canadian Agent identified in Schedule 1.1 at the applicable addresses specified therein. Any such notice must be given no later than (1) 1:00 p.m.(New York time) on the Business Day of the proposed Canadian Revolving Credit Advance, in the case of a Canadian Index Rate Loan or a US Index Rate Loan, (2) 1:00 p.m.(New York time) on the date which is 3 Business Days prior to the proposed Canadian Revolving Credit Advance, in the case of a LIBOR Loan, or (iii) 1:00 p.m.(New York time) on the date which is 2 Business Days prior to the proposed Canadian Revolving Credit Advance, in the case of a BA Rate Loan. Each such notice (a "Notice of Canadian Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(ii)(1), and shall include the information required in such Exhibit and such other information as may be reasonably required by Agent or Canadian Agent. If Canadian Borrower desires to have a Canadian Revolving Credit Advance in US Dollars bear interest by reference to a LIBOR Rate or a Canadian Revolving Credit Advance denominated in Canadian Dollars bear interest by reference to the BA Rate, Borrower Representative must comply with Section 1.5(e)(i) or (ii), as applicable.

                    (2) Upon request by any Canadian Lender, Canadian Borrower shall execute and deliver to such Canadian Lender a US Dollar note and a Canadian Dollar note to evidence the Canadian Revolving Loan Commitment of that Canadian Lender. Each such note shall be in the principal amount of the Canadian Revolving Loan Commitment of the applicable Canadian Lender, dated the Closing Date and substantially in the form of (x) Exhibit 1.1(a)(ii)(2)(x) in the case of Canadian Revolving Loans denominated in US Dollars and (y)
Exhibit 1.1(a)(ii)(2)(y) in the case of Canadian Revolving Loans denominated in Canadian Dollars (each a "Canadian Revolving Note" and, collectively, the "Canadian Revolving Notes"). Each Canadian Revolving Note (or, if a Canadian Revolving Note is not requested, this Agreement) shall represent the obligation of Canadian Borrower to pay the amount of the applicable Canadian Lender's Canadian Revolving Loan Commitment or, if less, such Canadian Lender's Canadian Pro Rata Share of the aggregate unpaid principal amount of all Canadian Revolving Credit Advances to Canadian Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Canadian Revolving Loan and all other non-contingent Canadian Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

          (b)  Term Loans .

               (i)  Canadian Term Loan.

                    (1) Subject to the terms and conditions hereof, each Canadian Lender agrees to make a term loan denominated in US Dollars (collectively, the "Canadian Term Loan") on the Closing Date to Canadian Borrower in the amount of the applicable Canadian Lender's Canadian Term Loan Commitment. The obligations of each Canadian Lender hereunder shall be several and not joint. Upon request by any Canadian Lender, Canadian Borrower shall execute and deliver to such Canadian Lender a promissory note substantially in the form of Exhibit 1.1(b)(i) (each a "Canadian Term Note" and collectively the "Canadian Term Notes"). Each such Canadian Term Note (or, if a Canadian Term Note is not requested, this Agreement) shall represent the obligation of Canadian Borrower to pay the applicable Canadian Lender's Canadian Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

                    (2) Canadian Borrower shall repay the Canadian Term Loan in twenty (20) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing July 1, 2003, as follows:


          Payment Dates              Installment Amounts
        ----------------------------------------------------
        July 1, 2003,                    $197,368.42
        October 1, 2003,
        January 1, 2004
        and April 1, 2004
        ----------------------------------------------------
        July 1, 2004,                    $325,657.89
        October 1, 2004,
        January 1, 2005,
        April 1, 2005,
        July 1, 2005,
        October 1, 2005,
        January 1, 2006,
        April 1, 2006,
        July 1, 2006,
        October 1, 2006,
        January 1, 2007,
        April 1, 2007,
        July 1, 2007,
        October 1, 2007,
        January 1, 2008
        and May 14, 2008
        ----------------------------------------------------

               The final installment due on May 14, 2008 shall be in the amount of $325,567.89 or, if different, the remaining principal balance of the Canadian Term Loan.

                    (3) Notwithstanding Section 1.1(b)(i)(2), the aggregate outstanding principal balance of the Canadian Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Canadian Term Loan may be reborrowed.

                    (4) Each payment of principal with respect to the Canadian Term Loan shall be paid to Canadian Agent for the ratable benefit of each Canadian Lender making a Canadian Term Loan, ratably in proportion to each such Canadian Lender's respective Canadian Term Loan Commitment.

               (ii) Term Loan A.

                    (1) Subject to the terms and conditions hereof, each A Loan Lender agrees to make a term loan (collectively, the "Term Loan A") on the Closing Date to US Borrowers in the amount of the applicable A Loan Lender's Term Loan A Commitment. The obligations of each A Loan Lender hereunder shall be several and not joint. Upon request by any A Loan Lender, each US Borrower shall execute and deliver to such A Loan Lender a promissory note substantially in the form of Exhibit 1.1(b)(ii) (each a "Term A Note" and collectively the "Term A Notes"). Each Term A Note (or, if a Term A Note is not requested, this Agreement) shall represent the joint and several obligation of US Borrowers to pay the applicable A Loan Lender's Term Loan A Commitment, together with interest thereon as prescribed in Section 1.5.

                    (2) US Borrowers shall repay the Term Loan A in twenty
(20) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing July 1, 2003, as follows:

          Payment Dates              Installment Amounts
        ----------------------------------------------------
        July 1, 2003,                    $1,052,631.58
        October 1, 2003,
        January 1, 2004
        and April 1, 2004
        ----------------------------------------------------
        July 1, 2004,                    $1,736,842.11
        October 1, 2004,
        January 1, 2005,
        April 1, 2005,
        July 1, 2005,
        October 1, 2005,
        January 1, 2006,
        April 1, 2006,
        July 1, 2006,
        October 1, 2006,
        January 1, 2007,
        April 1, 2007,
        July 1, 2007,
        October 1, 2007,

        January 1, 2008
        and May 14, 2008
        ----------------------------------------------------

               The final installment due on May 14, 2008 shall be in the amount of $1,736,842.11 or, if different, the remaining principal balance of the Term Loan A.

                    (3) Notwithstanding Section 1.1(b)(ii)(2), the aggregate outstanding principal balance of the Term Loan A shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan A may be reborrowed.

                    (4) Each payment of principal with respect to the Term Loan A shall be paid to Agent for the ratable benefit of each A Loan Lender making a Term Loan A, ratably in proportion to each such A Loan Lender's respective Term Loan A Commitment.

               (iii) Term Loan B.

                    (1) Subject to the terms and conditions hereof, each B Loan Lender agrees to make term loans (collectively, the "Term Loan B") from time to time during the Term Loan B Advance Period to US Borrowers in the aggregate amount not to exceed the applicable B Loan Lender's Term Loan B Commitment; provided, however, that a minimum amount of $80,000,000 of the Term Loan B Commitment shall be funded on the Closing Date; provided further, however, that each Advance under the Term Loan B Commitment shall be made in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. The obligations of each B Loan Lender hereunder shall be several and not joint. Upon request by any B Loan Lender, each US Borrower shall deliver to such B Loan Lender a promissory note substantially in the form of Exhibit 1.1(b)(iii)-1 (each a "Term B Note" and collectively the "Term B Notes"). Each Term B Note (or, if a Term B Note is not requested, this Agreement) shall represent the joint and several obligation of US Borrowers to pay the applicable B Loan Lender's Term Loan B Commitment or, if less, the aggregate unpaid principal amount of the Term Loan B made to US Borrowers, together with interest thereon as prescribed in Section 1.5. Each Advance under the Term Loan B Commitment shall be made on notice by Borrower Representative on behalf of the applicable US Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 1:00 p.m.(New York time) on the Business Day of the proposed Advance, in the case of a US Index Rate Loan, or (2) 1:00 p.m.(New York time) on the date which is 3 Business Days prior to the proposed Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Term Loan B Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(b)(iii)-2, and shall include the information required in such Exhibit and such other information as may be required by Agent. If any US Borrower desires to have the Advance bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e)(i).

                    (2) US Borrowers shall repay the Term Loan B in twelve
(12) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing July 1, 2005, as follows:

          Payment Dates              Installment Amounts
        ----------------------------------------------------
        July 1, 2005,                    $1,250,000
        October 1, 2005,
        January 1, 2006
        and April 1, 2006
        ----------------------------------------------------
        July 1, 2006,                    $1,875,000
        October 1, 2006,
        January 1, 2007,
        April 1, 2007,
        July 1, 2007,
        October 1, 2007,
        and January 1, 2008
        ----------------------------------------------------
        May 14, 2008                    $66,875,000
        ----------------------------------------------------

               The final installment due on May 14, 2008 shall be in the amount of $66,875,000 or, if different, the remaining principal balance of the Term Loan B. Notwithstanding anything contained in this Section 1.1(b)(iii)(2) to the contrary, quarterly installments in respect of the Term Loan B shall be reduced on a pro rata basis by the amount, if any, that the aggregate Advances under the Term Loan B Commitment are less than $80,000,000.

                    (3) Notwithstanding Section 1.1(b)(iii)(2), the aggregate outstanding principal balance of the Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan B may be reborrowed. There shall be no increase in the aggregate principal amount of the Term Loan B outstanding at any time after the termination of the Term Loan B Advance Period.

                    (4) Each payment of principal with respect to the Term Loan B shall be paid to Agent for the ratable benefit of each B Loan Lender making a Term Loan B, ratably in proportion to each such B Loan Lender's respective Term Loan B Commitment.

          (c)  Swing Line Facility.

               (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of US Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve A Loan Lenders of their obligations to make US Revolving Credit Advances under Section 1.1(a)(i); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line

Advance shall be in lieu of any US Revolving Credit Advance that otherwise may be made by A Loan Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the US Borrowing Base, in each case under clauses (A) and
(B) of this sentence, less the outstanding balance of the US Revolving Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, US Borrowers may from time to time borrow, repay and reborrow under this
Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of US Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable US Borrower in accordance with Section 1.1(a)(i). Any such notice must be given no later than 1:00 p.m.(New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day's prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have each A Loan Lender make US Revolving Credit Advances in accordance with
Section 1.1(c)(iii) or purchase participating interests in accordance with
Section 1.1(c)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a US Index Rate Loan. US Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

               (ii) Upon request by the Swing Line Lender, US Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (the "Swing Line Note"). The Swing Line Note (or, if the Swing Line Note is not requested, this Agreement) shall represent the joint and several obligation of US Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to US Borrowers, together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than weekly, shall on behalf of US Borrowers (and each US Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each A Loan Lender (including the Swing Line Lender) to make a US Revolving Credit Advance to US Borrowers (which shall be US Index Rate Loan) in an amount equal to that A Loan Lender's US Pro Rata Share of the principal amount of US Borrowers' Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a US Revolving Credit Advance are then satisfied, each A Loan Lender shall disburse directly to Agent, its US Pro Rata Share of a US Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those US Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of US Borrowers.

               (iv) If, prior to refunding a Swing Line Loan with a US Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each A Loan Lender shall, on the date such US Revolving Credit Advance was to have been made for the benefit of the US Borrowers, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to US Borrowers in an amount equal to its US Pro Rata Share of such Swing Line Loan. Upon request, each A Loan Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

               (v) Each A Loan Lender's obligation to make US Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such A Loan Lender may have against the Swing Line Lender, any US Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any US Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any A Loan Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such A Loan Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first 2 Business Days and at the US Index Rate thereafter.

          (d) Reliance on Notices; Appointment of Borrower Representative. Agent and Canadian Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of US Revolving Credit Advance, Notice of Canadian Revolving Credit Advance, Notice of Conversion/Continuation-LIBOR Rate, Notice of Conversion/Continuation-BA Rate or similar notice believed by Agent or Canadian Agent, as applicable, to be genuine. Agent and Canadian Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent or Canadian Agent, as applicable, has actual knowledge to the contrary. Each Borrower hereby designates Blount, Inc. as its representative and agent on its behalf for the purposes of issuing Notices of US Revolving Credit Advances, Notices of Canadian Revolving Credit Advances, Notices of Conversion/Continuation-LIBOR Rate and Notices of Conversion/Continuation-BA Rate, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent, Canadian Agent, and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or

Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

          1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable US Borrower, shall have the right to request, and A Loan Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each US Borrower.

          1.3 Prepayments.

          (a) Voluntary Prepayments; Reductions in Revolving Loan Commitments. Borrowers may at any time on at least 5 days' prior written notice by Borrower Representative to Agent and, in the case of prepayment of a Canadian Loan or reduction of the Canadian Revolving Loan Commitment, Canadian Agent (i) voluntarily prepay all or part of the Canadian Term Loan, Term Loan A or Term Loan B and/or (ii) permanently reduce (but not terminate) the US Revolving Loan Commitment or the Canadian Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount, (B) the US Revolving Loan Commitment shall not be reduced to an amount less than the amount of the US Revolving Loan then outstanding, (C) the Canadian Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Canadian Revolving Loan then outstanding, (D) after giving effect to such reductions in the US Revolving Loan Commitment or the Canadian Revolving Loan Commitment, Borrowers shall comply with Section 1.3(b)(i), and (E) the Term Loan B may not be prepaid in whole or in part pursuant to this Section 1.3(a) unless and until $19,000,000 of the total principal amount of the Term Loan A and Canadian Term Loan has been repaid or prepaid and any such prepayment of the Term Loan B must be made on a pro rata basis with the Term Loan A and the Canadian Term Loan (based upon the principal amount outstanding under the Term Loan A, the Canadian Term Loan and the Term Loan B as of the date of such prepayment with amounts allocated to the Term Loan A and the Canadian Term Loan to be applied to the Term Loan A and the Canadian Term Loan in such manner as Borrowers elect). In addition, Borrowers may at any time on at least 5 days' prior written notice by Borrower Representative to Agent and, with respect to the Canadian Revolving Loan Commitment, Canadian Agent terminate the US Revolving Loan Commitment and the Canadian Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary prepayment of Loans and any reduction or termination of the US Revolving Loan Commitment and the Canadian Revolving Loan Commitment must be accompanied by payment of the Fee required by Section 1.9(c), if any, plus the payment of any LIBOR Rate or BA Rate funding breakage costs in accordance with Sections 1.13(b) and (c). Upon any such reduction or termination of the US Revolving Loan Commitment and the Canadian Revolving Loan Commitment, each applicable Borrower's right to request (I) US Revolving Credit Advances, (II) Canadian Revolving Credit Advances, (III) that Letter of Credit Obligations be incurred on its behalf, or (IV) Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the US Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit unless the US Revolving Loan Commitment is reduced to an amount below the L/C Sublimit. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied; provided that any partial prepayments of any Term Loan made by or on behalf of any Borrower shall be applied to prepay the scheduled installments of the applicable Borrowers' Term Loan on a pro rata basis.

          (b) Mandatory Prepayments.

               (i) If at any time the aggregate outstanding balances of the US Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the US Borrowing Base, US Borrowers shall immediately repay the aggregate outstanding US Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding US Revolving Credit Advances, US Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(i)(3) shall be repaid by US Borrowers only on demand by Agent (and Agent shall demand such payment upon receipt by Agent of written instructions from Requisite Revolving Lenders). If at any time the aggregate US Dollar Amount of the outstanding balances of the Canadian Revolving Loan exceed the lesser of (A) the Canadian Maximum Amount and (B) the Canadian Borrowing Base, Canadian Borrower shall immediately repay the aggregate outstanding Canadian Revolving Credit Advances to the extent required to eliminate such excess.

               (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition or any sale of Stock of any Subsidiary of any Credit Party or when funds escrowed in connection with the December 2001 sale of the sporting equipment segment of Blount, Inc. are released to Blount, Inc. (excluding Excluded Proceeds), if the Credit Party is a US Credit Party it shall forward such proceeds to the US Borrowers and, if the Credit Party is a Canadian Credit Party, it shall forward such proceeds to the Canadian Borrower and Borrowers shall prepay the US Loans or Canadian Loans, as applicable, in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses (including reasonable attorney's fees and investment banking fees) properly attributable to such transaction and payable by Credit Parties in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, goods and services taxes and sales taxes, as applicable, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith and (E) cash amounts required to be maintained as a reserve or in escrow against any such asset sale or sale of Stock in an amount not to exceed 20% of the purchase price of such assets or Stock, until such amounts are received by such Credit Party.

               (iii) If Holdings issues Stock (other than Excluded Stock Issuances), no later than the Business Day following the date of receipt of the proceeds thereof, Holdings shall contribute such proceeds to Blount, Inc. and Blount, Inc. shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs (including reasonable attorney's fees and investment banking fees) paid to non-Affiliates in connection therewith.

               (iv) Until the Termination Date, Blount, Inc. shall prepay the Obligations on the date that is 10 days after the earlier of (A) the date on which Holdings' and its Subsidiaries' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year. Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Agent.

          (c) Status of Commitments after Mandatory Prepayments. None of the US Revolving Loan Commitment, the Swing Line Commitment or the Canadian Revolving Loan Commitment shall be permanently reduced by the amount of any prepayments under Section 1.3(b).

          (d) Status of Commitments after Prepayments from Insurance and Condemnation Proceeds. None of the US Revolving Loan Commitment, the Swing Line Commitment or the Canadian Revolving Loan Commitment shall be permanently reduced by the amount of any prepayments made from insurance or condemnation proceeds.

          (e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's, Canadian Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

          1.4 Use of Proceeds. Borrowers shall utilize the proceeds of the Loans solely for the Refinancing (and to pay any related transaction expenses), to the extent permitted in Section 6.3(b) of this Agreement, to refinance a portion of the Existing Subordinated Notes or the Existing Senior Notes, to fund Fees and expenses incurred in connection with the Loans and for the financing of Borrowers' ordinary working capital and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

          1.5 Interest and Applicable Margins.

          (a) US Borrowers shall pay interest to Agent, for the ratable benefit of US Lenders and Canadian Borrower shall pay interest to Canadian Agent, for the ratable benefit of Canadian Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the US Revolving Credit Advances and Canadian Revolving Credit Advances denominated in US Dollars, the US Index Rate plus the Applicable Revolver US Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver

LIBOR Margin per annum, based on the aggregate US Revolving Credit Advances and Canadian Revolving Credit Advances denominated in US Dollars outstanding from time to time; (ii) with respect to the Swing Line Loan, the US Index Rate plus the Applicable Revolver US Index Margin per annum, based on the aggregate Swing Line Loans outstanding from time to time; (iii) with respect to the Canadian Revolving Credit Advances denominated in Canadian Dollars, the Canadian Index Rate plus the Applicable Canadian Index Margin per annum or, at the election of Borrower Representative, the applicable BA Rate plus the Applicable BA Rate Margin per annum, based on the aggregate Canadian Revolving Credit Advances denominated in Canadian Dollars outstanding from time to time,
(iv) with respect to the Term Loan A and the Canadian Term Loan, the US Index Rate plus the Applicable Term Loan A Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum, based on the aggregate Term Loan A and Canadian Term Loan outstanding from time to time; and (v) with respect to the Term Loan B, the US Index Rate plus the Applicable Term Loan B Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan B LIBOR Margin per annum, based on the aggregate Term Loan B outstanding from time to time.

          As of the Closing Date, the Applicable Margins are as follows:


          Applicable Revolver US Index Margin             1.75%

          Applicable Revolver LIBOR Margin                3.75%

          Applicable Canadian Index Margin                1.75%

          Applicable BA Rate Margin                       3.75%

          Applicable Term Loan A Index Margin             1.75%

          Applicable Term Loan A LIBOR Margin             3.75%

          Applicable Term Loan B Index Margin             3.25%

          Applicable Term Loan B LIBOR Margin             5.25%

          Applicable Unused Line Fee Margin               0.50%

          The Applicable Revolver US Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Canadian Index Margin, the Applicable BA Rate Margin, the Applicable Term Loan A Index Margin and the applicable Term Loan A LIBOR Margin (collectively, the "Adjustable Applicable Margins") shall be adjusted (up or down) prospectively on a quarterly basis as determined by Holdings' consolidated financial performance for the immediately preceding four quarters, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of Holdings' quarterly Financial Statements to Lenders for the Fiscal Quarter ending December 31, 2003. Adjustments in the Adjustable Applicable Margins shall be determined by reference to the following grids:

       IF LEVERAGE RATIO IS:                      LEVEL OF
                                                  APPLICABLE MARGINS
       ------------------------------------------ ------------------
       less than 3.00                             Level I
       ------------------------------------------ ------------------
       less than 5.00, but
       greater than or equal to 3.00              Level II
       ------------------------------------------ ------------------
       greater than or equal to 5.00              Level III
       ------------------------------------------ ------------------


------------------------------------- ---------- ----------- ----------
                                      LEVEL I    LEVEL II    LEVEL III

------------------------------------- ---------- ----------- ----------
Applicable Revolver US                1.00%      1.50%       1.75%
Index Margin

Applicable Revolver LIBOR Margin      3.00%      3.50%       3.75%

Applicable Canadian Index Margin      1.00%      1.50%       1.75%

Applicable BA Rate Margin             3.00%      3.50%       3.75%

Applicable Term Loan A Index Margin   1.00%      1.50%       1.75%

Applicable Term Loan A LIBOR Margin   3.00%      3.50%       3.75%


          All adjustments in the Adjustable Applicable Margins after December 31, 2003 shall be implemented quarterly on a prospective basis, on the first day of each calendar month commencing at least 5 days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent, Canadian Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Adjustable Applicable Margins. Failure to deliver such Financial Statements within fifteen (15) days of the date such Financial Statements are required to be delivered shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Adjustable Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Adjustable Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of BA Period or LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent or Canadian Agent, as applicable, on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The US Index Rate and Canadian Index Rate are floating rates determined for each day. Each determination by Agent or Canadian Agent, as applicable, of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

          (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Event of Default with respect to Section 5.12 or Annex C, E, F or G has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, subject to applicable law, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is waived and shall be payable upon demand.

          (e) (i) Borrower Representative shall have the option to (A) request that any US Revolving Credit Advance or any Canadian Revolving Credit Advance denominated in US Dollars be made as a LIBOR Loan, (B) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) denominated in US Dollars from US Index Rate Loans to LIBOR Loans, (C) convert any LIBOR Loan to a US Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (D) continue all or any portion of any Loan (other than the Swing Line Loan) denominated in US Dollars as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued; provided, however, that no Loan or group of Loans shall be made as, converted to, or continued at the end of the LIBOR Period therefor as a LIBOR Loan if any Default or Event of Default has occurred and is continuing. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 1:00 p.m.(New York time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate,
(2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any US Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 1:00 p.m.(New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing), that LIBOR Loan shall be converted to a US Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent and, in the case of Canadian Loans denominated in US Dollars, Canadian Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation-LIBOR Rate") in the form of Exhibit 1.5(e)(i).

          (ii) Borrower Representative shall have the option to (A) request that any Canadian Revolving Credit Advance denominated in Canadian Dollars be made as a BA Rate Loan, (B) convert at any time all or any part of the outstanding Canadian Revolving Loan denominated in Canadian Dollars from Canadian Index Rate Loans to BA Rate Loans, (C) convert any BA Rate Loan to a Canadian Index Rate Loan, subject to payment of BA Rate breakage costs in accordance with Section 1.13(c) if such conversion is made prior to the expiration of the BA Rate Period applicable thereto, or
(D) continue all or any portion of any Canadian Revolving Loan denominated in Canadian Dollars as a BA Rate Loan upon the expiration of the applicable BA Rate Period and the succeeding BA Rate Period of that continued Loan shall commence on the first day after the last day of the BA Rate Period of the Loan to be continued; provided, however, that no Loan shall be made as, converted to, or continued at the expiration of the BA Rate Period therefor as a BA Rate Loan if any Default or Event of Default has occurred and is continuing. Any Loan or group of Loans having the same proposed BA Rate Period to be made or continued as, or converted into, a BA Rate Loan must be in a minimum amount of Cdn. $250,000 and integral multiples of Cdn. $100,000 in excess of such amount. Any such election must be made by 1:00 p.m.(New York time) on the 2nd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the BA Rate, (2) the end of each BA Rate Period with respect to any BA Rate Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Canadian Index Rate Loan to a BA Rate Loan for a BA Rate Period designated by Borrower Representative in such election. If no election is received with respect to a BA Rate Loan by 1:00 p.m.(New York time) on the 2nd Business Day prior to the end of the BA Rate Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing), that BA Rate Loan shall be converted to a Canadian Index Rate Loan at the end of its BA Rate Period. Borrower Representative must make such election by notice to Canadian Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation-BA Rate") in the form of Exhibit 1.5(e)(ii).

          (f) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable with respect to the US Obligations exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, US Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of US Lenders, is equal to the total interest that would have been received had the interest rate payable with respect to the US Obligations been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any US Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a US Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to US Borrowers or as a court of competent jurisdiction may otherwise order.

          (g) If any provision of this Agreement or any of the other Loan Documents would obligate Canadian Borrower to make any payment of interest with respect to the Canadian Obligations or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Canadian Lender of interest with respect to the Canadian Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Canadian Lender of interest with respect to the Canadian Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) first, by reducing the amount or rates of interest required to be paid to the affected Canadian Lender under this Section 1.5; and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Canadian Lender which would constitute interest with respect to the Canadian Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Canadian Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Borrower shall be entitled, by notice in writing to the affected Canadian Lender, to obtain reimbursement from that Canadian Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Canadian Lender to Canadian Borrower. Any amount or rate of interest under the Canadian Obligations referred to in this Section 1.5(g) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date (with reference to the Canadian Obligations) and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Agent shall be conclusive for the purposes of such determination.

          (h) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

          1.6 Eligible Accounts. All of the Accounts owned by each Borrower and reflected in the most recent Borrowing Base Certificates delivered by US Borrowers and Canadian Borrower to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves and Canadian Reserves against Eligible Accounts from time to time in its reasonable credit judgment and Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, in its reasonable credit judgment, subject to the approval of Super-Majority Revolving Lenders in the case of adjustments, new criteria or the elimination of Reserves or Canadian Reserves which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

          (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

          (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) as to which such Borrower is not legally able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or
(iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

          (c) in the event that any defense, counterclaim, setoff or dispute is asserted as to such Account;

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

          (e) with respect to which an invoice (substantially in the form of, and with terms set forth in, the form of invoice used by Borrowers as of the Closing Date or in such other form and with such other terms as are reasonably acceptable to Agent) has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than (A) Liens in favor of Agent, on behalf of itself, Canadian Agent and Lenders, with respect to any Account of a US Borrower or Liens in favor of Canadian Agent, on behalf of itself and Canadian Lenders, with respect to any Account of Canadian Borrower, or (B) with respect to Accounts of the Canadian Borrower, Prior Claims that are unregistered and secure amounts that are not yet due and payable;

          (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

          (h) that is the obligation of an Account Debtor that is the United States or Canadian government (including, without limitation, Her Majesty the Queen in Right of Canada) or a political subdivision thereof, or any state, province, county or municipality or department, agency or instrumentality thereof (i) unless and to the extent, with respect to Accounts owed by Account Debtors that are the United States government or a political subdivision thereof or a state or county thereof, such Accounts in the aggregate do not exceed $250,000 or (ii) unless, with respect to any Account, the Account is assignable by way of security and such Borrower has complied with respect to such obligation with the Federal Assignment of Claims Act of

1940, Financial Administration Act (Canada) or any applicable state, province, county or municipal law restricting assignment thereof;

          (i) that is the obligation of an Account Debtor located in a country other than the United States of America or Canada (except, with respect to Accounts of Account Debtors of US Borrowers, any such foreign Accounts to the extent they do not contribute more than $15,000,000 in the aggregate of availability under the US Borrowing Base), unless payment thereof is assured by a letter of credit assigned and delivered to Agent (with respect to Accounts of US Borrowers) or Canadian Agent (with respect to Accounts of Canadian Borrower), reasonably satisfactory to Agent as to form, amount and issuer;

          (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

          (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the events described in clauses (i), (ii) and (iii) of this subsection; provided further, that if an Account is paid on or before the applicable dates set forth in clause (i) of this subsection it shall not be deemed to be in default:

               (i) the Account is not paid within the earlier of: 60 days following its due date or 120 days following its original invoice date, provided, however, that (A) Accounts generated by Frederick Manufacturing in the months of September through February shall not be deemed ineligible because they are not paid within 120 days following their original invoice date to the extent such Accounts do not contribute more than $3,000,000 in the aggregate of availability under the US Borrowing Base so long as, with respect to any such Account, one-third is due in each of the immediately following April, May and June, (B) Accounts generated by Dixon (x) in the months of September through February shall not be deemed ineligible because they are not paid within 120 days following their original invoice date to the extent such Accounts do not contribute more than $3,500,000 (when aggregated with amounts generated in the months from the immediately preceding March through August as described in clause (y) below) in the aggregate of availability under the US Borrowing Base so long as, with respect to any such Account, one-half is due in each of the immediately following June and July and (y) in the months of March through August shall not be deemed ineligible because they are not paid within 120 days following their original invoice date to the extent such Accounts do not contribute more than $3,500,000 (when aggregated with amounts generated in the months from the immediately preceding September through February as described in clause (x) above) in the aggregate of availability under the US Borrowing Base so long as, with respect to any such Account, amounts are due in full in the immediately following October, and (C) Accounts generated by Blount, Inc.'s Forestry and Industrial Equipment Division shall not be deemed ineligible because they are not paid within 120 days following their original invoice date to the extent such Accounts do not contribute more than $1,000,000 in the aggregate of availability under the US Borrowing Base so long as, with respect to any such Account, amounts are due within 12 months following the invoice date;

               (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due or is otherwise insolvent; or

               (iii) a petition or assignment or an application for an order to stay a proceeding is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any Canadian federal or provincial) receivership, insolvency relief or other Insolvency Laws;

          (m) that is the obligation of an Account Debtor if 50% or more of the US Dollar Amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

          (n) (i) with respect to Accounts of US Borrowers, as to which Agent's Lien thereon, on behalf of itself, Canadian Agent and Lenders or (ii) with respect to Accounts of Canadian Borrower, as to which Canadian Agent's Lien thereon, on behalf of itself and Canadian Lenders, is not a first priority perfected Lien, subject to, in the case of Canadian Borrower, Prior Claims that are unregistered and secure amounts that are not yet due and payable;

          (o) as to which any of the representations or warranties in the Loan Documents are untrue;

          (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

          (q) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates (other than Electrolux and its Affiliates, including, without limitation, the Husqvarna division of Electrolux, and Caterpillar Inc. and its Affiliates) as of any date of determination exceed 10% of all Eligible Accounts or, with respect to Electrolux and its Affiliates or Caterpillar Inc. and its Affiliates, 15% of all Eligible Accounts;

          (r) that is payable in any currency other than US Dollars or, with respect to any Account of Canadian Borrower, Canadian Dollars; or

          (s) that is otherwise unacceptable to Agent in its reasonable credit judgment.

          1.7 Eligible Inventory. All of the Inventory owned by Borrowers and reflected in the most recent Borrowing Base Certificates delivered by US Borrowers and Canadian Borrower to Agent shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves and Canadian Reserves against Eligible Inventory from time to time in its reasonable credit judgment and Agent reserves the right, at any time and from time to time after the Closing Date, to adjust the criteria set forth below and to establish new criteria, in its reasonable credit judgment, subject to the approval of Super-Majority Revolving Lenders in the case of adjustments, new criteria or the elimination of

Reserves or Canadian Reserves which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower that:

          (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory and the rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada)), except (i) with respect to Inventory of a US Borrower, the Liens in favor of Agent, on behalf of itself, Canadian Agent and Lenders, (ii) with respect to Inventory of Canadian Borrower, Liens of Canadian Agent, on behalf of itself and Canadian Lenders, (iii) Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves and Canadian Reserves, as applicable, established by Agent in accordance with
Section 5.9 hereof) and (iv) with respect to Inventory of Canadian Borrower, Prior Claims that are unregistered and secure amounts that are not yet due and payable other than the claims of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada);

          (b) (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent or, in the case of Inventory of Canadian Borrower, Canadian Agent, or
(y) Reserves or Canadian Reserves reasonably satisfactory to Agent have been established with respect thereto or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves or Canadian Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage (or equivalent thereof under applicable law) in favor of a lender other than Agent (with respect to Inventory of a US Borrower) or Canadian Agent (with respect to Inventory of Canadian Borrower) unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or, in the case of property on which Inventory of Canadian Borrower is located, Canadian Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000 or (vii) if owned by Canadian Borrower, is not located in Canada; or (viii) if owned by a US Borrower, is not located in the United States or the Province of Ontario;

          (c) is placed on consignment or is in transit, except, with respect to Inventory of a US Borrower, for Inventory in transit between locations within the United States of US Borrowers as to which Agent's Liens have been perfected at origin and destination or, with respect to Inventory of Canadian Borrower, for Inventory in transit between locations within Canada of Canadian Borrower as to which Canadian Agent's Liens have been perfected at origin and destination;

          (d) is covered by a negotiable document of title, unless (i) with respect to Inventory of a US Borrower, such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent or (ii) with respect to Inventory of Canadian Borrower, such document has been delivered to Canadian Agent with all necessary endorsements, free and clear of all Liens except those in favor of Canadian Agent;

          (e) is obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

          (f) consists of display items or packing or shipping materials or manufacturing supplies;

          (g) is not of a type held for sale in the ordinary course of such Borrower's business;

          (h) is not subject to a first priority Lien in favor of (i) Agent, with respect to Inventory of a US Borrower, or (i) Canadian Agent, with respect to Inventory of Canadian Borrower, subject to Permitted Encumbrances or, in the case of Canadian Borrower, Prior Claims that are unregistered and that secure amounts that are not yet due and payable, other than the claims of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada);

          (i) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

          (j) consists of Hazardous Materials or goods that can be transported or sold only with permits, licenses, approvals or authorizations that are not readily available;

          (k) is not covered by casualty insurance reasonably acceptable to Agent (subject to deductibles reasonably acceptable to Agent); or

          (l) is otherwise unacceptable to Agent in its reasonable credit judgment.

          1.8 Cash Management Systems. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

          1.9 Fees.

          (a) Fee Letter Fees. Blount, Inc. shall pay to GE Capital, individually, the Fees specified in those certain fee letters dated as of the Closing Date among Blount, Inc. and GE Capital (as amended, restated, supplemented or otherwise modified from time to time, collectively, the "GE Capital Fee Letter"), at the times specified for payment therein.

          (b) Unused Line Fees.

               (i) As additional compensation for the A Loan Lenders, US Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate US Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

               (ii) As additional compensation for the Canadian Lenders, Canadian Borrower shall pay to Canadian Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Canadian Borrower's non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Canadian Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Canadian Revolving Loan outstanding during the period for which such Fee is due.

               (iii) As additional compensation for the B Loan Lenders, US Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the termination of the Term Loan B Advance Period and on the Commitment Termination Date if such date occurs prior to the termination of the Term Loan B Advance Period or, otherwise, on the date of termination of the Term Loan B Advance Period, a Fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Term Loan B Commitment and (y) the average for the period of the daily closing balances of the aggregate Term Loan B outstanding during the period for which such Fee is due.

          (c) Prepayment Fees. If US Borrowers pay after acceleration or prepay all or any portion of the Term Loan A or Term Loan B or prepay the US Revolving Loan and reduce or terminate the US Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations or if the Commitments are otherwise terminated (other than mandatory prepayments (I) under Section 1.3(b)(iv), (II) under Section 1.3(b)(ii) from the proceeds of asset sales after the first anniversary of the Closing Date in an amount not to exceed, together with any such prepayments by the Canadian Borrower, $25,000,000 per year, (III) under Section 1.3(b)(ii) from the proceeds of the sale of all of the Stock or substantially all of the assets of Gear or Dixon and (IV) under Section 1.3(b)(ii) from amounts received by Blount, Inc. in connection with the release of funds escrowed in connection with the December 2001 sale of the sporting equipment segment of Blount, Inc.), US Borrowers shall pay to Agent, for the benefit of A Loan Lenders and B Loan Lenders, as applicable, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of (i) the principal amount of the Term Loan A or Term Loan B paid after acceleration or prepaid, and (ii) the amount of the reduction of the US Revolving Loan Commitment. If Canadian Borrower pays after acceleration or prepays all or any portion of the Canadian Term Loan or prepays the Canadian Revolving Loan and reduces or terminate the Canadian Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations or if the Commitments are otherwise terminated (other than mandatory prepayments (I) under Section 1.3(b)(iv), (II) under Section 1.3(b)(ii) from the proceeds of asset sales after the first anniversary of the Closing Date in an amount not to exceed, together with any such prepayments by the US Borrowers, $25,000,000 per year, (III) under
Section 1.3(b)(ii) from the proceeds of the sale of all of the Stock or substantially all of the assets of Gear or Dixon and (IV) under Section 1.3(b)(ii) from amounts received by Blount, Inc. in connection with the release of funds escrowed in connection with the December 2001 sale of the sporting equipment segment of Blount, Inc.), Canadian Borrower shall pay to Canadian Agent, for the benefit of Canadian Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of (i) the principal amount of the Canadian Term Loan paid after acceleration or prepaid, and (ii) the amount of the reduction of the Canadian Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (x) two percent (2.00%), in the case of a prepayment on or prior to the first anniversary of the Closing Date, and
(y) one percent (1.00%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers (A) upon a mandatory prepayment made pursuant to Sections 1.3(b)(i) or 1.16(c); provided that Borrowers do not permanently reduce or terminate the US Revolving Loan Commitment or Canadian Revolving Loan Commitment upon any such prepayment, (B) if the Loans are repaid because of clause (b) of the definition of Commitment Termination Date or (C) if the Loans are refinanced pursuant to a loan facility arranged by GE Capital pursuant to which each A Loan Lender is offered its US Pro Rata Share of any such loan facility to US Borrowers and each Canadian Lender is offered its Canadian Pro Rata Share of any such loan facility to Canadian Borrower.

          (d) US Borrowers shall pay to Agent, for the ratable benefit of A Loan Lenders, the Letter of Credit Fee as provided in Annex B.

          1.10 Receipt of Payments. US Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in US Dollars to the US Collection Account. Canadian Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Canadian Dollars (with respect to principal payments on Canadian Revolving Credit Advances denominated in Canadian Dollars) and, otherwise, in US Dollars, in each case, to the Canadian Collection Account. For purposes of computing interest and Fees and determining US Borrowing Availability and Canadian Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the applicable Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars. For purposes of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted in the Equivalent Amount of US Dollars on the date of calculation, comparison, measurement or determination. If Agent or Canadian Agent receives any payment from or on behalf of any Credit Party in a currency other than the currency in which such Obligation is denominated, Agent or Canadian Agent, as the case may be, may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the currency of the relevant Obligation at the exchange rate that Agent or Canadian Agent, as the case may be, would be prepared to sell the currency in which the relevant Obligation is denominated against the currency received on the Business Day immediately preceding the date of actual payment. The Obligations shall be satisfied only to the extent of the amount actually received by Agent or Canadian Agent, as the case may be, upon such conversion.

          1.11 Application and Allocation of Payments.

          (a) Notwithstanding anything in this Agreement or any other Loan Document to contrary, (A) each US Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each US Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments to the Obligations and (B) Canadian Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and Canadian Borrower hereby irrevocably agrees that Canadian Agent shall have the continuing exclusive right to apply any and all such payments to the Canadian Obligations.

          (b) Agent is authorized to, and at its sole election may (so long as the Requisite Revolving Lenders have not instructed Agent otherwise), charge to the US Revolving Loan balance on behalf of each US Borrower and cause to be paid (i) all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the US Revolving Loan, owing by US Borrowers to US Lenders under this Agreement or any of the other Loan Documents and (ii) amounts necessary to preserve or protect the Collateral, or any portion thereof, or to enhance the likelihood of, or maximize the amount of, repayment of the Obligations if and to the extent US Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed US Borrowing Availability at such time or would cause the balance of the US Revolving Loan and the Swing Line Loan to exceed US Borrowers' US Borrowing Base after giving effect to such charges; provided, however, that, notwithstanding the foregoing, Agent shall not make advances under clause (ii) of this sentence in excess of 10% of the US Borrowing Base unless Requisite Lenders consent to such advances. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the US Revolving Loan hereunder. Canadian Agent is authorized to, and at its sole election may (so long as the Requisite Revolving Lenders have not instructed Canadian Agent otherwise), charge to the Canadian Revolving Loan balance on behalf of Canadian Borrower and cause to be paid (i) all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Canadian Revolving Loan, owing by Canadian Borrower to Canadian Lenders under this Agreement or any of the other Loan Documents and (ii) amounts necessary to preserve or protect the Collateral, or any portion thereof, or to enhance the likelihood of, or maximize the amount of, repayment of the Canadian Obligations if and to the extent Canadian Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Canadian Borrowing Availability at such time or would cause the balance of the Canadian Revolving Loan to exceed Canadian Borrower's Canadian Borrowing Base after giving effect to such charges; provided, however, that, notwithstanding the foregoing, Canadian Agent shall not make advances under clause (ii) of this sentence in excess of 10% of the Canadian Borrowing Base unless Requisite Lenders consent to such advances. At Canadian Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Canadian Revolving Loan hereunder.

          1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "US Loan Account") on its books to record: all US Revolving Credit Advances, Swing Line Advances, Letters of Credit, the Term Loan A and the Term Loan B, all payments made by US Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations (other than Canadian Obligations). Canadian Agent shall maintain a loan account (the "Canadian Loan Account") on its books to record: all Canadian Revolving Credit Advances and the Canadian Term Loan, all payments made by Canadian Borrower, and all other debits and credits as provided in this Agreement with respect to the Canadian Obligations. All entries in the US Loan Account and the Canadian Loan Account shall be made in accordance with Agent's or Canadian Agent's, as the case may be, customary accounting practices as in effect from time to time. The balance in the US Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and US Lenders by each US Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any US Borrower's duty to pay the Obligations. The balance in the Canadian Loan Account, as recorded on Canadian Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Canadian Agent and Canadian Lenders by Canadian Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Canadian Borrower's duty to pay the Obligations. Each of the Agent and the Canadian Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the US Loans and the Canadian Loans setting forth the balance of the US Loan Account and the Canadian Loan Account for the immediately preceding month. Unless Borrower Representative notifies Agent, in the case of the US Loan Account, or Canadian Agent, in the case of the Canadian Loan Account, in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on the applicable Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the applicable Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the applicable Loan Account as evidence of the amount of the applicable Obligations from time to time owing to it. Regardless of whether any Note or Notes are issued, each US Borrower promises to pay the Obligations as and when due and Canadian Borrower promises to pay the Canadian Obligations as and when due.

          1.13 Indemnity.

          (a) Each US Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Canadian Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives, and each Canadian Credit Party that is signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Canadian Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct; provided further, that the foregoing indemnification by the Canadian Credit Parties shall not include a Guaranty of the US Loans or interest or fees thereon and any such Guaranty is hereby specifically excluded therefrom. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then, (1) with respect to any US Loan, US Borrowers and (2) with respect to any Canadian Loan, Canadian Borrower shall indemnify and hold harmless each affected Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

          (c) To induce Canadian Lenders to provide the BA Rate option on the terms provided herein, if (i) any BA Rate Loans are repaid in whole or in part prior to the last day of any applicable BA Rate Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Canadian Borrower shall default in payment when due of the principal amount of or interest on any BA Rate Loan; (iii) Canadian Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, BA Rate Loans after Borrower Representative has given notice requesting the same in accordance herewith; or
(iv) Canadian Borrower shall fail to make any prepayment of a BA Rate Loan after Borrower Representative has given a notice thereof in accordance herewith, then, Canadian Borrower shall indemnify and hold harmless each affected Canadian Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Canadian Lender under this subsection, each Canadian Lender shall be deemed to have actually funded its relevant BA Rate Loan through the purchase of a deposit bearing interest at the BA Rate in an amount equal to the amount of that BA Rate Loan and having a maturity comparable to the relevant BA Rate Period; provided, that each Canadian Lender may fund each of its BA Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Canadian Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(c), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

          1.14 Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon one Business Day's prior notice as frequently as Agent or Canadian Agent reasonably determines to be appropriate: (a) provide Agent, Canadian Agent and any of their respective officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral,
(b) permit Agent, Canadian Agent and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, Canadian Agent and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. Notwithstanding the foregoing or anything else herein or any other Loan Document to the contrary, if a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent or Canadian Agent, each such Credit Party shall provide such access to Agent, Canadian Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall use reasonable efforts to provide Agent, Canadian Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent, Canadian Agent and their counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent or Canadian Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent or Canadian Agent, as any one of them may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent and Canadian Agent will give Lenders at least 5 days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's and Canadian Agent's representatives on regularly scheduled audits at no charge to Borrowers.

          1.15 Taxes.

          (a) Any and all payments by each Credit Party hereunder (including any payments made pursuant to Section 12) or under the Notes or under any other Loan Document shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 1.15) Agent, Canadian Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such withholdings and deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Within 30 days after the date of any such payment of Taxes, Borrower Representative shall furnish to Agent or, with respect to payments made by Canadian Borrower, Canadian Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, each Credit Party agrees to pay any present or future stamp, recording or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under this Agreement or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents and any other agreements and instruments contemplated hereby or thereby ("Other Taxes"). Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 1.15, it shall notify Borrowers thereof.

          (c) Each US Credit Party that is a signatory hereto shall jointly and severally indemnify and, within 10 days of demand therefor, pay Agent and each US Lender for the full amount of Taxes and Other Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such US Lender on or with respect to any payment by or on account of any obligation of the U.S. Credit Parties hereunder, as appropriate, and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Each Canadian Credit Party that is a signatory hereto shall jointly and severally indemnify and, within 10 days of demand therefor, pay Canadian Agent and each Canadian Lender for the full amount of Taxes and Other Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Canadian Agent or such Canadian Lender on or with respect to any payment by or on account of any obligation of the Canadian Parties hereunder, as appropriate, and any liability, interest and expense arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (d) Each US Lender, and the successors and assignees of such US Lender, organized under the laws of a jurisdiction outside of the United States ("Foreign US Lender"), and each Canadian Lender, and the successors and assignees of such Canadian Lender, organized under the laws of a jurisdiction outside of Canada ("Foreign Canadian Lender") (each Foreign US Lender and each Foreign Canadian Lender shall hereafter be referred to as, a "Foreign Lender") to whom payments to be made under this Agreement or under the Notes may be exempt from, or eligible for a reduced rate of, United States or Canadian withholding tax (as applicable) under the law of the jurisdiction in which the relevant Borrower is located or under any tax treaty to which such jurisdiction is a party shall, at the time or times prescribed by applicable law, provide to Borrower Representative (with a copy to Agent or Canadian Agent, as applicable) either (i) in the case of a Foreign US Lender a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States or
(b) in the case of a Foreign Canadian Lender, any applicable form, certificate or document, in each case certifying as to such Foreign Lender's entitlement to such exemption or reduction in rate (a "Certificate of Exemption").

          (e) If any of Agent, Canadian Agent or any Lender, as applicable, determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 1.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 1.15 with respect to the Taxes giving rise to such refund), net all out-of-pocket expenses of such Agent, Canadian Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).

          1.16 Capital Adequacy; Increased Costs; Illegality.

          (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then US Borrowers, in the case of a US Lender, and Canadian Borrower, in the case of a Canadian Lender, shall from time to time upon demand by such Lender (with a copy of such demand to Agent, in the case of a US Lender, or Canadian Agent, in the case of a Canadian Lender) pay to Agent, in the case of a US Lender, or Canadian Agent, in the case of a Canadian Lender, for the account of such Lender, additional amounts sufficient to compensate such Lender for such rate of return reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent or

Canadian Agent, as applicable, shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then US Borrowers, in the case of a US Lender, and Canadian Borrower, in the case of a Canadian Lender, shall from time to time, upon demand by such Lender (with a copy of such demand to Agent, in the case of a US Lender, or Canadian Agent, in the case of a Canadian Lender), pay to Agent, in the case of a US Lender, or Canadian Agent, in the case of a Canadian Lender for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent or Canadian Agent, as applicable, by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, in the case of a US Lender, or Canadian Agent, in the case of a Canadian Lender, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each US Borrower, in the case of LIBOR Loans that are US Loans, and Canadian Borrower, in the case of LIBOR Loans that are Canadian Loans, shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrowers to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrowers, within 5 Business Days after the delivery of such notice and demand, converts all LIBOR Loans into US Index Rate Loans.

          (d) Within 15 days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.15(c), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent, in the case of a US Lender, or Canadian Agent, in the case of a Canadian Lender, and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, with respect to a US Lender, or Canadian Agent, with respect to a Canadian Lender, may obtain, at Borrowers' expense, a replacement

Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent, in the case of a US Lender, or Canadian Agent, in the case of a Canadian Lender. If Borrowers obtain a Replacement Lender within 90 days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within 90 days thereafter, Borrowers' rights under this Section 1.16(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

          1.17 Single Loan. All Loans to US Borrowers and all of the other Obligations of US Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of US Borrowers secured, until the Termination Date, by all of the US Collateral. All Loans to Canadian Borrower and all of the other Obligations of Canadian Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Canadian Borrower secured, until the Termination Date, by all of the Canadian Collateral of Canadian Borrower.

2.   CONDITIONS PRECEDENT

          2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent, Canadian Agent and
Lenders:

          (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent, Canadian Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

          (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations (other than letters of credit referred to in clause
(ii) below and contingent indemnification obligations that by their terms survive termination of the Prior Credit Agreement) will be repaid in full from the proceeds of the Loans advanced on the Closing Date and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrowers and Prior Lender.

          (c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

          (d) Opening Availability. The Eligible Accounts and Eligible Inventory supporting the initial US Revolving Credit Advance, the initial Letter of Credit Obligations and the Canadian Revolving Credit Advance incurred and the amount of the Reserves and Canadian Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Excess Availability, after giving effect to the initial US Revolving Credit Advance made to each US Borrower, the incurrence of any initial Letter of Credit Obligations, the initial Canadian Revolving Credit Advance made to Canadian Borrower and the consummation of the Related Transactions of at least $20,000,000.

          (e) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent and Canadian Agent for all fees, costs and expenses of closing presented as of the Closing Date in accordance with the GE Capital Fee Letter and this Agreement.

          (f) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

          (g) Due Diligence. Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit, with results reasonably satisfactory to Agent.

          2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect (with respect to any representation or warranty that is not otherwise qualified as to materiality, in any material respect) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement;

          (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof;

          (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation); or

          (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the US Revolving Loan would exceed the lesser of the US Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan, or (ii) the outstanding principal amount of the Canadian Revolving Loan would exceed the lesser of the Canadian Borrowing Base and the Canadian Maximum Amount.

The request and acceptance by any Borrower of the proceeds of any Advance or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the provisions set forth in Section 12 and of the granting and continuance of Agent's, Collateral Agent's and Canadian Agent' Liens pursuant to the Collateral Documents. The extension of credit by any Lender after the occurrence of any Default or Event of Default shall not result in a waiver of such Default or Event of Default.

3.   REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent, Canadian Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

          3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities which could, in the aggregate, reasonably be expected to result in a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own and operate in all material respects its properties, to lease the property it operates under lease and to conduct its business in all material respects as now, heretofore and proposed to be conducted and has the requisite power and authority and the legal right to pledge, mortgage, hypothecate or otherwise encumber the Collateral; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter, constating documents and bylaws or partnership or operating agreement, as applicable; and
(f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office, principal place of business, domicile (within the meaning of the Quebec Civil
Code) and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), and, except as set forth on such schedule, none of such locations has changed within the 12 months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number and organizational identification number, if any, of each Credit Party.

          3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, constating documents, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) after giving effect to the repayment of the Prior Lender Obligations, do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, Collateral Agent or Canadian Agent, as applicable, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date pursuant to Section 2.1(c). Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

          3.4 Financial Statements and Projections. Except for the Projections and the Fair Salable Balance Sheet, all Financial Statements concerning Holdings and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

               (i) The audited consolidated balance sheets at December 31, 2001 and 2002 and the related statements of income and cash flows of Holdings and its Subsidiaries for the Fiscal Years then ended, certified by Pricewaterhouse Coopers LLP.

               (ii) The unaudited balance sheet(s) at February 28, 2003 and the related statement(s) of income and cash flows of Holdings and its Subsidiaries for the Fiscal Month then ended.

          (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Holdings giving pro forma effect to the Related Transactions, was based on the unaudited consolidated balance sheets of Holdings and its Subsidiaries dated February 28, 2003, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

          (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Holdings in light of the past operations of their businesses, but including future payments of known contingent liabilities reflected on the Fair Salable Balance Sheet, and reflect projections for the three year period beginning on January 1, 2003 on a quarter-by-quarter basis for the first year and on a year-by-year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

          (d) Fair Salable Balance Sheet. The Fair Salable Balance Sheet delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(d)) was prepared by Holdings on the same basis as the Pro Forma, except that Holdings' and Subsidiaries' assets are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of Holdings and its Subsidiaries stated at the reasonably estimated present values thereof.

          3.5 Material Adverse Effect. Between December 31, 2002 and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 2002 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Except as set forth in the title insurance policies accepted by Agent or Canadian Agent, as applicable, each Credit Party owns good and marketable fee simple title to all of its material owned Real Estate (including, without limitation, the Mortgaged Properties), and valid and marketable leasehold interests in all of its material leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent and, with respect to Real Estate leased by any Canadian Credit Party, Canadian Agent. Disclosure

Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Except as set forth in the title insurance policies accepted by Agent or Canadian Agent, as applicable, with respect to each of the Mortgages and, with respect to personal property not included in the US Borrowing Base or the Canadian Borrowing Base, immaterial defects in title, each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its material personal property and assets (including, without limitation, all Eligible Accounts and Eligible Inventory). As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Except as set forth in Disclosure Schedule (3.6) or in the title insurance policies accepted by Agent or Canadian Agent, as applicable, with respect to each of the Mortgages, each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

          3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material respects with the Fair Labor Standards Act and each other federal, state, provincial, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party and each Credit Party has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of Canadian and, if applicable, Quebec pension plans, Canadian employment insurance and employee income taxes; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements (or, with respect to employment agreements for employees who are not executive officers, copies of the templates for such employment agreements) described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board or any other applicable labor relations board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

          3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date is permitted by Section 6.3. None of the Credit Parties other than Borrowers has any assets (except Stock of their Subsidiaries) or, except as set forth on Disclosure Schedule (6.3), any Indebtedness or Guaranteed Indebtedness (except the Obligations).

          3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other United States or Canadian federal, provincial or state statute or law that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission or any other securities regulation authority or securities exchange.

          3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

          3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Taxes have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Taxes or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable United States and Canadian federal, state, provincial, local laws and all applicable foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date (i) those taxable years (A) for which any Credit Party has received notice, in writing, that such Credit Party's tax returns were to be audited, and (B) for which tax returns are, as of the Closing Date, being audited by the IRS, CCRA or any other applicable Governmental Authority, (ii) any assessments or threatened assessments in connection with such audit, and (iii) those taxable years the tax returns for which are otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS, CCRA or any other domestic or foreign Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes. Except as set forth on Disclosure Schedule (3.11), none of the Credit Parties or any of their respective predecessors are liable for any Taxes: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a) or any comparable provision of the ITA, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

          3.12 ERISA, Canadian Pension and Benefit Plans.

          (a) Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status, except for qualification failures which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23, except for such failures which, in the aggregate, could not reasonably be likely to result in a Material Adverse Effect. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except for contributions and amounts due which, in the aggregate, do not exceed $500,000. As of the Closing Date, no Lien has been imposed against any Credit Party or ERISA Affiliate under Section 412 of the IRC or Section 302 or 4068 of ERISA. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC, except for prohibited transactions or excise taxes which, in the aggregate, could not reasonably be likely to result in a Material Adverse Effect.

          (b) Except as set forth in Disclosure Schedule (3.12) or as could not reasonably be likely to result in a Material Adverse Effect: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur;
(iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

          (c) Disclosure Schedule (3.12) lists all Canadian Benefit Plans and Canadian Pension Plans. All Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which any Credit Party is obligated to contribute by statute) and Canadian Pension Plans adopted by any Credit Party have been made available to Agent and Canadian Agent. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of any Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). No Canadian Credit Party employs any employees outside of Canada.

          3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"),
(a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that , if so determined, could be reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that could reasonably be likely to result in damages in excess of $1,000,000 (net of insurance coverages for such damages) or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

          3.14 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Design, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

          3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent, Canadian Agent, or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, Collateral Agent and Canadian Agent pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

          3.17 Environmental Matters.

          (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and except for such contamination that would not result in Environmental Liabilities that could reasonably be expected to exceed $2,500,000; (ii) no Credit Party has caused to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate for such Release that would not result in Environmental Liabilities that could reasonably be expected to exceed $2,500,000; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $2,500,000; (iv) the Credit Parties (A) have obtained, (B) possess as valid, uncontested and in good standing, and (C) are in compliance with all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain, possess or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $2,500,000; (v) to the knowledge of any Credit Party, no Credit Party is involved in operations nor are there any facts, circumstances or conditions, including any Releases of Hazardous Materials, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations, any of which are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $2,500,000; (vi) there is no Litigation arising under or related to any Environmental Laws or Environmental Permits or otherwise relating to

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the release of or exposure to Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $1,000,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party;
(vii) no written notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes or Canadian federal or provincial statutes; and
(viii) to the Credit Parties' knowledge, the Credit Parties have provided to Agent and, with respect to Real Estate located in Canada, Canadian Agent copies of all existing Phase I or Phase II environmental reports or their equivalent, corrective action work plans or reports, on the most recent environmental compliance audits, in each case relating to and in the possession of any Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that neither Agent nor Canadian Agent (i) is now, or has ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

          3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

          3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

          3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement in excess of $100,000 with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727), the Financial Administration Act (Canada) or any similar United States or Canadian state, provincial or local law.

          3.21 Customer and Trade Relations. As of the Closing Date, except as disclosed on Disclosure Schedule (3.21), there exists no actual or, to the actual knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party or the business relationship of any Credit Party with any supplier material to its operations.

          3.22 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent, Canadian Agent or their counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit

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


Party and involving transactions in excess of $5,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $1,000,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

          3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; (c) the Refinancing and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, Holdings and its Subsidiaries are and will be Solvent.

          3.24 Status of Holdings. Prior to the Closing Date, Holdings will not have engaged in any business other than holding the Stock of Blount, Inc. and the issuance of securities to its shareholders or, except as disclosed on Disclosure Schedule (6.3) incurred any Indebtedness or any other liabilities (except in connection with its corporate formation, the Related Transactions Documents and this Agreement).

          3.25 Subordinated Debt. As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Existing Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). The subordination provisions of the Existing Subordinated Notes are enforceable against the holders of the Existing Subordinated Notes by Agent, Canadian Agent and Lenders. All Obligations, including the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Existing Subordinated Notes. Borrowers acknowledge that Agent, Canadian Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Existing Subordinated Notes and this Section 3.25.

          3.26 Senior Debt. Credit Parties hereby represent and warrant to Agent, Canadian Agent and Lenders, and hereby declare that, the Obligations constitute "Senior Debt" and "Designated Senior Debt" under the Existing Subordinated Notes Documents and that this Agreement constitutes the "New Credit Facilities" under the Existing Subordinated Notes Documents.

4.   FINANCIAL STATEMENTS AND INFORMATION

          4.1 Reports and Notices.

          (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent, Canadian Agent

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


or to Agent, Canadian Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

          (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent and Canadian Agent or to Agent, Canadian Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

          4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes (a) each of Agent and Canadian Agent and, together with Agent or Canadian Agent, any Lender and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with such Credit Party's independent certified or chartered public accountants, including Pricewaterhouse Coopers LLP, and authorizes and, at Agent's or Canadian Agent's request, such Credit Party shall instruct those accountants and advisors to disclose and make available to Agent, Canadian Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party; provided, however, that Agent or Canadian Agent, as applicable, will endeavor to notify Borrowers of any communication with such accountants at any time that no Default or Event of Default exists.

5.   AFFIRMATIVE COVENANTS

          Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

          5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1) or in such other trade names as shall be disclosed to Agent in writing from time to time.

          5.2 Payment of Charges.

          (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges (other than charges in an aggregate amount not to exceed $500,000 the non-payment of which could not reasonably be expected to result in a Material Adverse Effect) payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social

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


security, Canadian employment insurance employee withholdings and employer premiums, Canadian and Quebec pension plan employee withholdings, employer contributions and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and
(iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent and Canadian Agent evidence reasonably acceptable to Agent and Canadian Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met; and (v) Agent and Canadian Agent have not advised Borrowers in writing that Agent and Canadian Agent reasonably believe that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

          5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

          5.4 Insurance; Damage to or Destruction of Collateral.

          (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent and, with respect to Canadian Credit Parties, Canadian Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent, with respect to US Credit Parties, or Canadian Agent, with respect to Canadian Credit Parties) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent and, with respect to the Canadian Credit Parties, Canadian Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent, with respect to any US Credit Parties, or Canadian Agent, with respect to any Canadian Credit Parties, may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent or Canadian Agent, as applicable, deems advisable. Neither Agent nor Canadian Agent shall have any obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, neither Agent nor Canadian Agent shall be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys'

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


fees, court costs and other charges related thereto, shall be payable on demand by US Borrowers to Agent, with respect to amounts owed to Agent, or by Canadian Borrower to Canadian Agent, with respect to amounts owed to Canadian Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b) Agent and, with respect to any Canadian Credit Party, Canadian Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's or Canadian Agent's opinion, adequately protect Agent's, Canadian Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent or Canadian Agent, each Credit Party shall deliver to Agent or Canadian Agent, as applicable, from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent or Canadian Agent, as applicable, with respect to its insurance policies.

          (c) Each Credit Party shall deliver to Agent, with respect to US Credit Parties, or Canadian Agent, with respect to Canadian Credit Parties, in form and substance reasonably satisfactory to Agent and Canadian Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent or Canadian Agent, as applicable, as loss payee and, with respect to Canadian Credit Parties, containing the standard mortgage clause approved by the Insurance Bureau of Canada, and (ii) all general liability and other liability policies naming Agent or Canadian Agent, as applicable, as additional insured. Each US Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) and each Canadian Credit Party irrevocably makes, constitutes and appoints Canadian Agent (and all officers, employees or agents designated by Canadian Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $2,000,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Neither Agent nor Canadian Agent shall have any duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent and Canadian Agent of any loss, damage, or destruction to the Collateral in the amount of $2,000,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent and Canadian Agent in the collection or handling thereof, Agent and Canadian Agent may, at their option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d) or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $10,000,000 in the aggregate or, to the extent that the proceeds from a sale of such assets would have been deemed Excluded Proceeds had such assets been disposed of prior to the loss, Agent and Canadian Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 365 days of such casualty, Agent and Canadian Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds that are to be made available to US Borrowers to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the US Revolving Loan (which application shall not result in a permanent reduction of the US Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the US Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds that are to be made available to Canadian Borrower to replace, repair, restore or rebuild the Canadian Collateral shall be applied by Canadian Agent to reduce the outstanding principal balance of the Canadian Revolving Loan (which application shall not result in a permanent reduction of the Canadian Revolving Loan Commitment) and upon such application, Agent shall establish a Canadian Reserve against the Canadian Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, (A) with respect to insurance proceeds of US Credit Parties, such funds shall be made available to US Borrowers or other US Credit Parties, as applicable, to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a US Revolving Credit Advance to be made to US Borrowers or a release from the cash collateral account to be made to US Credit Parties in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, A Loan Lenders shall make such US Revolving Credit Advance or, so long as no Default or Event of Default has occurred and is continuing, Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the US Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such US Revolving Credit Advance or (B) with respect to insurance proceeds of Canadian Credit Parties, such funds shall be made available to Canadian Borrower or other Canadian Credit Parties, as applicable, to provide funds to replace, repair, restore or rebuild the Canadian Collateral as follows: (i) Borrower Representative shall request a Canadian Revolving Credit Advance to be made to Canadian Borrower or a release from the cash collateral account to be made to Canadian Credit Parties in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Canadian Lenders shall make such Canadian Revolving Credit Advance or, so long as no Default or Event of Default has occurred and is continuing, Canadian Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Canadian Revolving Loan, the Canadian Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Canadian Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).

          5.5 Compliance with Laws. (a) Each Credit Party shall comply with all United Stated and Canadian federal, state, provincial and local laws, regulations and decrees and all foreign laws, regulations and decrees, in each case, applicable to it, including those relating to ERISA, employment and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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


          (b) For each existing Canadian Pension Plan, each Credit Party shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws. For each Canadian Pension Plan hereafter adopted by any Credit Party which is required to be registered under the ITA or any other applicable laws, such Credit Party shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is registered under the ITA and such other applicable laws. For each existing Canadian Pension Plan and Canadian Benefit Plan hereafter adopted, each Credit Party shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor. Each Credit Party shall deliver to Canadian Agent if requested by Requisite Lenders, promptly after the filing thereof by any Credit Party with any applicable Governmental Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan; promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and notification within 30 days of any increases having a cost to any Credit Party in excess of $250,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which such Credit Party was not previously contributing.

          5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made prior to the second anniversary of the Closing Date or more than once during the term of this Agreement, in each case, absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

          5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

          5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; provided, that no Credit Party shall be required to undertake such actions to the extent that its obligations to do so are being contested in good faith and by proper proceedings and adequate reserves therefor have been established in accordance with GAAP; (c) notify Agent and, with respect to violations by any Canadian Credit Party, Canadian Agent, promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits, or any Release on, at, in, under, above, to, from or about any Real Estate, that is reasonably likely to result in Environmental Liabilities in excess of $250,000; and (d) promptly forward to Agent and, with respect to any Canadian Credit Party, Canadian Agent a copy of any written order, notice, request for information or any other written communication or report received by such Credit Party in connection with any violation or Release which is the subject of subpart 5.8(c) above, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation or Release. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, is in breach of Section 3.17 or Section 5.8 and could reasonably be expected to have a Material Adverse Effect, then (i) the relevant Credit Party shall, upon Agent's written request, cause the performance of such environmental audits including reasonable subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent and (ii) if, upon Agent's reasonable request, the relevant Credit Party shall fail to take reasonable steps to commence such audits within 30 days of such request the relevant Credit Party shall permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing reasonably appropriate, including subsurface sampling of soil and groundwater; provided, that (x) Agent use a reputable environmental consulting firm reasonably acceptable to the Credit Party, (y) such firm carry appropriate levels of insurance and (z) such audit not unreasonably interfere with the Credit Party's operations. Borrowers shall reimburse Agent for the reasonable costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

          5.9 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent or, with respect to Real Estate of a Canadian Credit Party, Canadian Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the US Borrowing Base or the Canadian Borrowing Base, as applicable, or be subject to such Reserves or Canadian Reserves, as applicable, as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the US Borrowing Base or Canadian Borrowing Base of Eligible Inventory at that location or the establishment of Reserves or Canadian Reserves acceptable to Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its material obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent or, with respect to Real Estate of a Canadian Credit Party, Canadian Agent a mortgage, debenture or deed of trust granting Agent or Canadian Agent, as applicable, a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent or Canadian Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent or Canadian Agent, as applicable.

          5.10 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent or Canadian Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent or Canadian Agent, as applicable, such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent or Canadian Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

          5.11 Canadian Pension and Benefit Plans. (a) For each existing Canadian Pension Plan of any Credit Party, such Credit Party shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

          (b) For each Canadian Pension Plan hereafter adopted by any Credit Party that is required to be registered under the ITA or any other applicable laws, that Credit Party shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

          (c) For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan of any Credit Party, such Credit Party shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration

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


obligations) required to be performed in connection with such plan and the funding media therefor.

          (d) Each Credit Party shall deliver to Agent and Canadian Agent if requested by Agent or Canadian Agent, promptly after the filing thereof by such Credit Party with any applicable Governmental Authority, (i) copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan of such Credit Party; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that such Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan of such Credit Party; and (iii) notification within 30 days of any increases having a cost to such Credit Party in excess of $250,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which such Credit Party was not previously contributing.

          5.12 Minimum Excess Availability. Borrowers shall at all times maintain Excess Availability of at least $5,000,000.

          5.13 New Subsidiaries. At the time of the formation of any Subsidiary of any Credit Party or a Subsidiary of any Credit Party pursuant to
Section 6.1(a), Credit Parties, or any of them, as appropriate, shall (a) cause each such new United States domestic Subsidiary and each such new Canadian Subsidiary to join this Agreement by providing to Agent a joinder agreement in the form of Exhibit 5.13 hereto (a "Credit Agreement Joinder Agreement"), (b) cause each such new United States domestic Subsidiary to deliver to Agent a supplement to the US Guaranty, a supplement to the US Security Agreement, a supplement to the Shared Pledge Agreement, a supplement to the Collateral Agency Agreement and such other security documents (including, without limitation, any mortgage, deed to secure debt or deed of trust where such Subsidiary owns real property) requested by Agent in its discretion, together with appropriate UCC-1 financing statements, all in form and substance satisfactory to Agent, (c) cause each such new Canadian Subsidiary to deliver to Agent a Canadian Guaranty substantially in the form of the Canadian Guaranty dated as of the Closing Date, a Canadian Security Agreement substantially in the form of the Canadian Security Agreement dated as of the Closing Date and such other security documents (including, without limitation, any mortgage, debenture or deed of trust where such new Subsidiary owns real property) requested by Agent or Canadian Agent in its discretion, together with appropriate filings of financing statements under the PPSA or other applicable personal property or movable property registries, all in form and substance satisfactory to Agent and Canadian Agent, (d) with respect to all new Subsidiaries that are owned in whole or in part by a US Credit Party, provide to Agent a supplement to the Shared Pledge Agreement or such other Pledge Agreements, in each case, providing for the pledge of the direct and beneficial interests in such new Subsidiary (or, in the case of the pledge of a direct Foreign Subsidiary or Canadian Subsidiary, 65% of all of the Stock of such Subsidiary) as shall be requested by Agent, together with appropriate certificates and powers or financing statements under the Uniform Commercial Code or PPSA or other applicable personal property or movable property registries or other documents necessary for to perfect such pledge, in form and substance satisfactory to Agent, and (e) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation

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


referred to above. Upon execution and delivery of a Credit Agreement Joinder Agreement by each new United States domestic Subsidiary or Canadian Subsidiary, such Subsidiary shall become a Credit Party hereunder with the same force and effect as if originally named as a Credit Party herein. The execution and delivery of any Credit Agreement Joinder Agreement shall not require the consent of any Credit Party or Lender hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any Credit Party hereunder. Any document, agreement or instrument executed or issued pursuant to this Section
5.13 shall be a "Loan Document" for purposes of this Agreement.

6.   NEGATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties and their respective Subsidiaries that from and after the date hereof until the Termination Date:

          6.1 Mergers, Subsidiaries, Etc. No Credit Party shall, or shall permit any Subsidiary to, directly or indirectly, by operation of law or otherwise,

          (a) form or acquire any Subsidiary after the Closing Date; provided, however, that Credit Parties and their Subsidiaries may form new Subsidiaries after the Closing Date so long as (i) no Default or Event of Default has occurred and is continuing, (ii) each Foreign Subsidiary is at least 80% (or, with respect to an investment pursuant to Section 6.2(h), at least 50%) owned by a US Credit Party, (iii) each United States domestic Subsidiary is wholly owned by a US Credit Party, (iv) each Canadian Subsidiary is wholly owned by a Canadian Credit Party, (v) contemporaneously with the formation of any such new Subsidiary, Credit Parties and each new Subsidiary, as applicable, comply with the provisions of Section 5.13; or

          (b) merge with, consolidate with, amalgamate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that (i) any US Credit Party (other than Holdings) may merge into a US Borrower and any US Credit Party that is not a US Borrower or Holdings may merge into another US Credit Party that is not a US Borrower or Holdings, provided that Borrower Representative shall be the survivor of any such merger to which it is a party and, in the event of a merger between a US Credit Party that is not a US Borrower and a US Borrower, such US Borrower shall be the survivor of any such merger, (ii) any Canadian Credit Party may amalgamate with Canadian Borrower and any Canadian Credit Party that is not Canadian Borrower may amalgamate with another Canadian Credit Party that is not Canadian Borrower and (iii) any Foreign Subsidiary may merge into another Foreign Subsidiary; provided, however, that Representative Borrower shall provide Agent with 30 days prior written notice of such merger under this clause (iii) and Credit Parties shall deliver to Agent on the date of consummation of any such merger any additional pledge agreements or amendments to the Pledge Agreements as shall be reasonably requested by Agent in connection with such merger. Notwithstanding the foregoing, any Borrower (or Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to one or more Borrowers), may acquire all or substantially all of the assets of any Person (the "Target") (in each case, a "Permitted Acquisition") subject to the satisfaction of each of the following conditions:

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


               (i) Agent shall receive at least 20 Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

               (ii) such Permitted Acquisition by Holdings or a US Borrower shall only involve assets located in the United States or such Permitted Acquisition by Canadian Borrower shall only involve assets located in Canada and, in each case, such Permitted Acquisition shall comprise a business, or those assets of a business, of a type reasonably related to the type engaged in by Borrowers as of the Closing Date, and which business would not subject Agent, Canadian Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

               (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

               (iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Credit Parties and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder and (B) ordinary course trade payables, accrued expenses and unsecured or secured Indebtedness of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition;

               (v) except with respect to the Outdoor Products Acquisition, the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrowers and Target) shall not exceed $5,000,000 in the aggregate during any year plus the amount of Stock issued by Holdings to any seller in connection with, and as the purchase price or portion of the purchase price for, any Permitted Acquisition and $10,000,000 in the aggregate during the term of this Agreement plus the amount of Stock issued by Holdings to any seller in connection with, and as the purchase price or portion of the purchase price for, any Permitted Acquisition, and the portion thereof allocable to goodwill and intangible assets for each such Permitted Acquisition shall not exceed 20% of the total purchase price for such acquisition;

               (vi) except with respect to the Outdoor Products Acquisition, the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within 60 days prior to the date of consummation of such Permitted Acquisition;

               (vii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

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


               (viii) at or prior to the closing of any Permitted Acquisition, Agent, in the case of an acquisition by a US Credit Party, or Canadian Agent, in the case of an acquisition by Canadian Borrower, will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto, and Credit Parties shall have executed such documents and taken such actions as may be required by Agent and Canadian Agent in connection therewith;

               (ix) Concurrently with delivery of the notice referred to in clause (i) above, Borrowers shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

                    (1) a pro forma consolidated balance sheet, income statement and cash flow statement of Holdings and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis, Holdings and its Subsidiaries would have had a ratio of Funded Debt to EBITDA not in excess of 8.0 to 1.0 for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period), (y) average daily Excess Availability for the 90-day period preceding the consummation of such Permitted Acquisition would have exceeded $13,500,000 (or with respect to an acquisition for which the purchase price therefor is paid solely in stock issued by Holdings to any seller or the Outdoor Products Acquisition, $8,500,000) on a pro forma basis (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Excess Availability of $13,500,000 shall continue for at least 90 days after the consummation of such Permitted Acquisition, and (z) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrowers would have been in compliance with the financial covenants set forth in Annex G for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                    (2) updated versions of the most recently delivered Projections covering the 1-year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and

                    (3) a certificate of the chief financial officer of Holdings and each Borrower to the effect that: (w) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against Holdings and each other Subsidiary of Holdings) will be Solvent upon the consummation of the Permitted Acquisition; (x) the

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


Acquisition Pro Forma fairly presents the financial condition of Holdings and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Holdings and its Subsidiaries subsequent to the date thereof based upon the historical performance of Holdings and its Subsidiaries and the Target and show that Holdings and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in Annex G for the 3-year period thereafter; and
(z) Holdings and Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent, Canadian Agent and Lenders;

               (x) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent including those specified in the last sentence of Section 5.9; and

               (xi) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

          Notwithstanding the foregoing, the Accounts and Inventory of the Target shall not be included in Eligible Accounts and Eligible Inventory until Agent has completed its due diligence with respect to such Accounts and Inventory of the Target to determine whether or to what extent such Accounts and Inventory of the Target constitute Eligible Accounts or Eligible Inventory.

          6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall, or shall permit any Subsidiary of a Credit Party to, make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that:

          (a) Borrowers and Foreign Subsidiaries may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower or Foreign Subsidiary, as applicable, pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers and Foreign Subsidiaries does not exceed $1,000,000;

          (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date;

          (c) Borrowers may make minority investments in an aggregate amount with respect to all such investments not to exceed $250,000 in a Person that is a corporation or limited liability company, subject to the following conditions:

               (i) Agent shall have received at least 20 Business Day's prior written notice of such proposed investment;

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


               (ii) such corporation or limited liability company shall be formed under the laws of the United States or Canada or any state or province thereof and its assets shall be located in the United States or Canada and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date;

               (iii) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Credit Parties after giving effect to such investment, except Loans made hereunder and no Credit Party shall have any obligation to make additional investments in such corporation or limited liability company after its initial investment therein;

               (iv) the corporation or limited liability company shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the investment, as determined based upon the corporation or limited liability company's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within 60 days prior to the date of consummation of such investment;

               (v) at or prior to the closing of any such investment, to the extent not prohibited by the corporate or limited liability company documents, Agent, in the case of an investment by a US Credit Party, or Canadian Agent, in the case of an investment by a Canadian Credit Party, will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in Credit Parties' interest in such corporation or limited liability company and Credit Parties shall have executed such documents and taken such actions as may be required by Agent and Canadian Agent in connection therewith;

               (vi) on or prior to the date of such investment, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the articles of incorporation or formation, by-laws or operating agreement and related agreements and instruments, and all opinions, certificates and other documents reasonably requested by Agent; and

               (vii) at the time of such investment and after giving effect thereto, no Default or Event of Default has occurred and is continuing;

          (d) Foreign Subsidiaries (other than Foreign Subsidiaries operating in Brazil) and, so long as Agent or Canadian Agent has not delivered an Activation Notice, Borrowers may make investments, subject to Control Letters, with respect to investments of any US Credit Party, in favor of Agent or, with respect to any investments of a Canadian Credit Party, in favor of the Canadian Agent or otherwise subject to a perfected security interest in favor of Agent or Canadian Agent, as applicable, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or Canada or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America or Canada, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a

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


senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks, (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above and (vi) money market funds that invest substantially in one or more of the investments described in clauses (i) through (iv) above;

          (e) in the case of Foreign Subsidiaries operating in Brazil, Investments made in the ordinary course of business in export notes in Dollars issued by a Brazilian commercial bank with maturities of one year or less from the date of acquisition thereof (or, if export notes are not available, certificates of deposit issued by a Brazilian commercial bank with maturities of one year or less from the date of acquisition thereof and denominated in Brazilian reals swapped for Dollars pursuant to a hedge agreement permitted hereunder);

          (f) investments (other than those relating to the incurrence of Indebtedness) (i) by any US Credit Party in another US Credit Party, (ii) by any Canadian Credit Party in another Canadian Credit Party, (iii) not exceeding, together with any Indebtedness under Section 6.3(a)(x), $5,000,000 in the aggregate by Credit Parties in Foreign Subsidiaries, and (iv) by any Foreign Subsidiary in another Foreign Subsidiary;

          (g) investments existing as of the Closing Date in the amount of $5,300,000 in the aggregate and additional investments in an amount not to exceed $100,000 in the aggregate made in connection with (i) deferred compensation trust arrangements existing, and as in effect, on the Closing Date and (ii) officer's life insurance obtained in the ordinary course of business;

          (h) Within 18 months of the Closing Date, Borrowers may invest up to $10,000,000 in the aggregate in a foreign company that is engaged in the same or a substantially similar line of business as the outdoor products operations of Credit Parties other than Dixon and that is at least 50% owned by a US Credit Party directly, so long as no Default or Event of Default exists at the time of such investment or would be caused thereby, average daily Excess Availability for the 90-day period preceding such investment would have exceeded $8,500,000 on a pro forma basis (after giving effect to such investment and all Loans funded in connection therewith as if made on the first day of such period) and US Credit Parties pledge to Agent the lesser of all of their Stock in such company or 65% of all of the Stock of such company; and

          (i) other investments not exceeding $2,500,000 in the aggregate at any time outstanding.

          6.3 Indebtedness.

          (a) No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, create, incur, assume or permit to exist any Indebtedness, except (without duplication):

               (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c),

               (ii) the Loans and the other Obligations,

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


               (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law,

               (iv) the Existing Senior Notes and any refinancing thereof contemplated by clause (b) of the definition of Commitment Termination Date,

               (v) other existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent, Canadian Agent or any Lender, as determined by Agent or, with respect to a refinancing of Indebtedness of a Canadian Credit Party, Canadian Agent, than the terms of the Indebtedness being refinanced, amended or modified,

               (vi) Indebtedness specifically permitted under Section 6.1,

               (vii) Indebtedness specifically permitted under Section 6.6,

               (viii) Indebtedness specifically permitted under Section 6.17,

               (ix) Indebtedness consisting of intercompany loans and advances made by any Credit Party to any other Credit Party; provided, that: (A) each Credit Party shall have executed and delivered to each other Credit Party, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Credit Party to such other Credit Parties which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and, with respect to any Canadian Credit Party, Canadian Agent, and shall be pledged and delivered to
(x) Agent (in the case of any note held by a US Credit Party) pursuant to the applicable Collateral Documents as additional collateral security for the Obligations or (y) Canadian Agent (in the case of any note held by a Canadian Credit Party) pursuant to the applicable Collateral Documents as additional collateral security for the Canadian Obligations; (B) each Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent and, with respect to any Canadian Credit Party, Canadian Agent; (C) the obligations of each Credit Party under any such Intercompany Notes shall be subordinated to the Obligations of such Credit Party hereunder in a manner reasonably satisfactory to Agent and, with respect to any Canadian Credit Party, Canadian Agent; (D) at the time any such intercompany loan or advance is made by any Credit Party to any other Credit Party and after giving effect thereto, each such Credit Party shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (F) the amount of any such intercompany Indebtedness owed by US Credit Parties to a Canadian Credit Party shall not exceed $5,000,000 at any time outstanding,

               (x) Indebtedness of Foreign Subsidiaries owed to Credit Parties in an aggregate amount, together with investments under Section 6.2(f)(iii), not to exceed $5,000,000 at any time outstanding,

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               (xi) Other Indebtedness of Foreign Subsidiaries in an amount not to exceed $7,500,000 at any time outstanding, and

               (xii) Other unsecured Indebtedness (including, without limitation, repurchase obligations arising in connection with financing provided by certain financial institutions to certain dealers with respect to inventory purchased by such dealers from Credit Parties) in an aggregate amount not to exceed $20,000,000 at any time outstanding; provided, however, that any such other unsecured Indebtedness of Foreign Subsidiaries and Canadian Credit Parties shall not exceed $10,000,000 in the aggregate at any time outstanding.

               (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of, or permit any Subsidiary to, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of, any Indebtedness, other than:

               (i) the Obligations;

               (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c);

               (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv);

               (iv) Indebtedness permitted by Section 6.3(a)(v) upon any refinancing thereof in accordance with Section 6.3(a)(v);

               (v) so long as no Default or Event of Default has occurred or would be caused thereby, after giving effect to such payment Excess Availability is at least $8,500,000 and the timing of such payment shall be set at dates that permit the delivery of Financial Statements necessary to determine current compliance with the Financial Covenants prior to each such payment, in addition to any refinancing permitted under clause (iii) or (iv) above, prepayments of the Existing Senior Notes and the Existing Subordinated Notes (the aggregate cash amount of such prepayments not to exceed the aggregate amount of Permitted Proceeds),

               (vi) other Indebtedness (excluding Subordinated Debt, the Lehman Convertible Debt and the Existing Senior Notes) in an aggregate amount not to exceed $1,000,000, and

               (vii) as otherwise permitted in Section 6.14.

          6.4 Employee Loans and Affiliate Transactions.

          (a) No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length

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transaction with a Person not an Affiliate of such Credit Party. In addition, if any Credit Party enters into a new type of material transaction with an Affiliate after the Closing Date, it shall disclose such transaction in advance to Agent, Canadian Agent and Lenders. All such material transactions (other than inventory sales in the ordinary course of business) existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

          (b) No Credit Party shall, or shall permit any Subsidiary of a Credit Party to, enter into any lending or borrowing transaction with any employees of any Credit Party or any such Subsidiaries, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $500,000 in the aggregate at any one time outstanding.

          6.5 Capital Structure and Business. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect,
(b) except for mergers or amalgamations among Credit Parties or such Subsidiaries, as applicable, specifically permitted under Section 6.1, make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock (except Excluded Stock Issuances), warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that Holdings may issue or sell shares of its Stock for cash so long as (i) the proceeds thereof are applied in prepayment of the Obligations as required by Section 1.3(b)(iii), and (ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter, constating documents or bylaws in a manner that would adversely affect Agent, Canadian Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

          6.6 Guaranteed Indebtedness. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party or such Subsidiary, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired, and (c) for Guaranteed Indebtedness permitted under Section 6.3(a)(v) or Section 6.3(a)(xii) with respect to repurchase obligations arising in connection with financing provided by certain financial institutions to certain dealers with respect to inventory purchased by such dealers from Credit Parties.

          6.7 Liens. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for, without duplication:

          (a) Permitted Encumbrances;

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          (b) Liens in existence on the date hereof and summarized on
Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property and any refinancing of the Existing Senior Notes shall not be secured by the Shared Collateral or otherwise;

          (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $2,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 30 days following such purchase and does not exceed 100% of the purchase price of the subject assets); and

          (d) Liens securing Indebtedness permitted under Section 6.3(a)(xi) to the extent such Liens are solely on property of the issuer of such Indebtedness.

In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, after the date hereof that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

          6.8 Sale of Stock and Assets. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory, license of Intellectual Property or the use of cash or cash equivalents, in each case, in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by a Credit Party or any Foreign Subsidiary of Equipment or Fixtures that are obsolete or no longer used or useful in such Credit Party's or such Foreign Subsidiary's business; (c) the sale of all of the Stock or substantially all of the assets of Gear or Dixon so long as (i) no Default or Event of Default exists or would be caused thereby and at least 80% of the purchase price therefor is paid in cash at the time of such sale or by the surrender for cancellation of Existing Senior Notes or existing Subordinated Notes or (ii) Requisite Lenders otherwise consent to such sale;
(d) other assets having a value not exceeding $500,000 in the aggregate in any Fiscal Year; and (e) leases and subleases of Real Estate not materially interfering with the ordinary conduct of business of the applicable Credit Parties and otherwise consented to by Agent which consent will not be unreasonably withheld. With respect to any disposition of assets or other properties permitted pursuant to clauses (b), (c) or (d) above, subject to
Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements, PPSA financing change statements and other releases as are reasonably requested by Borrowers.

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          6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA
Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA other than a Lien under Section 412 of the IRC or Section 302 of ERISA that is permitted under clause (q) of the definition of Permitted Encumbrances or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

          6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

          6.11 Hazardous Materials. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

          6.12 Sale-Leasebacks. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

          6.13 Cancellation of Indebtedness. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

          6.14 Restricted Payments. No Credit Party shall, or shall permit any Subsidiary of a Credit Party to, make any Restricted Payment, except (a) intercompany loans and advances between Credit Parties to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of any Credit Party paid to a Credit Party or a Subsidiary of a Credit Party, (c) employee loans permitted under Section 6.4(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3; (e) prepayments under the Existing Subordinated Notes specifically permitted under Section 6.3(b)(v), (f) scheduled cash payments of interest with respect to Subordinated Debt, provided, that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to clause (f) above, and (ii) with respect to any Subordinated Debt created after the Closing Date, the timing of the Restricted Payments referred to in clause (f) above shall be set at dates that permit the delivery of Financial Statements necessary to determine current compliance with the Financial Covenants prior to each such payment (g) scheduled payments of interest payable in kind in respect of the Lehman Convertible Debt or dividends payable in kind in respect of the Lehman Preferred Stock, and (h) usual and customary underwriter, financial advisory or similar transaction fees meeting the requirements of Section 6.4(a) payable to LBMB II or its Affiliates.

          6.15 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, (a) change its name, corporate name or trade name as it appears in official filings in the state, province, county or

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other jurisdiction of its existence, incorporation or other organization (b)
change its chief executive office, registered office pursuant to its constituent documents, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state, province, county or other jurisdiction of existence, incorporation or organization, in each case without at least 30 days prior written notice to Agent and Canadian Agent and after Agent's and Canadian Agent's written acknowledgment that any reasonable action requested by Agent or Canadian Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent or Canadian Agent, as applicable, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States (with respect to each US Credit Party) or Canada (with respect to each Canadian Credit Party). Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing, financing change or continuation statement or other applicable perfection filing made in connection herewith or with any other Loan Document seriously misleading within the meaning of
Section 9-402(7) of the Code or materially misleading within the meaning of any other applicable law except upon prior written notice to Agent, Canadian Agent and Lenders and after Agent's and Canadian Agent's written acknowledgment that any reasonable action requested by Agent or Canadian Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent or Canadian Agent, as applicable, in any Collateral, has been completed or taken. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, change its Fiscal Year.

          6.16 No Impairment of Intercompany Transfers. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

          6.17 No Speculative Transactions. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

          6.18 Changes Relating to Subordinated Debt; Material Contracts.

          (a) No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (i) increase the interest rate on such Subordinated Debt;
(ii) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (iv) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment

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of such Subordinated Debt; (vi) change or amend any subordination terms with respect thereto, including, without limitation, with respect to the Existing Subordinated Notes Indenture, Article 10 and Section 11.02 thereof; or (vii) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party or any such Subsidiary thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

          (b) No Credit Party shall change or amend the terms of the Existing Senior Notes Documents (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (i) increase the interest rate under the Existing Senior Notes; (ii) change the dates upon which payments of principal or interest are due under the Existing Senior Notes other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to Existing Senior Notes Documents; (iv) change the redemption or prepayment provisions under the Existing Senior Notes other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) except pursuant to the terms of the Collateral Agency Agreement, grant any security or collateral to secure payment of the Existing Senior Notes; or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of the Existing Senior Notes in a manner adverse to any Credit Party, Agent, Collateral Agent or any Lender.

7.   TERM

          7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

          7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent, the Canadian Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent, Canadian Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

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          (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent, Canadian Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within 10 days following Agent's or Canadian Agent's demand for such reimbursement or payment of expenses.

          (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a), 5.5(b), 5.12 or 6, or any of the provisions set forth in Annexes C or G, respectively.

          (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for 5 Business Days or more.

          (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 30 days or more from the date any Credit Party knew or should have known of such failure or neglect.

          (e) A default or breach occurs under any other agreement, document or instrument (including, without limitation, the Existing Senior Notes Documents and the Existing Subordinated Notes Documents) to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (A) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $2,500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (B) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $2,500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $250,000 in the aggregate in any Borrowing Base Certificate), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party or any Foreign Subsidiary with a fair market value of $2,500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, interim receiver, receiver and manager, trustee, custodian, liquidator, administrator, sheriff, bailiff or assignee for the benefit of creditors of any Credit Party or any such Foreign Subsidiary and such condition continues for 30 days or more.

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          (h) An involuntary case or proceeding (including the filing of any notice of intention thereof) is commenced against any Credit Party or any Foreign Subsidiary that is an operating company seeking a decree or order in respect of such Credit Party or such Foreign Subsidiary (i) under any Insolvency Law, or any other applicable federal, state or foreign bankruptcy or other similar law or any incorporation law, (ii) appointing a custodian, receiver, interim receiver, receiver and manager, custodian, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or such Foreign Subsidiary or for any substantial part of any such Credit Party's or such Foreign Subsidiary's assets, or (iii) ordering the winding-up, dissolution, suspension of general operations or liquidation of the affairs of such Credit Party or such Foreign Subsidiary, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

          (i) Any Credit Party or Foreign Subsidiary that is an operating company (i) files a petition seeking relief under any Insolvency Law, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings referred to in Section 8.1(h) thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or such Foreign Subsidiary or for any substantial part of any such Credit Party's or such Foreign Subsidiary's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing or described under Section 8.1(h); or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

          (j) A final judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party or other Person party to a Loan Document shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (l) Any Change of Control occurs.

          (m) Any Material Adverse Effect occurs.

          8.2 Remedies.

          (a) To the extent permitted under Section 1.5(d), if any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall) or

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Agent may direct Canadian Agent to (and at the written request of Requisite
Lenders Canadian Agent shall), without notice except as otherwise expressly provided herein, increase the rates of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall) or Agent may direct Canadian Agent to (and at the written request of Requisite Lenders Canadian Agent shall), without notice: (i) terminate the Commitments to make additional Advances or incur additional Letter of Credit Obligations (but A Loan Lenders and Canadian Lenders may cease funding advances under the US Revolving Loan Commitment and the Canadian Revolving Loan Commitment on any date that any of the conditions precedent set forth in Section 2.2 are not satisfied, whether or not Agent terminates any of the Commitments); (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iii) exercise all rights and remedies under the Loan Documents, applicable laws of the United States or any state thereof, and applicable laws of Canada or any province thereof, including, without limitation, all remedies provided under the Code, the PPSA and any other applicable law of any jurisdiction; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Commitments to make additional Advances or incur additional Letter of Credit Obligations shall be immediately terminated and all of the Obligations, including the Loans, shall become immediately due and payable without declaration, notice or demand by any Person. Notwithstanding anything herein or in the Canadian Mortgage to the contrary, for so long as GE Capital Canada is Canadian Agent or a Lender, Canadian Agent shall not foreclose or take title to any Real Estate covered by the Canadian Mortgage unless GE Capital and GE Capital Canada shall have consented to such action. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, and if the Requisite Lenders shall not have otherwise instructed Agent to deliver Activation Notices under Annex C and to enforce Credit Parties' covenants under Annex C, at the request of Requisite Revolving Lenders, Agent shall, or shall cause Canadian Agent to, as applicable, without notice, deliver Activation Notices under Annex C and enforce Credit Parties' covenants under Annex C.

          (c) Notwithstanding the foregoing, (i) in the event an Event of Default under Section 8.1(a) (a "Payment Default") occurs and is not waived or cured within 90 days following the date of the occurrence of such Event of Default and, with respect to which Requisite Lenders have not otherwise instructed Agent or Canadian Agent, as applicable, to accelerate the Obligations and diligently commence realization on the Collateral, at least two Lenders of any Class (with respect to which such Payment Default has arisen) holding 50.1% or more of all of the unutilized Commitments and Loans of such Class may direct Agent or Canadian Agent, as applicable, to accelerate the Obligations and to diligently commence realization on the Collateral and upon such direction Agent shall promptly accelerate the Obligations and diligently commence realization on the Collateral, and (ii) in the event an Event of Default under Section 8.1(b) occurs as a result of a breach of a covenant under Section (b) or (c) of Annex G or an Event of Default under
Section 8.1(c) occurs as a result of a breach of a covenant under Section (a),
(b) or (d) of Annex E, such Event of Default is not waived within 120 days following the occurrence of such Event of Default and Requisite Lenders have not otherwise instructed Agent

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or Canadian Agent, as applicable, to accelerate the Obligations and diligently commence realization on the Collateral, at least two Lenders holding 50.1% or more of the unutilized Commitments and Loans of any Class may direct Agent or Canadian Agent, as applicable, to accelerate the Obligations and to diligently commence realization on the Collateral and upon such direction Agent shall promptly accelerate the Obligations and diligently commence realization on the Collateral; provided, however, that a vote by GE Capital, GE Capital Canada or any Affiliate thereof with respect to any matter shall count as one vote for purposes of determining whether there are at least two votes in the Class consisting of A Loan Lenders and Canadian Lenders and, if there is only one Lender in a Class, only the vote of such Lender shall be required or, if there are only two Lenders in a Class, only the vote of the Lender in such Class that has the highest percentage of unutilized Commitments and Loans in such Class shall be required.

          8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement, each Credit Party waives, to the fullest extent permitted by law, (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or Canadian Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent or Canadian Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's or Canadian Agent's taking possession or control of, or to Agent's or Canadian Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent or Canadian Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws. Each Credit Party acknowledges that in the event such Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Agent, the Canadian Agent and the Lenders; therefore, such Credit Party agrees, except as otherwise provided in this Agreement or by applicable law, that the Agent, the Canadian Agent and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT AND CANADIAN AGENT

          9.1 Assignment and Participations.

          (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee and which consent shall not be required with respect to any assignment to an Affiliate of a Lender or another existing Lender) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form

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and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, result in the assignee Lender having Commitments in an amount at least equal to $5,000,000 and result in the assigning Lender having retained Commitments in an amount at least equal to $5,000,000 (unless such sale is of all of such assigning Lender's Commitments); (iv) include a payment to Agent of an assignment fee of $3,500; provided, however, that an assignment fee shall not be required with respect to any assignment by a Lender to an Affiliate of such Lender; (v) assignments of the US Revolving Loan Commitment and the Term Loan A Commitment and Term Loan A must be made on a pro rata basis, (vi) assignments of the Canadian Revolving Loan Commitment and the Canadian Term Loan must be made on a pro rata basis, and (vii) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of US Borrowers to the assignee that becomes a US Lender, or Canadian Borrower to an assignee that becomes a Canadian Lender, and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such US Lender's US Pro Rata Share or such Canadian Lender's Canadian Pro Rata Share of the applicable Commitment. In the event Agent, Canadian Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent, Canadian Agent or any such Lender shall so notify the applicable Borrowers and such Borrowers shall, upon the request of Agent, Canadian Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any US Lender may at any time pledge the Obligations held by it and such US Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any US Lender that is an investment fund may assign the Obligations held by it and such US Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such US Lender from such US Lender's obligations hereunder or under any other Loan Document.

          (b) (i) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (A) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (B) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (C) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). (ii) Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct

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obligation of Borrowers to the participant and the participant shall be considered to be a "Lender"; provided, however, that a participant shall not be entitled to receive any greater payment under Section 1.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant. A participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section
1.15 unless Borrower Representative is notified of the participation sold to such participant and the participant agrees, for the benefit of Borrowers, to comply with the provisions of Section 1.15(d). Except as set forth in the first sentence of this clause (ii) no Borrower or Credit Party shall have any obligation or duty to any participant. None of Agent, Collateral Agent or any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent or Collateral Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent or Collateral Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

          (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

          (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans or BA Rate Loans under Section 1.16(c), or withholding taxes in accordance with
Section 1.15(a).

          (g) Notwithstanding anything to the contrary contained herein, any US Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and US Borrowers, the option to provide to US Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated

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to make to US Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, US Borrowers and Agent and without paying any processing fee therefor assign all or a portion of its interests in any US Loans to the Granting Lender or to any financial institutions (consented to by US Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of US Loans and (ii) disclose on a confidential basis any non-public information relating to its US Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the US Lender of record hereunder.

          9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all US Lenders and Canadian Agent with respect to the administration of Loans made to US Borrowers and to act as agent and, with respect to the Shared Collateral, Collateral Agent on behalf of all Lenders and Canadian Agent with respect to Collateral of US Credit Parties under this Agreement and the other Loan Documents. GE Capital Canada is hereby appointed to act as Canadian Agent on behalf of all Canadian Lenders with respect to the administration of all Loans made to Canadian Borrower and with respect to all Collateral of Canadian Credit Parties under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent, Canadian Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and Canadian Agent shall act solely as agent of Canadian Lenders and neither Agent nor Canadian Agent assumes or shall be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Neither Agent nor Canadian Agent shall have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent and Canadian Agent shall be mechanical and administrative in nature and neither Agent nor Canadian Agent shall have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, neither Agent nor Canadian Agent shall have any duty to disclose, nor shall it be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital, GE Capital Canada or any of their Affiliates in any capacity. None of Agent, Canadian Agent or any of their Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document,

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or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          If Agent or Canadian Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Super-Majority Revolving Lenders, all affected Lenders or, with respect to the matters set forth in Section 8.2(c), the Lenders required under Section 8.2(c) with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent or Canadian Agent, as the case may be, shall be entitled to refrain from such act or taking such action unless and until Agent or Canadian Agent, as the case may be, shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Super-Majority Revolving Lenders, all affected Lenders or, with respect to the matters set forth in
Section 8.2(c), the Lenders required under Section 8.2(c), as the case may be, and neither Agent nor Canadian Agent shall incur liability to any Person by reason of so refraining. Each of Agent and Canadian Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent or Canadian Agent, as the case may be, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent or Canadian Agent, as the case may be, expose Agent or Canadian Agent to Environmental Liabilities or (c) if Agent or Canadian Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent or Canadian Agent as a result of Agent or Canadian Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Super-Majority Revolving Lenders, all affected Lenders or, with respect to the matters set forth in Section 8.2(c), the Lenders required under Section 8.2(c), as applicable.

          Without limiting any of the foregoing provisions in favor of Agent or Canadian Agent, for the purposes of holding any security granted by any Credit Party pursuant to the laws of the Province of Quebec, including any deed of hypothec, debenture, bond or other title of indebtedness and debenture or bond pledge agreements, Canadian Agent is hereby appointed to act as the Person holding an irrevocable power of attorney (fonde de pouvoir) pursuant to article 2692 of the Civil Code of Quebec to act on behalf of each present and future Lender. By executing an Assignment Agreement, each future Lender shall be deemed to ratify the power of attorney (fonde de pouvoir) granted herein. Canadian Agent agrees to act in such capacity. Each party hereto agrees that, notwithstanding Section 32 of an Act respecting the Special Powers of Legal Persons (Quebec), Canadian Agent may, as the Person holding the power of attorney of Lenders, acquire and or be the pledgee of any debentures, bonds or other titles of indebtedness secured by any hypothec granted by any Credit Party to the Canadian Agent pursuant to the laws of the Province of Quebec.

          9.3 Agent's and Canadian Agent's Reliance, Etc. None of Agent, Canadian Agent or any of their Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of Agent and Canadian Agent: (a) may treat the payee of any Note as the holder

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thereof until Agent or Canadian Agent, as the case may be, receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent or Canadian Agent, as applicable; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall be entitled to delegate any of its duties hereunder to one or more sub-agents.

          9.4 GE Capital, GE Capital Canada and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. With respect to its Commitments hereunder, GE Capital Canada shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Canadian Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital Canada in its individual capacity. GE Capital, GE Capital Canada and their Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and GE Capital Canada were not Canadian Agent and without any duty to account therefor to Lenders. GE Capital, GE Capital Canada and their Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital and GE Capital Canada, as Lenders, holding disproportionate interests in the Loans and GE Capital as Agent and GE Capital Canada as Collateral Agent.

          9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent, Canadian Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent, Canadian Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders

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holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          9.6 Indemnification. Lenders agree to indemnify Agent and Canadian Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrowers hereunder), ratably according to their respective commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent or Canadian Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent or Canadian Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's or Canadian Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent and Canadian Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent and Canadian Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent or Canadian Agent is not reimbursed for such expenses by Credit Parties.

          9.7 Successor Agent.

          (a) Agent may resign at any time by giving not less than 30 days' prior written notice thereof to Lenders and Borrower Representative and, at any time that GE Capital is no longer a holder of any Loans or Commitments, Requisite Lenders may remove Agent at any time by giving not less than 30 days' prior written notice thereof to Agent, Lenders and Borrower Representative. Upon any such resignation or removal, Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation or Requisite Lenders' giving notice of removal, then the resigning or removed Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a US Lender, if a US Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent or Requisite Lenders' giving notice of removal, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment

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as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation or the removed Agent's removal, the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such Agent shall continue. After any Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

          (b) Canadian Agent may resign at any time by giving not less than 30 days' prior written notice thereof to Canadian Lenders and Borrower Representative and, at any time that GE Capital Canada is no longer a holder of any Loans or Commitments, Requisite Lenders may remove Canadian Agent at any time by giving not less than 30 days' prior written notice thereof to the Agent, Canadian Agent, Lenders and Borrower Representative. Upon any such resignation or removal, Requisite Lenders shall have the right to appoint a successor Canadian Agent. If no successor Canadian Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Canadian Agent's giving notice of resignation or Requisite Lenders' giving notice of removal, then the resigning or removed Canadian Agent may, on behalf of Canadian Lenders, appoint a successor Canadian Agent, which shall be a Canadian Lender, if a Canadian Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the Canada or a province thereof and has a combined capital and surplus of at least $300,000,000. If no successor Canadian Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Canadian Agent or Requisite Lenders' giving notice of removal, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Canadian Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Canadian Agent as provided above. Any successor Canadian Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Canadian Agent hereunder by a successor Canadian Agent, such successor Canadian Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Canadian Agent. Upon the earlier of the acceptance of any appointment as Canadian Agent hereunder by a successor Canadian Agent or the effective date of the resigning Canadian Agent's resignation or the removed Canadian Agent's removal, the resigning or removed Canadian Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such Canadian Agent shall continue. After any Canadian Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Canadian Agent under this Agreement and the other Loan Documents.

          9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit

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Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrowers or Guarantors (regardless of whether such balances are then due to Borrowers or Guarantors) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrowers or Guarantors against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with any agreement among the Lenders (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each US Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its US Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of the Obligations owed to it and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, (i) if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest and (ii) any amount received hereunder from a Canadian Credit Party shall only be used to reduce the Canadian Obligations and not the US Obligations.

          9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

          (a) Advances; Payments.

               (i) A Loan Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify A Loan Lenders, promptly after receipt of a Notice of US Revolving Credit Advance and in any event prior to 2:00 p.m. (New York time) on the date such Notice of US Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each A Loan Lender shall make the amount of such Lender's US Pro Rata Share of such US Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of a US Index Rate Loan, and not later than 12:00 noon (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested US Revolving Credit Advance to the US Borrower designated by Borrower Representative in the Notice of US Revolving Credit Advance. Canadian Agent shall notify Canadian Lenders, promptly after receipt of a Notice of Canadian Revolving Credit Advance and

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in any event prior to 2:00 p.m. (New York time) on the date such Notice of
Canadian Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission. Each Canadian Lender shall make the amount of such Lender's Canadian Pro Rata Share of such Canadian Revolving Credit Advance available to Canadian Agent in same day funds by wire transfer to Canadian Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of a Canadian Index Rate Loan or a US Index Rate Loan, and not later than 12:00 noon (New York time) on the requested funding date, in the case of a LIBOR Loan or a BA Rate Loan. After receipt of such wire transfers (or, in the Canadian Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Canadian Agent shall make the requested Canadian Revolving Credit Advance to Canadian Borrower. Agent shall notify B Loan Lenders, promptly after receipt of a Notice of Term Loan B Advance and in any event prior to 2:00 p.m. (New York time) on the date such Notice of Term Loan B Advance is received by telecopy, telephone or other similar form of transmission. Each B Loan Lender shall make the amount of such Lender's US Pro Rata Share of such Advance under the Term Loan B Commitment available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of a US Index Rate Loan, and not later than 12:00 noon (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Advance under the Term Loan B Commitment to the US Borrower designated by Borrower Representative in the Notice of Term Loan B Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) On the 2nd Business Day of each calendar week or more frequently at Agent's or Canadian Agent's election (each, a "Settlement Date"), Agent shall advise each US Lender and Canadian Agent shall advise each Canadian Lender by telephone, or telecopy of the amount of such Lender's Applicable Pro Rata Share of principal, interest and Fees paid for the benefit of US Lenders, with respect to the US Obligations, or Canadian Lenders, with respect to the Canadian Obligations. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each US Lender such Lender's US Pro Rata Share of principal, interest and Fees paid by US Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it and Canadian Agent shall pay to each Canadian Lender such Lender's Canadian Pro Rata Share of principal, interest and Fees paid by Canadian Borrower since the previous Settlement Date for the benefit of such Lenders on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, with respect to any Non-Funding Lender that is a US Lender, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's US Pro Rata Share of all payments received from US Borrowers and, with respect to any Non-Funding Lender that is a Canadian Lender, Canadian Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Canadian Pro Rata Share of all payments received from Canadian Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

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          (b) Availability of Lender's Pro Rata Share. Agent may assume that each US Lender will make its US Pro Rata Share of each US Loan available to Agent on each funding date unless Agent has received prior written notice from such Lender that it does not intend to make its US Pro Rata Share of a US Loan because all or any of the conditions set forth in Section 2.2 have not been satisfied. If such US Pro Rata Share is not, in fact, paid to Agent by such US Lender when due, Agent will be entitled to recover such amount on demand from such US Lender without setoff, counterclaim or deduction of any kind. If any US Lender fails to pay the amount of its US Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and US Borrowers shall immediately repay such amount to Agent. Canadian Agent may assume that each Canadian Lender will make its Canadian Pro Rata Share of each Canadian Loan available to Canadian Agent on each funding date unless Canadian Agent has received written notice from such Lender that it does not intend to make its Canadian Pro Rata Share of a Canadian Loan because all or any of the conditions set forth in Section 2.2 have not been satisfied. If such Canadian Pro Rata Share is not, in fact, paid to Canadian Agent by such Canadian Lender when due, Canadian Agent will be entitled to recover such amount on demand from such Canadian Lender without setoff, counterclaim or deduction of any kind. If any Canadian Lender fails to pay the amount of its Canadian Pro Rata Share forthwith upon Canadian Agent's demand, Canadian Agent shall promptly notify Borrower Representative and Canadian Borrower shall immediately repay such amount to Canadian Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent or Canadian Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. Unless Agent has received prior written notice from a US Lender that it does not intend to make its US Pro Rata Share of each US Loan available to Agent because all or any of the conditions set forth in Section 2.2 have not been satisfied, to the extent that Agent advances funds to any US Borrower on behalf of such US Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by such US Lender. Unless Canadian Agent has received prior written notice from a Canadian Lender that it does not intend to make its Canadian Pro Rata Share of each Canadian Loan available to Canadian Agent because all or any of the conditions set forth in Section 2.2 have not been satisfied, to the extent that Canadian Agent advances funds to Canadian Borrower on behalf of any Canadian Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Canadian Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Canadian Lender.

          (c) Return of Payments.

               (i) If Agent pays an amount to a US Lender or Canadian Agent pays an amount to a Canadian Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from US Borrowers, in the case of the US Obligations, or Canadian Agent from Canadian Borrower, in the case of the Canadian Obligations, and such related payment is not received by Agent or Canadian Agent, as applicable, then Agent or Canadian Agent, as applicable, will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

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               (ii) If Agent or Canadian Agent determines at any time that any amount received by Agent or Canadian Agent, as the case may be, under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent or Canadian Agent, as applicable, will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent or Canadian Agent, as applicable, on demand any portion of such amount that Agent or Canadian Agent, as applicable, has distributed to such Lender, together with interest at such rate, if any, as Agent or Canadian Agent, as applicable, is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but none of any Other Lender, Agent or Canadian Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender", "A Loan Lender", "B Loan Lender" or "Canadian Lender" (or be included in the calculation of "Requisite Lenders", "Requisite Revolving Lenders" or "Super-Majority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender that is a US Lender, and each such Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement. At Borrower Representative's request, Canadian Agent or a Person reasonably acceptable to Canadian Agent shall have the right with Canadian Agent's consent and in Canadian Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender that is a Canadian Lender, and each such Non-Funding Lender agrees that it shall, at Canadian Agent's request, sell and assign to Canadian Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Dissemination of Information. Agent or Canadian Agent shall use reasonable efforts to provide the applicable Lenders under the Obligations being administered by such agent with any notice of Default or Event of Default received by it from, or delivered by it to, any Credit Party, with notice of any Event of Default of which it has actually become aware and with notice of any action taken by it following any Event of Default; provided, that neither Agent nor Canadian Agent shall be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's or Canadian Agent's gross negligence or willful

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misconduct. Lenders acknowledge that Borrowers are required to provide
Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that neither Agent nor Canadian Agent shall have any duty to provide the same to Lenders.

          (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent, Canadian Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent, Canadian Agent or Requisite Lenders; provided, however, that (i) each Lender shall be entitled to file a proof of claim in any proceeding under any Insolvency Law to the extent such Lender disagrees with Agent's or Canadian Agent's composite proof of claim filed on behalf of all Lenders, (ii) each Lender shall be entitled to vote its claim with respect to any plan of reorganization in any proceeding under any Insolvency Law and (iii) each Lender shall be entitled to pursue its deficiency claim after liquidation of all or substantially all of the Collateral and application of the proceeds therefrom. Notwithstanding the foregoing, this Section 9.9(f) will not limit the ability of Lenders required under Section 8.2(c) to give any instructions to Agent as described in and pursuant to the terms of Section 8.2(c).

          9.10 Collateral Matters.

          (a) Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release or direct the Canadian Agent to release any Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with Section 6.8 (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Credit Parties under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release, or instruct the Canadian Agent to release, any of its Liens without the prior written authorization of the Lenders; provided that Agent may (so long as (x) no Default or Event of Default has occurred and is continuing, or would result therefrom and (y) Credit Parties have provided evidence to Agent (in form and substance satisfactory to the Agent) that EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters, exclusive of the amount of such EBITDA which is attributable to the

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assets of Credit Parties so released from the Collateral, would not be less than $75,000,000), in its discretion, release, or instruct the Canadian Agent to release, its Liens on Collateral valued in the aggregate for all such releases from and after the Closing Date not in excess of $2,500,000 during each Fiscal Year without the prior written authorization of any Lenders and Agent may (so long as (x) no Default or Event of Default has occurred and is continuing, or would result therefrom and (y) Credit Parties have provided evidence to Agent (in form and substance satisfactory to the Agent) that EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters, exclusive of the amount of such EBITDA which is attributable to the assets of Credit Parties so released from the Collateral, would not be less than $75,000,000) release, or instruct the Canadian Agent to release, its Liens on Collateral valued in the aggregate for all such releases from and after the Closing Date greater than $2,500,000 but not in excess of 10% of the aggregate Commitments as of the Closing Date with the prior written authorization of Requisite Lenders. Upon request by Agent or Borrowers at any time, Lenders will confirm in writing Agent's or Canadian Agent's authority to release any Liens upon particular types or items of Collateral pursuant to this Section 9.10.

          (b) Upon receipt by Agent of any authorization required pursuant to
Section 9.10 from Lenders of Agent's or Canadian Agent's authority to release any Liens upon particular types or items of Collateral, and upon at least five Business Days' prior written request by Borrowers, Agent shall or shall cause Canadian Agent to (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of its Liens upon such Collateral; provided, however, that (i) neither Agent nor Canadian Agent shall be required to execute any such document on terms which, in Agent's or Canadian Agent's opinion, would expose Agent or Canadian Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Credit Parties in respect of) all interests retained by Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

10.  SUCCESSORS AND ASSIGNS

          10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Canadian Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent, Canadian Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent, Canadian Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent, Canadian Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

          11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter or fee letter (other than the GE Capital Fee Letter) or confidentiality agreement, if any, between any Credit Party and Agent, Canadian Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

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          11.2 Amendments and Waivers.

          (a) Except for actions expressly permitted to be taken by Agent or Canadian Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and by Requisite Lenders, Requisite Revolving Lenders, Super-Majority Revolving Lenders or all affected Lenders, as applicable, and delivered to Agent and Canadian Agent. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Super-Majority Revolving Lenders and Borrowers and delivered to Agent and Canadian Agent. In addition, Requisite Lender approval shall be required for any amendment to Section 1.6 or 1.7 to the extent such amendment would effectively make more credit available to Borrowers or make less restrictive on Borrowers the provisions of
Section 1.6 or 1.7.

          (c) No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender and Borrowers and delivered to Agent and Canadian Agent: (i) increase the principal amount of any Lender's Commitment;
(ii) reduce the principal of, rate of interest on, composition of interest on (i.e. cash pay or payment-in-kind) or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any Lender; (v) release any Credit Party or Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release or subordinate the Lien of Agent or Canadian Agent in, any Collateral with an aggregate value for all such releases and subordinations from and after the Closing Date exceeding 10% of the aggregate Commitments as of the Closing Date; (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) increase any percentage advance rates set forth in the definition of US Borrowing Base or Canadian Borrowing Base, (viii) amend Section 8.2(c); (ix) amend or waive
Section 9.10; (x) change any voting rights of the Lenders set forth in the Collateral Agency Agreement or any application of payments provisions set forth in the Collateral Agency Agreement; or (xi) amend or waive this Section
11.2 or the definitions of the terms "Class Voting Matter", "Commitment Termination Date", "Covenant Voting Matter", "Obligations", "Requisite Lenders", "Requisite Revolving Lenders" or "Super-Majority Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, notwithstanding anything herein to the contrary, no amendment, modification, termination or waiver affecting the rights or duties of Agent, Canadian Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, Canadian Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No

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amendment, modification, termination or waiver shall be required for Agent or
Canadian Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Obligations at the time outstanding and each future holder of the Obligations.

          (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

               (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), and (iii) below being referred to as a "Non-Consenting Lender"), or

               (ii) requiring the consent of Super-Majority Revolving Lenders, the consent of Requisite Revolving Lenders is obtained, but the consent of Super-Majority Revolving Lenders is not obtained, then, (A) with respect to any Non-Consenting Lender that is a US Lender, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Qualified Assignee reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Qualified Assignee, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement or (B) with respect to any Non-Consenting Lender that is a Canadian Lender, so long as Canadian Agent is not a Non-Consenting Lender, at Borrower Representative's request, Canadian Agent or a Qualified Assignee reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Canadian Agent or such Qualified Assignee, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Upon all Letter of Credit Obligations being cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, the payment in full in cash and performance of all of the other Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent, Canadian Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent and Canadian Agent, as applicable, shall deliver to Borrowers termination

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statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          (f) If any fee is paid to any Class of Lenders or the interest rate paid to any Class of Lenders on account of their Loans is increased or any Class of Lenders receives any other compensation, in each case, in connection with an amendment to, or waiver of, any provision set forth in this Agreement, then any such fee or other compensation shall be shared among all Lenders on a pro rata basis based on the amount of Commitments of all Lenders and the Applicable Margin paid with respect to all Loans of the other Classes of Lenders shall be increased by the same amount.

          11.3 Fees and Expenses. (I) US Borrowers shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c), (d) and (e) below, all US Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), and (II) Canadian Borrower shall reimburse (i) Canadian Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Canadian Agent (and, with respect to clauses (c) and (d) below, all Canadian Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

          (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent or Canadian Agent, as applicable, of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

          (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, Canadian Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent or Canadian Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent or Canadian Agent, such reimbursement shall be limited to one counsel for each Class; provided, further, that no Person shall be entitled to reimbursement under clauses (c), (d) and (e) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

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          (d) any attempt to enforce any remedies of Agent or Canadian Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent, Canadian Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent or Canadian Agent, such reimbursement shall be limited to one counsel for each Class;

          (e) any waiver, amendment, forbearance, workout or restructuring of the Loans during the pendency of one or more Defaults or Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent or Canadian Agent, such reimbursement shall be limited to one counsel for each Class; and

          (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by US Borrowers to Agent and Canadian Borrower to Canadian Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management, financial, turnaround and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          11.4 No Waiver. Agent's, Canadian Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent, Canadian Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent, Canadian Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent, Canadian Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

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          11.5 Remedies. Agent's, Canadian Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent, Canadian Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

          11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          11.8 Confidentiality. Agent, Canadian Agent and each Lender agree to maintain as confidential (using the same degree of care used in maintaining the confidentiality of its own confidential information) all confidential information provided to them by the Credit Parties and designated as confidential for a period of 2 years following the termination of this Agreement, except that Agent, Canadian Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent, Canadian Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent, Canadian Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's, Canadian Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent, Canadian Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent, Canadian Agent or such Lender.

Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied to the federal tax treatment and federal tax structure of the Loans (the "Transactions") (and any related transactions or arrangements) from the commencement of discussions between the parties, and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations

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promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. Subject to the proviso with respect to disclosure in the first sentence of this paragraph, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the transaction contemplated by this Agreement or any federal tax matter or federal tax idea related to the Transaction.

          11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT, CANADIAN AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, CANADIAN AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR CANADIAN AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR CANADIAN AGENT, AND CREDIT PARTIES MAY MAKE ANY COUNTERCLAIMS RELATING TO THE SAME MATTER, REQUESTS FOR EQUITABLE RELIEF RELATING TO THE SAME MATTER OR AFFIRMATIVE DEFENSES IN CONNECTION THEREWITH. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

          11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail (if such communication is initiated in the United States) or with Canada Post (if such communication is initiated in Canada), as applicable, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail or Canada Post as otherwise provided in this Section 11.10); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative, Agent or Canadian Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          11.13 WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital, GE Capital Canada or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days' prior notice to GE Capital, GE Capital Canada and without the prior written consent of GE Capital and GE Capital Canada unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital and GE Capital Canada before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent, Canadian Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent and Canadian Agent reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

          11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver, interim receiver, receiver and manager or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

          11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          11.18 Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), and in particular, without limitation, for purposes of valuations or computations under Sections 1.3(b), 1.6, 1.7, 3, 5, 6 and 8 and for purposes of calculating the Canadian Borrowing Base, unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefor, each other currency shall be converted into the Equivalent Amount thereof in Dollars.

          11.19 Judgment Currency.

          (a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.19 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.19 being hereinafter in this Section 11.19 referred to as the "Judgment Conversion Date").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.19(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Credit Party under Section 11.19(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

          (c) The term "rate of exchange" in this Section 11.19 means the rate of exchange at which Agent or Canadian Agent would, on the relevant date at or about 1:00 p.m.(New York time), be prepared to sell the Obligation Currency against the Judgment Currency.

          11.20 Joint and Several Obligations.

          Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a "secured creditor" (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Canadian Borrower's Obligations (and the Obligations of their respective Subsidiaries), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

12.  CROSS-GUARANTY

          12.1 Cross-Guaranty.

          (a) Each US Borrower hereby agrees that such US Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all US Obligations owed or hereafter owing to Agent and US Lenders by each other US Borrower. Each US Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

               (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

               (ii) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent, Canadian Agent and Lenders with respect to any of the provisions thereof;

               (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent, Canadian Agent and Lenders in respect thereof (including the release of any such security);

               (iv) the insolvency of any Credit Party; or

               (v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each US Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the US Obligations guaranteed hereunder.

          (b) Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by Lenders, or any of them, to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers.

          12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent, Canadian Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent, Canadian Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent, Canadian Agent and Lenders would decline to enter into this Agreement.

          12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent, Canadian Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent, Canadian Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

          12.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each

Borrower acknowledges and agrees that this subordination is intended to benefit Agent, Canadian Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this
Section 12, and that Agent, Canadian Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

          12.5 Election of Remedies. If Agent, Canadian Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent, Canadian Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent, Canadian Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent, Canadian Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent, Canadian Agent or such Lender and waives any claim based upon such action, even if such action by Agent, Canadian Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent, Canadian Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent, Canadian Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent, Canadian Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent, Canadian Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent, Canadian Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Canadian Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent, Canadian Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

          12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a) the amount of all Loans advanced to such Borrower

          (b) the net amount of all Loans advanced to another Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

          (c) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under

Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar foreign or domestic statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

          12.7 Contribution with Respect to Guaranty Obligations.

          (a) To the extent that any Borrower shall make a payment under this
Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this
Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

          (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

          12.8 Liability Cumulative. The liability of Borrowers under this
Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent, Canadian Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                           [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                         US BORROWERS


                                         BLOUNT, INC., a Delaware corporation


                                         By: /s/ Richard H. Irving
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Sr. Vice President


                                         DIXON INDUSTRIES, INC., a Kansas
                                         corporation


                                         By: /s/ Richard H. Irving, III
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Vice President


                                         FABTEK CORPORATION, a Michigan
                                         corporation


                                         By: /s/ Richard H. Irving, III
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Vice President


                                         FREDERICK MANUFACTURING CORPORATION,
                                         a Delaware corporation


                                         By: /s/ Richard H. Irving, III
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Vice President

                                         GEAR PRODUCTS, INC., an Oklahoma
                                         corporation


                                         By: /s/ Richard H. Irving, III
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Vice President


                                         OMARK PROPERTIES, INC., an Oregon
                                         corporation


                                         By: /s/ Richard H. Irving, III
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Vice President


                                         WINDSOR FORESTRY TOOLS LLC, a
                                         Tennessee limited liability company


                                         By: Blount, Inc., its sole member


                                         By: /s/ Richard H. Irving, III
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Sr. Vice President


                                         CANADIAN BORROWER


                                         BLOUNT CANADA LTD., a Canadian
                                         corporation


                                         By: /s/ Calvin E. Jenness
                                             ----------------------------------
                                             Name:  Calvin E. Jenness
                                             Title: Treasurer

                                         AGENT, CANADIAN AGENT AND LENDERS:


                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION,
                                         as Agent and US Lender

                                         /s/ Jeffrey D. Morse
                                         --------------------------------------


                                         By: /s/ Jeffrey D. Morse
                                             ----------------------------------
                                                 Duly Authorized Signatory


                                         GENERAL ELECTRIC CAPITAL
                                         CANADA INC.,
                                         as Canadian Agent and Canadian Lender

                                         /s/ Ellis Gaston
                                         --------------------------------------


                                         By:  /s/ Ellis Gaston
                                             ----------------------------------
                                                 Duly Authorized Signatory

                                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                                         as US Lender


                                         By: /s/ James A. Brennan, Jr.
                                             ----------------------------------
                                             Name:  James A. Brennan, Jr.
                                             Title: Vice President

                                         FLEET CAPITAL CORPORATION, as US Lender


                                         By: /s David Rich
                                             ----------------------------------
                                             Name:  David Rich
                                             Title: Vice President

                                         FOOTHILL CAPITAL CORPORATION, as
                                         US Lender


                                         By:  /s/ Guy Fuchs
                                             ----------------------------------
                                             Name:  Guy Fuchs
                                             Title: Senior Vice President

                                         SYNDICATED LOAN FUNDING TRUST,
                                         as US Lender


                                         By:  Lehman Commercial Paper Inc.,
                                         Not in its individual capacity but
                                         solely as Asset Manager


                                         By: /s/ G. Andrew Keith
                                             ----------------------------------
                                             Name:  G. Andrew Keith
                                             Title: Authorized Signatory

                                         TRANSAMERICA BUSINESS CAPITAL
                                         CORPORATION, as US Lender


                                         By: /s/ Christopher J. M
                                             ----------------------------------
                                             Name:  Christopher J.
                                             Title: Vice President - Region
                                                    Credit Manager

          The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

                                         US CREDIT PARTIES:


                                         BLOUNT INTERNATIONAL, INC., a
                                         Delaware corporation


                                         By: /s/ Richard H. Irving, III
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Sr. Vice President


                                         BI, L.L.C., a Delaware limited
                                         liability company


                                         By: Blount, Inc., its managing member


                                         By: /s/ Richard H. Irving, III
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Vice President


                                         4520 CORP., INC., a Delaware
                                         corporation


                                         By: /s/ Richard H. Irving, III
                                             ----------------------------------
                                             Name:  Richard H. Irving, III
                                             Title: Vice President


                                         CANADIAN CREDIT PARTIES:


                                         BLOUNT HOLDINGS LTD., a Canadian
                                         corporation


                                         By: /s/ Calvin E. Jenness
                                             ----------------------------------
                                             Name:  Calvin E. Jenness
                                             Title: Treasurer

                                         OREGON DISTRIBUTION LTD., an Ontario
                                         corporation


                                         By: /s/ Calvin E. Jenness
                                             ----------------------------------
                                             Name:  Calvin E. Jenness
                                             Title: Treasurer

                              ANNEX A (RECITALS)
                                      TO
                               CREDIT AGREEMENT

                                  DEFINITIONS

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

          "A Loan Lenders" means those Lenders having US Revolving Loan Commitments and Term Loan A Commitments.

          "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

          "Accounting Changes" has the meaning ascribed thereto in Annex G.

          "Accounts" means all "accounts," as such term is defined in the Code or the PPSA or "claims," as such term is defined under the Civil Code of Quebec, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

          "Activation Event" and "Activation Notice" have the meanings ascribed thereto in Annex C.

          "Advance" means the amount of the Loans advanced under Section 1.1 of the Agreement on the occasion of any borrowing thereunder.

          "Adjustable Applicable Margins" has the meaning ascribed to it in
Section 1.5 of the Agreement.

          "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and
(d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

          "Agent" means GE Capital, as agent hereunder and under the other Loan Documents and as Collateral Agent, and its successor appointed pursuant to Section 9.7.

          "Agreement" means the Credit Agreement by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent, Collateral Agent and US Lender, GE Capital Canada, as Canadian Agent and Canadian Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

          "Applicable BA Rate Margin" means the per annum interest rate from time to time in effect and payable in addition to the BA Rate applicable to the Canadian Revolving Credit Advances denominated in Canadian Dollars, as determined by reference to Section 1.5(a).

          "Applicable Canadian Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Canadian Index Rate applicable to the Canadian Revolving Credit Advances denominated in Canadian Dollars, as determined by reference to Section 1.5(a).

          "Applicable Margins" means collectively the Applicable Unused Line Fee Margin, the Applicable Revolver US Index Margin, the Applicable Term Loan A Index Margin, the Applicable Term Loan B Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Term Loan A LIBOR Margin, the Applicable Term Loan B LIBOR Margin, the Applicable Canadian Index Margin and the Applicable BA Rate Index Margin.

          "Applicable Pro Rata Share" means (a) with respect to matters relating to US Lenders, US Pro Rata Share and (b) with respect to matters relating to Canadian Lenders, Canadian Pro Rata Share.

          "Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the US Revolving Loan and the Canadian Revolving Credit Advances denominated in US Dollars, as determined by reference to Section 1.5(a).

          "Applicable Revolver US Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the US Index Rate applicable to the US Revolving Loan and the Canadian Revolving Credit Advances denominated in US Dollars, as determined by reference to Section 1.5(a).

          "Applicable Term Loan A Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the US Index Rate applicable to the Term Loan A and the Canadian Term Loan, as determined by reference to Section 1.5(a).

          "Applicable Term Loan A LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan A and the Canadian Term Loan, as determined by reference to Section 1.5(a).

          "Applicable Term Loan B Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the US Index Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a).

          "Applicable Term Loan B LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a).

          "Applicable Unused Line Fee Margin" means the per annum fee, from time to time in effect, payable in respect of Borrowers' non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to
Section 1.5(a).

          "Appraised Value of Canadian Inventory" means the net orderly liquidation value of Canadian Borrower's Inventory determined by an appraiser as set forth in the most recent appraisal of Canadian Borrower's Inventory that is in scope, form and substance, all acceptable to Canadian Agent.

          "Appraised Value of US Inventory" means the net orderly liquidation value of US Borrowers' Inventory determined by an appraiser as set forth in the most recent appraisal of US Borrowers' Inventory that is in scope, form and substance, acceptable to Agent.

          "Assignment Agreement" has the meaning ascribed to it in Section
9.1(a).

          "BA Rate Period" means with respect to any BA Rate Loan bearing interest at a rate based on the BA Rate, a period of 30, 60 or 90 days commencing on a Business Day selected by Borrower Representative in its irrevocable Notice of Canadian Revolving Credit Advance or Notice of Conversion/Continuation-BA Rate with respect to such BA Rate Loan delivered to Canadian Agent in accordance with Section 1.5(e), provided that the foregoing provision relating to BA Rate periods is subject to the following:

          (a) any BA Rate Period that would otherwise extend beyond the relevant Commitment Termination Date shall end on the Business Day immediately preceding such Commitment Termination Date;

          (b) Borrower Representative shall select BA Periods so as not to require a payment or prepayment of any BA Rate Loan during a BA Period for such Loan; and

          (c) Borrower Representative shall select BA Periods so that there shall be no more than 5 separate BA Rate Loans in existence at any one time.

          "BA Rate" means, in respect of any BA Period applicable to a BA Rate Loan, the rate per annum determined by Canadian Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers' acceptances) applicable to Canadian Dollar bankers' acceptances with a term comparable to such BA Period as of 10:00 a.m. (New York time) one Business Day before the first day of such BA Period. If for any reason the Reuters Monitor Screen rates are unavailable, BA Rate means the rate of interest determined by Canadian Agent that is equal to the arithmetic mean (rounded upwards to the nearest basis point) of the rates quoted by The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of Canadian Dollar bankers' acceptances with a term comparable to such BA Period. No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

          "BA Rate Loan" means a Canadian Revolving Loan denominated in Canadian Dollars that bears interest at a rate based on the BA Rate.

          "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. ss.ss.101 et seq., the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

          "B Loan Lenders" means those Lenders having Term Loan B Commitments.

          "Blocked Accounts" has the meaning ascribed to it in Annex C.

          "Blount, Inc." has the meaning ascribed to it in the preamble of the Agreement.

          "Borrower" and "Borrowers" have the respective meanings ascribed to them in the preamble of this Agreement.

          "Borrower Representative" means Blount, Inc. in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(e).

          "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by US Borrowers or Canadian Borrower, as the case may be, in the form attached to the Agreement as Exhibit 4.1(b).

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in New York or, with respect to Canadian Loans, the Province of Ontario and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Canadian Agent" means GE Capital Canada in its capacity as Canadian Agent for Canadian Lenders or its successor appointed pursuant to Section 9.7.

          "Canadian Benefit Plans" means all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Credit Party having employees in Canada.

          "Canadian Borrowing Availability" means as of any date of determination, the lesser of (a) the Canadian Maximum Amount and (b) the Canadian Borrowing Base, in each case, less the aggregate Canadian Revolving Loan then outstanding.

          "Canadian Borrowing Base" means, as of any date of determination by Agent from time to time, an amount equal to the sum at such time of:

          (a) up to 85% of the book value of Canadian Borrower's Eligible Accounts; plus

          (b) the lesser of:

               (i) (A) the lesser of (x) up to 65% of the book value of Canadian Borrower's Eligible Inventory consisting of finished goods or raw materials valued at the lower of cost (determined on a first-in, first-out basis) or market and (y) 85% of the Appraised Value of Canadian Inventory (excluding any work-in-process), plus

                    (B) the lesser of (I) up to 50% (or, if lower, the ratio of (x) the Appraised Value of Canadian Inventory with respect to finished goods to (y) the cost of such Inventory) of the book value of Canadian Borrower's Eligible Inventory consisting of work-in-process valued at the lower of cost (determined on a first-in, first-out basis) or market, and (II) $1,500,000, and

               (ii) $1,800,000; minus

          (c) any Canadian Reserves established by Agent at such time.

          "Canadian Commitments" means, collectively, the Canadian Revolving Loan Commitment and the Canadian Term Loan Commitment or portion thereof.

          "Canadian Credit Parties" means, collectively, Canadian Borrower and each other Subsidiary of Blount, Inc. that is organized under the laws of Canada or any province thereof that executes and delivers a Canadian Guaranty; and "Canadian Credit Party" means any one of the foregoing Credit Parties.

          "Canadian Collateral" means all Collateral in respect of which a security interest is granted in favor of Canadian Agent by a Canadian Credit Party.

          "Canadian Collection Account" means that certain Canadian Dollar account of Canadian Agent, account number 1011519 or US Dollar account of Canadian Agent, account number 4002739, with the account name GECCI_COMM_FIN at Royal Bank of Canada in Toronto, Ontario, transit number 00002, or such other account as may be specified in writing by Agent as the "Canadian Collection Account".

          "Canadian Dollars" means the lawful currency of Canada.

          "Canadian Index Rate" means, for any day, a floating rate equal to the higher of (i) the annual rate of interest determined by Canadian Agent which is equal to the highest annual rate of interest announced from time to time by any of The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce, as being its reference rate in effect on such date (or if such date is not a Business Day, on the Business Day immediately preceding such date) for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada (that is, its prime rate), in each case, regardless of whether any of such banks actually charges such rate of interest in connection with extensions of credit in Canadian Dollars to debtors; and (2) the BA Rate in respect of a BA Period of 30 days commencing on such date plus 1.75% per annum. Each change in any interest rate provided for in the Agreement based upon the Canadian Index Rate shall take effect at the time of such change in the Canadian Index Rate. No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

          "Canadian Index Rate Loan" means a Canadian Revolving Loan denominated in Canadian Dollars or portion thereof bearing interest by reference to the Canadian Index Rate.

          "Canadian Guaranty" means, collectively, each Guaranty from a Canadian Credit Party signatory thereto in favor of Canadian Agent, on behalf of itself and Canadian Lenders, as amended, restated, supplemented or otherwise modified from time to time.

          "Canadian Lenders" means those Lenders having a Canadian Revolving Loan Commitment and a Canadian Term Loan Commitment.

          "Canadian Loans" means, collectively, the Canadian Revolving Loan and the Canadian Term Loan; and "Canadian Loan" means any of the foregoing Canadian Loans or portion thereof.

          "Canadian Maximum Amount" means, as of any date of determination, an amount equal to the Canadian Revolving Loan Commitment of all Canadian Lenders as of that date.

          "Canadian Mortgage" means the Mortgage on Real Estate located at 505 Edinburgh Road North, Guelph, Ontario, Canada.

          "Canadian Obligations" means the Obligations with respect to the Canadian Loans.

          "Canadian Pension Plans" means each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Credit Party for its employees or former employees and does not include the Canadian Pension Plan or Quebec Pension Plan that is maintained by the Government of Canada or the Province of Quebec, respectively.

          "Canadian Pro Rata Share" means with respect to all matters relating to any Canadian Lender, (a) prior to the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate Canadian Commitments of that Canadian Lender by (ii) the aggregate Canadian Commitments of all Canadian Lenders, and (b) on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Canadian Loans held by that Canadian Lender, by (ii) the outstanding principal balance of the Canadian Loans held by all Canadian Lenders.

          "Canadian Reserves" means (a) reserves established by Agent from time to time against Canadian Borrower's Eligible Inventory pursuant to
Section 5.9, (b) reserves established pursuant to Section 5.4(c), (c) reserves established pursuant to Section 5.12 and (d) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of Canadian Borrower that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Canadian Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

          "Canadian Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(ii).

          "Canadian Revolving Loan" means, at any time, the aggregate amount of Canadian Revolving Credit Advances outstanding to Canadian Borrower.

          "Canadian Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Canadian Revolving Credit Advances as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Canadian Revolving Credit Advances, which aggregate commitment shall be Three Million Dollars ($3,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Canadian Revolving Note" and "Canadian Revolving Notes" has the meaning ascribed to it in Section 1.1(ii)(2).

          "Canadian Security Agreements" means, collectively, each Security Agreement entered into by and among Canadian Agent, on behalf of itself and Canadian Lenders, and a Canadian Credit Party that is a signatory thereto, as amended, restated, supplemented or otherwise modified from time to time.

          "Canadian Term Note" and "Canadian Term Notes" have the respective meanings ascribed to such terms in Section 1.1(b)(i)

          "Canadian Term Loan" has the meaning assigned to it in Section 1.1(b)(i).

          "Canadian Term Loan Commitment" means (a) as to any Lender with a Canadian Term Loan Commitment, the commitment of such Lender to make its Canadian Pro Rata Share of the Canadian Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Canadian Term Loan Commitment, the aggregate commitment of all Lenders to make the Canadian Term Loan, which aggregate commitment shall be Six Million Dollars ($6,000,000) on the Closing Date. After advancing the Canadian Term Loan, each reference to a Lender's Canadian Term Loan Commitment shall refer to that Lender's Canadian Pro Rata Share of the outstanding Canadian Term Loan.

          "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Collateral Account" has the meaning ascribed to it in Annex B.

          "Cash Equivalents" has the meaning ascribed to it in Annex B.

          "Cash Management Systems" has the meaning ascribed to it in Section
1.8.

          "CCRA" means the Canada Customs and Revenue Agency.

          "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934), other than LBMB II and its Affiliates, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of 20% or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances unless LBMB II owns at least a majority of the voting Stock of Holdings at such time; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office unless LBMB II owns at least a majority of the voting Stock of Holdings at such time; (c) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Blount, Inc., (d) except for minority interests in certain Foreign Subsidiaries as of the Closing Date and except as specifically permitted under Section 6.8(a)(ii) and Section 6.8(c), Blount, Inc. ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries, (e) any "change of control" as defined in the Existing Senior Notes Documents if such documents are amended to include such a definition, or
(f) and "change of control" as defined in the Existing Subordinated Notes Documents.

          "Charges" means all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances owed by any Credit Party and upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income, capital or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

          "Class" means a group of Lenders consisting of the following: (i) A Loan Lenders and Canadian Lenders, or (ii) B Loan Lenders.

          "Class Voting Matter" means any one of the following:

          (a) any amendment to (or waiver of) Section 1.1(b)(iii), 1.1(b)(iv), 1.3, 1.4, 1.5 (as such Section relates to interest on the Term Loan B), 1.9(b)(iii), 1.9(b)(iv), 1.9(c)(i)(as such Section relates to fees on the Term Loan B), 1.9(c)(ii), 1.11, 1.12, 1.13, 1.14, 9.1 (as such Section relates to the Term Loan B Commitment or the Term Loan B), 9.6, 9.8, 9.9(a) through
(e)(as such Sections relate to the Term Loan B or the B Loan Lenders), 9.9(f) or 11.3, in each case, to the extent such amendment (or waiver) adversely affects the rights of the Lenders in the Class described in clause (ii) or
(iii) of the definition of Class and any amendment to any defined terms set forth in any such Sections, in each case, to the extent the amendment to any such defined term would effectively make more credit available to Borrowers, make less restrictive on Borrowers the Sections referred to in this clause (a) or directly affect the Term Loan B;

          (b) any increase in the Applicable Margins applicable to a Class to the extent such increase, together with any other increase in the Applicable Margins applicable to such Class after the Closing Date (without giving effect to the Default Rate), exceeds 2%;

          (c) any amendment to (or waiver of) Section 1.6 or 1.7 to the extent such amendment (or waiver) would effectively make more credit available to Borrowers or make less restrictive on Borrowers such Sections;

          (d) any amendment to (or waiver of) Section 2.2 that would have the effect of requiring a Lender to extend credit hereunder pursuant to conditions that are less restrictive on Borrowers than the conditions set forth in
Section 2.2 as of the Closing Date; provided, however, that such consent right of Lenders shall not prevent any Lender, in its discretion, from extending credit to Borrowers hereunder when the conditions precedent set forth in
Section 2.2, or any of them, have not been satisfied;

          (e) any amendment to Section 8.1 or any amendment (or any waiver) to
Section 8.2 or Section 8.3; provided, however, that "Class Voting Matter" shall not include the waiver of any Event of Default unless such waiver is a "Class Voting Matter" pursuant to a clause other than this clause (e) of the definition of "Class Voting Matter";

          (f) any consent of Requisite Lenders to be provided pursuant to
Section 9.10;

          (g) any amendment to the definition of Canadian Borrowing Base or US Borrowing Base, in each case, to the extent such amendment would effectively make more credit available to Borrowers;

          (h) any amendment to (or waiver of) Annex E that would result in such Annex being less restrictive on Credit Parties; or

          (i) any amendment to (or waiver of) Section 6.8 to the extent such amendment (or waiver) permits Credit Parties and their Subsidiaries to sell any assets in a single transaction or series of related transactions having a value in excess of $24,000,000 if EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters, exclusive of the amount of such EBITDA which is attributable to the assets to be sold, would be less than $75,000,000, as determined by Agent upon review of such calculation prepared by Credit Parties.

          "Closing Date" means May 15, 2003.

          "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

          "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Agent's, Canadian Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that if such foreign personal property security laws do not contain a definition that is used in another Loan Document, the definition that is used in such other Loan Document shall have the meaning given to it in the Code as though the references to the words " or such foreign personal property security laws" in the second proviso of this definition do not exist.

          "Collateral" means the property covered by the Canadian Security Agreements, the US Security Agreement, the Pledge Agreements, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

          "Collateral Agent" means GE Capital in its capacity as Collateral Agent pursuant to the Collateral Agency Agreement, the Shared Mortgages and the Shared Pledge Agreement or its successor appointed pursuant to Section 9.7.

          "Collateral Agency Agreement" means that certain Collateral Agency Agreement dated as of the Closing Date among the Credit Parties and the Collateral Agent.

          "Collateral Documents" means the Canadian Security Agreements, the US Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or the Canadian Obligations, as applicable.

          "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

          "Collection Accounts" means, collectively, the Canadian Collection Account and the US Collection Account; and "Collection Account" means either of the foregoing Collection Accounts.

          "Commitment Termination Date" means the earliest of (a) May 14, 2008, (b) if the Existing Senior Notes are not refinanced on terms reasonably acceptable to Agent on or before April 1, 2005, April 1, 2005, (c) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to
Section 8.2(b), and (d) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

          "Commitments" means (a) as to any US Lender, the aggregate of such Lender's US Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its US Revolving Loan Commitment), Term Loan A Commitment and Term Loan B Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, (b) as to any Canadian Lender, the aggregate of such Lender's Canadian Revolving Loan Commitment and Canadian Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (c) as to all Lenders, the aggregate of all Lenders' US Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its US Revolving Loan Commitment), Canadian Revolving Loan Commitment, Canadian Term Loan Commitment, Term Loan A Commitment and Term Loan B Commitment, which aggregate commitment shall be One Hundred and Ninety Million Dollars ($190,000,000) on the Closing Date, as to each of clauses (a), (b) and (c), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Compliance Certificate" has the meaning ascribed to it in Annex E.

          "Concentration Accounts" has the meaning ascribed to it in Annex C.

          "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than (i) that certain Marketing, Cooperation and Trademark Licensing Agreement dated as of March 11, 2003 between Blount, Inc. and Caterpillar Inc., (ii) that certain Supply Agreement dated as of March 11, 2003 between Blount, Inc. and Caterpillar Inc. and (iii) rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Control Letter" means a letter agreement between Agent or Canadian Agent, as the case may be, and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party,
(ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent or Canadian Agent, as the case may be, without further consent by the affected Credit Party.

          "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, or Canadian Agent, on behalf of itself and Canadian Lenders, by each applicable Credit Party.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or the Canadian Copyright Office, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Covenant Voting Matter" means any one of the following:

          (a) except as set forth in clause (i) of the definition of Class Voting Matter, any amendment to (or waiver of) Section 6.3, 6.5, 6.6, 6.7, 6.8 or 6.14 to the extent such amendment (or waiver) results in the covenants set forth in such Section being less restrictive on the Credit Parties and their Subsidiaries;

          (b) any amendment to the definition of EBITDA, Fixed Charges or Fixed Charge Coverage Ratio;

          (c) any amendment to (or waiver of) Section (b) of Annex G that would result in (or, in the case of a waiver, effectively result in) the minimum Fixed Charge Coverage Ratio covenant being (i) 0.80 to 1.00 or less for the four Fiscal Quarter period ending June 30, 2003, September 30, 2003, December 31, 2003 or March 31, 2004, (ii) 0.83 to 1.00 or less for the four Fiscal Quarter period ending June 30, 2004, (iii) 0.85 to 1.00 or less for the four Fiscal Quarter period ending September 30, 2004 or (iv) 0.90 to 1.00 for the four Fiscal Quarter period ending as of the last day of any Fiscal Quarter thereafter; or

          (d) any amendment to (or waiver of) Section (c) of Annex G that would result in (or, in the case of a waiver, effectively result in) the minimum EBITDA covenant being less than (i) $65,000,000 with respect to any four Fiscal Quarter period ending on or before September 30, 2005, (ii) $70,000,000 with respect to any four Fiscal Quarter period ending from December 31, 2005 through September 30, 2006 or (iii) $75,000,000 with respect to any four Fiscal Quarter period ending thereafter.

          "Credit Agreement Joinder Agreement" has the meaning ascribed to it in Section 5.13 of the Agreement.

          "Credit Parties" means, collectively, the US Credit Parties and the Canadian Credit Parties; "Credit Party" means any one of the foregoing Credit Parties.

          "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning ascribed to it in Section 1.5(d).

          "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

          "Design" means the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs, design patents, other designs and intangibles of like nature (whether registered or unregistered) now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Designs Office or any similar office in any country and all records thereof and (b) all reissues, extensions or renewals thereof.

          "Design License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

          "Disbursement Accounts" has the meaning ascribed to it in Annex C.

          "Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

          "Dixon" has the meaning ascribed to it in the preamble of the Agreement.

          "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of
(i) any provision for income taxes, (ii) Interest Expense plus fees associated with this transaction that are not capitalized, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization of tangible and intangible assets) for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to, or exercise by, any members of the management of such Person of any Stock, (vii) cash expenses incurred during any four quarter period in connection with discontinued operations up to $3,000,000 in the aggregate, (viii) expenses incurred during the quarter ended September 30, 2002 in connection with Credit Parties' corporate relocation in an aggregate amount not to exceed $300,000,
(ix) expenses incurred during the quarters ended December 31, 2002 and March 31, 2003 in connection with the restructuring of Windsor Forestry Tools LLC in an aggregate amount not to exceed $1,700,000, (x) any aggregate net loss (but not any aggregate net gain) during any four quarter period not to exceed $1,000,000 (plus, with respect to the quarter ended September 30, 2002, $800,000 incurred in connection with the sale of Blount, Inc.'s corporate headquarters) in the aggregate arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) and (xi) expenses incurred in connection with the consolidation of the Credit Parties' warehouses in the United States, the consolidation of the Credit Parties' and their Subsidiaries' warehouses in Europe, the reduction in workforce following implementation of enterprise resource planning software and the curtailment of Credit Parties' logistics arrangements in an aggregate amount not to exceed $2,000,000 during the term of this Agreement, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into or amalgamated with , such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset;
(6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Eligible Accounts" has the meaning ascribed to it in Section 1.6.

          "Eligible Inventory" has the meaning ascribed to it in Section 1.7.

          "Environmental Laws" means all applicable federal, state, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards, orders-in-council, regulations and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. ss.ss. 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local, provincial and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes relating to the protection of human health, safety, or the environment.

          "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or as a result of any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "Equipment" means all "equipment," as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "Equivalent Amount" means, on any date of determination, with respect to obligations or valuations denominated in one currency (the "first currency"), the amount of another currency (the "second currency") that would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted on the Reuters Monitor Screen (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between Canadian Borrower and Canadian Agent.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC. "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan (other than an event for which the 30 day notice period is waived); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
Section 4241 or 4245 of ERISA; or (h) the loss of a Qualified Plan's qualification or tax exempt status; or (i) the termination of a Plan described in Section 4064 of ERISA.

          "Escrow Agreement" means that certain Escrow Agreement dated as of December 7, 2001 among Holdings, Blount, Inc., Alliant Techsystems Inc. and JP Morgan Chase Bank.

          "ESOP" means a Plan that is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

          "Event of Default" has the meaning ascribed to it in Section 8.1.

          "Excess Availability" means, as of any date of determination, the sum of (a) the Canadian Borrowing Base, less the aggregate Canadian Revolving Loan then outstanding and (b) the US Borrowing Base, less the sum of the aggregate US Revolving Loan and Swing Line Loan then outstanding (on a pro forma basis with trade payables being paid currently, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without deterioration in working capital).

          "Excess Cash Flow" means, without duplication, with respect to any Fiscal Year of Holdings and its Subsidiaries, consolidated net income plus (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, minus (b) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to clause (a) of Annex G), minus (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, plus or minus (as the case may

be), (d) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (e) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(ii), 1.3(b)(iv) or 1.3(d), plus (f) taxes deducted in determining consolidated net income to the extent not paid for in cash. Notwithstanding the foregoing, the amount that would otherwise be included in Fiscal Year 2003 Excess Cash Flow that was created prior to the Closing Date shall be excluded from the calculation Excess Cash flow for such Fiscal Year.

          "Excluded Proceeds" means:

          (a) the proceeds of asset dispositions under Section 6.8(a),

          (b) the proceeds of asset dispositions under Section 6.8(c) so long as (i) no Default or Event of Default has occurred and is continuing, (ii) EBITDA for Holdings and its Subsidiaries, on a consolidated basis for the immediately preceding 4 Fiscal Quarters after giving pro forma effect to the applicable asset disposition, was equal to or greater than $75,000,000 and
(iii) the proceeds of such asset dispositions are used by Credit Parties for general corporate purposes not prohibited under the Agreement or, to the extent permitted under Section 6.3(b) of the Agreement, to repurchase a portion of the Existing Subordinated Notes or the Existing Senior Notes within 90 days of Credit Parties' receipt of such proceeds,

          (c) the funds, if any, received by Blount, Inc. in connection with the release of the funds escrowed in connection with the December 2001 sale of the sporting equipment segment of Blount, Inc. so long as (i) no Default or Event of Default has occurred and is continuing, (ii) EBITDA for Holdings and its Subsidiaries, on a consolidated basis for the immediately preceding 4 Fiscal Quarters after giving pro forma effect to the receipt of such escrowed funds, was equal to or greater than $75,000,000 and (iii) such funds are used by Blount, Inc. for general corporate purposes not prohibited under the Agreement or, to the extent permitted under Section 6.3(b) of the Agreement, to repurchase a portion of the Existing Subordinated Notes or the Existing Senior Notes within 90 days of Blount, Inc.'s receipt of such funds, and

          (d) the proceeds of asset dispositions under Sections 6.8(b) and (d) in an aggregate amount not to exceed $500,000 per year so long as no Default or Event of Default has occurred and is continuing.

          "Excluded Stock Issuances" means (a) issuances of Stock by Holdings in connection with the exercise of options by any current or former employee or director, (b) the exercise of the Lehman Warrants, (c) the conversion or exchange of the Lehman Convertible Debt into the Lehman Preferred Stock and the conversion of the Lehman Preferred Stock, (d) the issuance of additional securities in connection with the payable in kind interest payments required by the Lehman Convertible Debt or dividend payments required by the Lehman Preferred Stock, (e) issuances of Stock by Holdings to sellers in connection with, and as the purchase price for, Permitted Acquisitions and (f) other issuances of Stock by Holdings so long as the proceeds thereof are used to repurchase Indebtedness under Section 6.3(b)(v) within 90 days of receipt thereof.

          "Existing Senior Noteholders" means the holders from time to time of the Existing Senior Notes.

          "Existing Senior Notes" means those certain 7% Senior Notes due June 15, 2005 issued by Blount, Inc. in an aggregate original principal amount of $150,000,000.

          "Existing Senior Notes Documents" means the Existing Senior Notes, that certain Indenture dated as of June 18, 1998 among Blount, Inc., as issuer, Holdings, as guarantor, and LaSalle National Bank, as trustee, and all other documents executed in connection therewith.

          "Existing Subordinated Notes" means those certain 13% Senior Subordinated Notes due 2009 issued by Blount, Inc. in an aggregate original principal amount of $325,000,000.

          "Existing Subordinated Notes Documents" means the Existing Subordinated Notes, the Existing Subordinated Notes Indenture, and all other documents executed in connection therewith.

          "Existing Subordinated Notes Indenture" means that certain Indenture dated as of August 19, 1999 among Blount, Inc., as issuer, Holdings, certain subsidiaries of Blount, Inc. and United States Trust Company of New York, as trustee.

          "Fabtek" has the meaning ascribed to it in the preamble of the Agreement.

          "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. ss.201 et seq.

          "Fair Salable Balance Sheet" means a balance sheet of Borrowers prepared in accordance with Section 3.4(d).

          "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Fees" means any and all fees payable to Agent, Canadian Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

          "Financial Covenants" means the financial covenants set forth in Annex G.

          "Financial Statements" means the consolidated and, as applicable, separate income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Section 3.4 and Annex E.

          "Fiscal Month" means any of the monthly accounting periods of Credit Parties.

          "Fiscal Quarter" means any of the quarterly accounting periods of Credit Parties, ending on March 31, June 30, September 30 and December 31 of each year.

          "Fiscal Year" means any of the annual accounting periods of Credit Parties ending on December 31 of each year.

          "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid during such period (excluding all non-cash Interest Expense), plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period, plus (d) the greater of (i) cash payments of income taxes and capital taxes (net of tax refunds received during such period) and (ii) zero.

          "Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

          "Fixtures" means all "fixtures" as such term is defined in the Code and all fixtures, facilities and equipment howsoever affixed or attached to real property, now owned or hereafter acquired by any Credit Party.

          "Foreign Lender" has the meaning ascribed to it in Section 1.15 of the Agreement.

          "Foreign Subsidiary" means any Subsidiary of a Credit Party that is not formed under the laws of the United States or Canada or any state or province thereof.

          "Frederick Manufacturing" has the meaning ascribed to it in the preamble of the Agreement.

          "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof (but only to the extent borrowed thereunder), and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Credit Parties, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

          "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

          "Gear" has the meaning ascribed to it in the preamble of the Agreement.

          "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

          "GE Capital Canada" means General Electric Capital Canada Inc., a Canada corporation.

          "GE Capital Fee Letter" has the meaning ascribed to it in Section 1.9(a) of the Agreement.

          "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Goods" means all "goods" as defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof except for such indemnifications created in the ordinary course of business pursuant to transactions that are not otherwise prohibited hereunder or under the other Loan Documents. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guaranties" means, collectively, the Canadian Guaranty and the US Guaranty and any other guaranty executed by any Guarantor in favor of Agent or Canadian Agent in respect of the Obligations or the Canadian Obligations, as applicable.

          "Guarantors" means Holdings, each domestic Subsidiary of each US Borrower, each Subsidiary of Blount, Inc. (other than Canadian Borrower) that is organized under the laws of Canada or a province thereof, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, or Canadian Agent, for the benefit of itself and Canadian Lenders in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Hazardous Material" means any substance, material or waste regulated by, or forming the basis of liability under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "dangerous goods," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or
(b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Holdings" has the meaning ascribed thereto in the recitals to the Agreement.

          "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the US Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

          "Indemnified Liabilities" has the meaning ascribed to it in Section 1.13.

          "Indemnified Person" has the meaning ascribed to it in Section 1.13.

          "Insolvency Laws" means any of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), and the Companies Creditors' Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

          "Instruments" means all "instruments," as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, Patents, Designs, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists.

          "Intercompany Notes" has the meaning ascribed to it in Section 6.3.

          "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

          "Interest Payment Date" means (a) as to any Canadian Index Rate Loan or any US Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period, and (c) as to any BA Rate Loan, the last day of the applicable BA Rate Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

          "Inventory" means all "inventory," as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

          "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

          "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

          "IRS" means the Internal Revenue Service.

          "ITA" means the Income Tax Act (Canada) as the same may from time to time be in effect.

          "LBMB II" means Lehman Brothers Merchant Banking Partners II L.P., a Delaware limited partnership.

          "L/C Issuer" has the meaning ascribed to it in Annex B.

          "L/C Sublimit" has the meaning ascribed to it in Annex B.

          "Lehman Convertible Debt" means that certain Convertible Preferred Equivalent Security Due 2013 issued by Holdings to LB Blount Investment SPV LLC on March 2, 2001 in the original principal amount of $20,000,000.

          "Lehman Preferred Stock" means that certain Convertible Preferred Stock that may be issued in exchange for the Lehman Convertible Debt.

          "Lehman Warrants" means those certain warrants issued by Holdings to LBMB II pursuant to that certain Certificate of Warrants dated March 2, 2001.

          "Lenders" means GE Capital, GE Capital Canada, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

          "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

          "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and A Loan Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or A Loan Lenders thereupon or pursuant thereto.

          "Letters of Credit" means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

          "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

          "Leverage Ratio" means, with respect to Holdings, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination to (b) the sum of EBITDA for the twelve months ending on that date of determination.

          "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

          "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Agent or Canadian Agent, as applicable, as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end 2 LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

                  (a) the offered rate for deposits in US Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent, in the case of US Loans, Canadian Agent, in the case of Canadian Loans, and Borrower Representative.

          "License" means any Copyright License, Patent License, Design License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code, the PPSA or comparable law of any jurisdiction).

          "Litigation" has the meaning ascribed to it in Section 3.13.

          "Loan Account" has the meaning ascribed to it in Section 1.12.

          "Loan Documents" means the Agreement, any Notes, the Collateral Agency Agreement, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent, Canadian Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent, Canadian Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

          "Loans" means the US Revolving Loan, the Swing Line Loan, the Canadian Revolving Loan, the Canadian Term Loan, the Term Loan A and the Term Loan B; and "Loan" means any one of the foregoing Loans.

          "Lock Boxes" has the meaning ascribed to it in Annex C.

          "Margin Stock" has the meaning ascribed to in Section 3.10.

          "Master Documentary Agreement" means the Master Agreement for Documentary Letters of Credit dated as of the Closing Date among US Borrowers, as Applicant(s), and GE Capital.

          "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit dated as of the Closing Date among US Borrowers, as Applicant(s), and GE Capital, as issuer.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) any Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, or the Canadian Agent's Liens, on behalf of itself and the Canadian Lenders on the Collateral or the priority of such Liens, or (d) Agent's, Canadian Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

          "Maximum Amount" means, as of any date of determination, an amount equal to the US Revolving Loan Commitment of all US Lenders as of that date.

          "Mortgaged Properties" has the meaning assigned to it in Annex D.

          "Mortgages" means each of the mortgages, debentures, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent, on behalf of itself and Lenders, or Canadian Agent, on behalf of itself and Canadian Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

          "Non-Shared Collateral" means all Collateral that is not Shared Collateral.

          "Notes" means, collectively, the US Revolving Notes, the Swing Line Notes, the Canadian Revolving Notes, the Canadian Term Notes, the Term A Notes, the Term B Notes and the Term C Notes; and "Note" means any one of the foregoing Notes.

          "Notice of Canadian Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(ii) of the Agreement.

          "Notice of Conversion/Continuation-BA Rate" has the meaning ascribed to it in Section 1.5(e).

          "Notice of Conversion/Continuation-LIBOR Rate" has the meaning ascribed to it in Section 1.5(e).

          "Notice of Term Loan B Advance" has the meaning ascribed to it in
Section 1.1(b)(iii).

          "Notice of US Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

          "Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent, Canadian Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest, fees and expenses that accrue after the commencement of any case or proceeding by or against any Credit Party in bankruptcy or any similar proceeding, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Omark" has the meaning ascribed to it in the preamble of the Agreement.

          "Outdoor Products Acquisition" means an acquisition within 18 months of the Closing Date by any US Borrower (or Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to one or more US Borrowers) of an outdoor products company or division thereof engaged in the same or a substantially similar line of business as the outdoor products operations of Credit Parties other than Dixon.

          "Overadvance" has the meaning ascribed to it in Section
1.1(a)(i)(3).

          "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patent Security Agreements" means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, or Canadian Agent, on behalf of itself and Canadian Lenders, by each applicable Credit Party.

          "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or the Canadian Patent Office or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means a Plan described in Section 3(2) of ERISA.

          "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of itself and Lenders, Collateral Agent, on behalf of the "Secured Parties" under and as defined in the Collateral Agency Agreement and Canadian Agent, on behalf of itself and the Canadian Lenders; (j) Liens expressly permitted under clauses (b), (c) and (d) of Section 6.7 of the Agreement; (k) to the extent not included in clauses (a), (d) and (e), Prior Claims that are unregistered and secure amounts not yet due and payable; (l) Liens or other encumbrances for which exceptions are included in the title insurance policies accepted by Agent or Canadian Agent, as applicable, involving the Mortgages; (m) any interest or title of a lessor under any lease entered into by any Credit Party or Subsidiary of a Credit Party in the ordinary course of business and covering only the assets so leased; (n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by any Credit Party or any Subsidiary of any Credit Party in the ordinary course of business and only covering the assets so leased or consigned; (o) subject to the requirements of Annex C, Liens in favor of any banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; (p) leases and subleases of Real Estate not materially interfering with the ordinary conduct of business of the applicable Credit Parties and otherwise consented to by Agent which consent will not be unreasonably withheld; and (q) Liens under
Section 412 of the IRC or Section 302 of ERISA so long as such Liens secure liabilities not in excess of $250,000 and so long as the PBGC has not taken any affirmative action to perfect such Liens.

          "Permitted Proceeds" means the sum of (a) the proceeds of asset dispositions under Section 6.8(c), (b) funds, if any, received by Blount, Inc. in connection with the release of the funds escrowed in connection with the December 2001 sale of the sporting equipment segment of Blount, Inc., (c) 50% of Excess Cash Flow so long as such Excess Cash Flow is used to repurchase Indebtedness under Section 6.3(b)(v) during the year such Excess Cash Flow is created or the immediately succeeding year, (d) proceeds from Excluded Stock Issuances described in clause (e) of the definition thereof, (f) the Loans advanced on the Closing Date plus the portion of the Term Loan B advanced after the Closing Date, in each case, that are not used by Borrowers for another purpose so long as such Loans are used to repurchase Indebtedness under Section 6.3(b)(v) within 90 days of receipt by the applicable Borrowers of the proceeds of such Loans plus (g) $15,000,000.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" means, at any time, an "employee benefit plan", as defined in
Section 3(3) of ERISA, other than a Multiemployer Plan, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

          "Pledge Agreements" means, collectively, the Shared Pledge Agreement, the Shared Foreign Pledge Agreement and any other pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

          "PPSA" means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Canadian Agent's security interests in any Canadian Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

          "Prior Claims" means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with the Canadian Agent's security interests (or the applicable equivalent of such Liens) against all or part of the Canadian Collateral, including for amounts owing for vacation pay, employee deductions and contributions, goods and services taxes, sales taxes, harmonized sales taxes, realty taxes, business taxes, workers' compensation, Quebec corporate taxes, pension plan or fund obligations and overdue rents.

          "Prior Credit Agreement" means that certain Credit Agreement dated as of August 19, 1999 among Blount, Inc., as Borrower, the Prior Lender and the other parties thereto, as heretofore amended.

          "Prior Lender" means Bank of America, N.A., as administrative agent for a group of lenders under the Prior Credit Agreement.

          "Prior Lender Obligations" means the "Obligations" under and as defined in the Prior Credit Agreement.

          "Pro Forma" means the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of February 28, 2003 after giving pro forma effect to the Related Transactions.

          "Proceeds" means "proceeds," as such term is defined in the Code or the PPSA, as applicable, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Designs, Design Licenses, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

          "Projections" means Holdings' forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Holdings, together with appropriate supporting details and a statement of underlying assumptions.

          "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

          "Qualified Assignee" means (a) with respect to any US Lender, (i) any US Lender, any Affiliate of any US Lender and, with respect to any US Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such US Lender or by an Affiliate of such investment advisor, (ii) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a US Lender and which, through its applicable lending office, is capable of lending to US Borrowers without the imposition of any withholding or similar taxes and (iii) any other Person approved by Agent (which approval shall not be unreasonably withheld) and, so long as no Default or Event of Default has occurred and is continuing, approved by Borrower Representative (which approval shall not be unreasonably withheld); and (b) with respect to any Canadian Lender (i) any Canadian Lender, any Affiliate of any Canadian Lender and, with respect to any Canadian Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Canadian Lender or by an Affiliate of such investment advisor, and (ii) any commercial bank or other entity existing under the laws of Canada or a province thereof that engages in the lending of money in Canada, provided that so long as no Event of Default has occurred and is continuing, each Person described under clause (b)(i) or
(b)(ii) shall not be a non-resident of Canada or shall be deemed to be a resident in Canada (which may be under Section 212 (13.3) of the ITA), in each case, for the purpose of the ITA in respect of amounts paid or credited under this Agreement or such Person shall not be entitled to receive Canadian withholding tax gross-up payments under Section 1.15 in respect of interest, fees or other consideration paid in respect of the credit made available under the Canadian Revolving Loan Commitment or the Canadian Term Loan Commitment to Canadian Borrower; provided, that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee before an Event of Default has occurred and is continuing, and no Person or Affiliate of such Person

(other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

          "Real Estate" has the meaning ascribed to it in Section 3.6.

          "Refinancing" means the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

          "Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(c)(iii).

          "Related Transactions" means the initial borrowing under the US Revolving Loan, the Canadian Revolving Loan, the Canadian Term Loan, the Term Loan A and the Term Loan B on the Closing Date, the Refinancing, the repurchase of the Existing Senior Notes or the Existing Subordinated Notes from the initial proceeds of the Loans, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property. "Requisite Lenders" means:

          (a) so long as EBITDA of Holdings on a consolidated basis with its Subsidiaries is equal to or greater than (i) $65,000,000 for the most recently completed 4 fiscal quarter period ending on or before September 30, 2005, (ii) $70,000,000 for any four Fiscal Quarter period ending from December 31, 2005 through September 30, 2006 or (iii) $75,000,000 for any four Fiscal Quarter period ending thereafter, in each case, for which financial statements have been delivered to Lenders pursuant to the Credit Agreement:

               (i) with respect to any Class Voting Matter, Lenders holding 50.1% or more of the unutilized Commitments (unless such Commitments have been terminated), participations in Swing Line Loans, the US Revolving Loans, the Canadian Revolving Loans, the Canadian Term Loan, the Term Loan A and the Term Loan B; provided, however, that, for purposes of this clause (i), "Requisite Lenders" must include at least two Lenders from each Class and 50.1% of the unutilized Commitments (unless such Commitments have been terminated) and Loans of each Class; provided further, however, that, notwithstanding the foregoing, a vote by GE Capital, GE Capital Canada or any Affiliate thereof with respect to any matter shall count as one vote for purposes of determining whether there are at least two votes in the Class consisting of A Loan Lenders and Canadian Lenders and if there is only one Lender in a Class, "Requisite Lenders" must include such Lender or, if there are only two Lenders in a Class, "Requisite Lenders" must include only the Lender in such Class that has the highest percentage of unutilized Commitments (unless such Commitments have been terminated) and Loans in such Class;

               (ii) with respect to any Covenant Voting Matter, (A) first, Lenders holding 50.1% or more of the unutilized US Revolving Loan Commitments (unless such Commitments have been terminated), the unutilized Canadian Revolving Loan Commitments (unless such Commitments have been terminated), participations in Swing Line Loans, the US Revolving Loans, the Canadian Revolving Loans, the Term Loan A and the Canadian Term Loan and (B) then, if clause (A) above is satisfied, Lenders holding 66 2/3% or more of the unutilized Commitments, participations in Swing Line Loans, the US Revolving Loans, the Canadian Revolving Loans, the Canadian Term Loan, the Term Loan A and the Term Loan B; provided, however, that the waiver of a covenant described in any Covenant Voting Matter that would effectively cause any Class to continue making extensions of credit under this Credit Agreement shall also require the consent of at least two Lenders from such Class and 50.1% of the unutilized Commitments (unless such Commitments have been terminated) and Loans of such Class; provided further, however, that, notwithstanding the foregoing, a vote by GE Capital, GE Capital Canada or any Affiliate thereof with respect to any matter shall count as one vote for purposes of determining whether there are at least two votes in the Class consisting of A Loan Lenders and Canadian Lenders and if there is only one Lender in a Class, "Requisite Lenders" must include such Lender or, if there are only two Lenders in a Class, "Requisite Lenders" must include only the Lender in such Class that has the highest percentage of unutilized Commitments (unless such Commitments have been terminated) and Loans in such Class; or

               (iii) with respect to any other matter, Lenders holding 50.1% or more of the unutilized US Revolving Loan Commitments (unless such Commitments have been terminated), the unutilized Canadian Revolving Loan Commitments (unless such Commitments have been terminated), participations in Swing Line Loans, the US Revolving Loans, the Canadian Revolving Loans, the Term Loan A and the Canadian Term Loan; or

          (b) if EBITDA of Holdings on a consolidated basis with its Subsidiaries is less than (i) $65,000,000 for the most recently completed 4 fiscal quarter period ending on or before September 30, 2005, (ii) $70,000,000 for any four Fiscal Quarter period ending from December 31, 2005 through September 30, 2006 or (iii) $75,000,000 for any four Fiscal Quarter period ending thereafter, in each case, for which financial statements have been delivered to Lenders pursuant to the Credit Agreement, Lenders holding 50.1% or more of the unutilized Commitments (unless such Commitments have been terminated), participations in Swing Line Loans, the US Revolving Loans, the Canadian Revolving Loans, the Canadian Term Loan, the Term Loan A and the Term Loan B; provided, however, that "Requisite Lenders" must include at least two Lenders from each Class and 50.1% of the unutilized Commitments (unless such Commitments have been terminated) and Loans of each Class; provided further, however, that, notwithstanding the foregoing, a vote by GE Capital, GE Capital Canada or any Affiliate thereof with respect to any matter shall count as one vote for purposes of determining whether there are at least two votes in the Class consisting of A Loan Lenders and Canadian Lenders and if there is only one Lender in a Class, "Requisite Lenders" must include such Lender or, if there are only two Lenders in a Class, "Requisite Lenders" must include only the Lender in such Class that has the highest percentage of unutilized Commitments (unless such Commitments have been terminated) and Loans in such Class.

          "Requisite Revolving Lenders" means Lenders having (a) 50.1% or more of the US Revolving Loan Commitments and Canadian Revolving Loan Commitments, or (b) if the US Revolving Loan Commitments and Canadian Revolving Loan Commitments have been terminated, 50.1% or more of the aggregate outstanding amount of the US Revolving Loan, participation interests in Swing Line Loans and the Canadian Revolving Loan.

          "Reserves" means (a) reserves established by Agent from time to time against US Borrowers' Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), (c) reserves established pursuant to
Section 5.12 and (d) such other reserves against Eligible Accounts, Eligible Inventory or US Borrowing Availability of any US Borrower that Agent may, in its reasonable credit judgment (or Agent shall at the direction of the Super-Majority Revolving Lenders in their reasonable credit judgment), establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

          "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

          "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Shared Collateral" means the Collateral pledged to the Collateral Agent pursuant to the Shared Pledge Agreement, the Shared Foreign Pledge Agreements and the Shared Mortgages.

          "Shared Foreign Pledge Agreements" means, collectively, (i) that certain Commercial Pledge Agreement over Shares of even date herewith executed by Blount, Inc. in favor of the Collateral Agent, on behalf of the "Secured Parties" under and as defined in the Collateral Agency Agreement pledging 65% of all of the Stock of Blount Europe, S.A., a company formed under the laws of Belgium, (ii) that certain Quota Pledge Agreement of even date herewith executed by Blount, Inc. in favor of the Collateral Agent, on behalf of the "Secured Parties" under and as defined in the Collateral Agency Agreement pledging 65% of all of the Stock of Blount Industrial, Ltda., a company formed under the laws of Brazil, (iii) that certain Share Pledge Agreement of even date herewith executed by Blount, Inc. in favor of the Collateral Agent, on behalf of the "Secured Parties" under and as defined in the Collateral Agency Agreement pledging 65% of all of the Stock of Svenska Blount Aktiebolag, a company formed under the laws of Sweden, and (iv) that certain Agreement on the Pledge of Shares of even date herewith executed by Blount, Inc. in favor of the Collateral Agent, on behalf of the "Secured Parties" under and as defined in the Collateral Agency Agreement pledging 65% of all of the Stock of Blount GmbH, a company formed under the laws of Germany.

          "Shared Pledge Agreement" means the Shared Pledge Agreement of even date herewith executed by the US Credit Parties in favor of Collateral Agent, on behalf of the "Secured Parties" under and as defined in the Collateral Agency Agreement pledging all Stock of their domestic Subsidiaries and 65% of the stock of their direct Foreign Subsidiaries and Canadian Subsidiaries, if any, and all indebtedness for money borrowed of a Subsidiary of Holdings, as amended, restated, supplemented or otherwise modified from time to time.

          "Shared Mortgages" means the Mortgages with respect to the Real Estate described on Schedule (A-1).

          "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

          "Solvent" means, (a) with respect to any Person organized under the laws of the United States or any state thereof, on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital, and (b) with respect to any Person on a particular date that is subject to the Insolvency Laws of Canada, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person, (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due, and (iv) such Person is not for any reason unable to meet its obligations as they generally become due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

          "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

          "Subordinated Debt" means the Indebtedness evidenced by the Existing Subordinated Notes, the Lehman Convertible Debt any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

          "Super-Majority Revolving Lenders" means Lenders having (a) more than 66 2/3% of the US Revolving Loan Commitments and Canadian Revolving Loan Commitments, or (b) if the US Revolving Loan Commitments and Canadian Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the US Revolving Loan, participation interests in Swing Line Loans and the Canadian Revolving Loan.

          "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

          "Swing Line Advance" has the meaning ascribed to it in Section 1.1(c)(i).

          "Swing Line Availability" has the meaning ascribed to it in Section 1.1(c)(i).

          "Swing Line Commitment" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the US Revolving Loan Commitment of the Swing Line Lender.

          "Swing Line Lender" means GE Capital.

          "Swing Line Loan" means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to US Borrowers.

          "Swing Line Note" has the meaning ascribed to it in Section
1.1(c)(ii).

          "Taxes" means present and future taxes (including, but not limited to, income, corporate, capital, excise, property, ad valorem, sales, use, payroll, value added and franchise taxes, deductions, withholdings and custom duties), charges, fees, imposts, levies, deductions or withholdings and all liabilities with respect thereto, imposed by any Governmental Authority excluding, in the case of Section 1.15 only, (a) taxes imposed on or measured by the net income or capital of Agent, Canadian Agent or a Lender by the jurisdictions under the laws of which Agent, Canadian Agent and Lenders are organized or conduct business or any political subdivision thereof, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Lender is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrowers under Section 1.16(d)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office, unless such designation is at the request of Borrowers) or is attributable to such Foreign Lender's failure to comply with Section 1.15(d), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax pursuant to
Section 1.15(a).

          "Term A Note" has the meaning assigned to it in Section 1.1(b)(ii).

          "Term B Note" has the meaning assigned to it in Section 1.1(b)(iii).

          "Term Loans" means, collectively, the Canadian Term Loan, the Term Loan A and the Term Loan B; and "Term Loan" means any one of the foregoing Term Loans.

          "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) except as set forth in clause (c) below, all other Obligations under the Agreement and the other Loan Documents have been completely discharged (other than contingent indemnification obligations so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses and liabilities that are Indemnified Liabilities), (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

          "Term Loan A" has the meaning assigned to it in Section 1.1(b)(ii).

          "Term Loan A Commitment" means (a) as to any Lender with a Term Loan A Commitment, the commitment of such Lender to make its US Pro Rata Share of the Term Loan A as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan A Commitment, the aggregate commitment of all Lenders to make the Term Loan A, which aggregate commitment shall be Thirty-Two Million Dollars ($32,000,000) on the Closing Date. After advancing the Term Loan A, each reference to a Lender's Term Loan A Commitment shall refer to that Lender's US Pro Rata Share of the outstanding Term Loan A.

          "Term Loan B" has the meaning assigned to it in Section 1.1(b)(iii).

          "Term Loan B Advance Period" means (a) with respect to $40,000,000 of the Term Loan B Commitment, the Closing Date and (b) with respect to the remaining Term Loan B Commitment, the period commencing on the Closing Date and ending on the earlier of (i) the Commitment Termination Date and (ii) the date that is six (6) months following the Closing Date (the "First Term Loan B Advance Period Termination Date"); provided, however, that, upon written request by Borrower Representative to Lenders on or before the First Term Loan B Advance Period Termination Date, the First Term Loan B Advance Period Termination Date automatically shall be extended by six months to the date one year following the Closing Date without further action by Lenders so long as no Default or Event of Default has occurred and is continuing on the First Term Loan B Advance Period Termination Date.

          "Term Loan B Commitment" means (a) as to any Lender with a Term Loan B Commitment, the commitment of such Lender to make its US Pro Rata Share of the Term Loan B as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan B Commitment, the aggregate commitment of all Lenders to make the Term Loan B, which aggregate commitment shall be Eighty-Five Million Dollars ($85,000,000) on the Closing Date. After the termination of the Term Loan B Advance Period, each reference to a Lender's Term Loan B Commitment shall refer to that Lender's US Pro Rata Share of the outstanding Term Loan B.

          "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Agent, on behalf of itself, Canadian Agent and Lenders, or Canadian Agent, on behalf of itself and Canadian Lenders, by each applicable Credit Party.

          "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "US Borrower" and "US Borrowers" have the respective meanings ascribed to such terms in the preamble to the Agreement.

          "US Borrowing Availability" means as of any date of determination, the lesser of (a) the Maximum Amount and (b) the US Borrowing Base, in each case, less the sum of the aggregate US Revolving Loan and Swing Line Loan then outstanding; provided that an Overadvance in accordance with Section 1.1(a)(iii) may cause the US Revolving Loan and the Swing Line Loan to exceed the US Borrowing Base by the amount of such permitted Overadvance.

          "US Borrowing Base" means, as of any date of determination by Agent from time to time, an amount equal to the sum at such time of:

          (a) up to 85% of the book value of US Borrowers' Eligible Accounts;
plus

          (b) the lesser of:

               (i) (A) the lesser of (x) up to 65% of the book value of US Borrowers' Eligible Inventory consisting of finished goods or raw materials valued at the lower of cost (determined on a first-in, first-out basis) or market, and (y) 85% of the Appraised Value of US Inventory (excluding any work-in-process), plus

                    (B) the lesser of (I) up to 50% (or, if lower, the ratio of (x) the Appraised Value of US Inventory with respect to finished goods to (y) the cost of such Inventory) of the book value of US Borrowers' Eligible Inventory consisting of work-in-process valued at the lower of cost (determined on a first-in, first-out basis) or market, and (II) $6,000,000, and

               (ii) $38,200,000; minus

          (c) any Reserves established by Agent at such time.

          "US Collateral" means all Collateral in respect of which a security interest is granted in favor of Agent by a US Credit Party.

          "US Collection Account" means that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the "US Collection Account."

          "US Commitments" means, collectively, the US Revolving Loan Commitment, the Swing Line Commitment, the Term Loan A Commitment and the Term Loan B Commitment; and "US Commitment" means any one of the foregoing US Commitments or portion thereof.

          "US Credit Parties" means, collectively, Holdings, each US Borrower and each domestic Subsidiary of a US Borrower that executes and delivers a US Guaranty; and "US Credit Party" means any one of the foregoing US Credit Parties.

          "US Dollar Amount" means, for any amount as of any date of determination, the aggregate of:

          (a) the portion, if any, of the amount denominated in US Dollars;
and

          (b) the Equivalent Amount in US Dollars (determined on such date unless otherwise specified herein) of the portion, if any, of the amount denominated in Canadian Dollars.

          "US Dollars" or "$" means the lawful currency of the United States.

          "US Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release
H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus

50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the US Index Rate shall take effect at the time of such change in the US Index Rate.

          "US Index Rate Loan" means a Loan denominated in US Dollars or portion thereof bearing interest by reference to the US Index Rate.

          "US Guaranty" means that certain Guaranty of even date herewith from each US Credit Party signatory thereto in favor of Agent, on behalf of itself and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

          "US Lenders" means A Loan Lenders and B Loan Lenders, and "US Lender" means any one of the foregoing US Lenders.

          "US Loans" means, collectively, the US Revolving Loan, the US Swing Line Loan, the Term Loan A and the Term Loan B; and "US Loan" means any one of the foregoing US Loans or portion thereof.

          "US Obligations" means all Obligations other than the Canadian obligations.

          "US Pro Rata Share" means with respect to all matters relating to any US Lender, (a) with respect to the US Revolving Loan and the Term Loan A, the percentage obtained by dividing (i) the US Revolving Loan Commitment and Term Loan A Commitment of that US Lender by (ii) the aggregate US Revolving Loan Commitments and Term Loan A Commitments of all US Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1,
(b) with respect to the Term Loan B, the percentage obtained by dividing (i) the Term Loan B Commitment of that US Lender by (ii) the aggregate Term Loan B Commitments of all US Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c)with respect to all US Loans prior to the Commitment Termination Date, the percentage obtained by dividing
(i) the aggregate US Commitments of that US Lender by (ii) the aggregate US Commitments of all US Lenders, and (d) with respect to all US Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the US Loans held by that US Lender, by (ii) the outstanding principal balance of the US Loans held by all US Lenders.

          "US Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a)(i).

          "US Revolving Loan" means, at any time, the sum of (i) the aggregate amount of US Revolving Credit Advances outstanding to US Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of US Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the US Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "US Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make US Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all

Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Sixty-Four Million Dollars ($64,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "US Revolving Note" and "US Revolving Loan Note" have the respective meanings ascribed to them in Section 1.1(a)(ii).

          "US Security Agreement" means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself, Canadian Agent and Lenders, and each US Credit Party that is a signatory thereto, as amended, restated, supplemented or otherwise modified from time to time.

          "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

          "Windsor" has the meaning ascribed to it in the preamble of the Agreement.

          Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule. An Event of Default shall "exist", "continue" or be "continuing" until such Event of Default is waived in writing in accordance with Section
11.2 of the Agreement.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                             ANNEX B (SECTION 1.2)
                                      TO
                               CREDIT AGREEMENT

                               LETTERS OF CREDIT

          (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and A Loan Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of US Borrowers and for US Borrowers' account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for US Borrowers' account and guaranteed by Agent; provided, that if the L/C Issuer is an A Loan Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each A Loan Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Fifty Million Dollars ($50,000,000) (the "L/C Sublimit") and
(ii) the Maximum Amount less the aggregate outstanding principal balance of the US Revolving Credit Advances and the Swing Line Loan, and (iii) the US Borrowing Base less the aggregate outstanding principal balance of the US Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, but may contain provisions for automatic renewal thereof, unless otherwise determined by the Agent, in its sole discretion, and neither Agent nor A Loan Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than (A) if the Existing Senior Notes have not been refinanced on terms reasonably acceptable to Agent, the date set forth in clause (b) of the definition of Commitment Termination Date or (B) otherwise, the date set forth in clause (a) of the definition of Commitment Termination Date.

          (b) (i) Advances Automatic; Participations. In the event that Agent or any A Loan Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a US Revolving Credit Advance under Section 1.1(a)(i) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any US Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each A Loan Lender shall be obligated to pay its US Pro Rata Share thereof in accordance with the Agreement. The failure of any A Loan Lender to make available to Agent for Agent's own account its US Pro Rata Share of any such US Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other A Loan Lender of its obligation hereunder to make available to Agent its US Pro Rata Share thereof, but no A Loan Lender shall be responsible for the failure of any other A Loan Lender to make available such other A Loan Lender's US Pro Rata Share of any such payment.

               (ii) If it shall be illegal or unlawful for US Borrowers to incur US Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of

Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any A Loan Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is an A Loan Lender, then (A) immediately and without further action whatsoever, each A Loan Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such A Loan Lender's US Pro Rata Share (based on the US Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and
(B) thereafter, immediately upon issuance of any Letter of Credit, each A Loan Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such A Loan Lender's US Pro Rata Share (based on the US Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each A Loan Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to US Revolving Credit Advances.

          (c) Cash Collateral.

               (i) If US Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, US Borrowers will pay to Agent for the ratable benefit of itself and A Loan Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of US Borrowers and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent, Canadian Agent and Lenders, in a manner satisfactory to Agent. Each US Borrower hereby pledges and grants to Agent, on behalf of itself, Canadian Agent and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

               (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, US Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

               (iii) From time to time after funds are deposited in the Cash Collateral Account by any US Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by US Borrowers to Agent and Lenders with respect to such Letter of Credit Obligations and, upon the satisfaction in full of all Letter of Credit Obligations, to any other Obligations of any Borrower then due and payable.

               (iv) No US Borrower nor any Person claiming on behalf of or through any US Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent, Canadian Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to US Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

          (d) Fees and Expenses. US Borrowers agree to pay to Agent for the benefit of A Loan Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any A Loan Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to
(i) with respect to documentary Letters of Credit two and one-half of one percent (2.50%) per annum and (ii) with respect to standby Letters of Credit, the Applicable Revolver LIBOR Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the A Loan Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, US Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least 2 Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application for Documentary Letter of Credit (as applicable) in the form of Exhibit B-1 or B-2 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

          (f) Obligation Absolute. The joint and several obligation of US Borrowers to reimburse Agent and A Loan Lenders for payments made with respect to any Letter of Credit

Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each A Loan Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of US Borrowers and A Loan Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

               (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

               (ii) the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, Canadian Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

               (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

               (vi) the fact that a Default or an Event of Default has occurred and is continuing.

          (g) Indemnification; Nature of Lenders' Duties.

               (i) In addition to amounts payable as elsewhere provided in the Agreement, US Borrowers jointly and severally hereby agree to pay and to protect, indemnify, and save harmless Agent, Canadian Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent, Canadian Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent, Canadian Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent, Canadian Agent or such Lender (as finally determined by a court of competent jurisdiction).

               (ii) As between Agent, Canadian Agent and any Lender and US Borrowers, US Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, none of Agent, Canadian Agent or any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent, Canadian Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's, Canadian Agent's or any Lender's rights or powers hereunder or under the Agreement.

               (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by US Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among US Borrowers and such L/C Issuer, including a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

                             ANNEX C (SECTION 1.8)
                                      TO
                               CREDIT AGREEMENT

                            CASH MANAGEMENT SYSTEM

          Each Credit Party shall establish and maintain the Cash Management Systems described below:

          (a) On or before the Closing Date and until the Termination Date, each Credit Party shall (i) establish lock boxes ("Lock Boxes") or at Agent's discretion, blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) and all funds released to Blount, Inc. pursuant to the Escrow Agreement (unless, if Borrowers have satisfied the conditions set forth in Section 6.3(b)(v), such funds are wired or otherwise transferred directly to prepay Existing Senior Notes or Existing Subordinated Notes) into one or more Blocked Accounts in such Credit Party's name and at a bank identified in Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the Closing Date, each Credit Party shall have established a concentration account in its name (each a "Concentration Account" and collectively, the "Concentration Accounts") at the bank or banks that shall be designated as the Concentration Account bank for each such Credit Party in Disclosure Schedule (3.19) (each a "Concentration Account Bank" and collectively, the "Concentration Account Banks"), which banks shall be reasonably satisfactory to Agent.

          (b) Each Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to Agent into which Agent or Canadian Agent, as applicable, shall, from time to time, deposit proceeds of Loans made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4.

          (c) On or before the Closing Date (or such later date as Agent shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself, Canadian Agent and Lenders, with respect to all such accounts of a US Credit Party, or Canadian Agent, for the benefit of itself and Canadian Lenders, with respect to all such accounts of a Canadian Credit Party, and the applicable Credit Party, in form and substance reasonably acceptable to Agent or Canadian Agent, as applicable, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, with respect to all accounts of US Credit Parties, or Canadian Agent, with respect to all accounts of Canadian Credit Parties, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Agent or Canadian Agent, as applicable, (which Activation Notice may be given by Agent or Canadian Agent, as applicable, at any time at which (1) a Default or Event of Default has occurred and is continuing, or (2) Excess Availability is less than $8,500,000 (any of the foregoing being referred to herein as an "Activation Event")), to forward immediately all amounts in each Blocked Account to such Credit Party's Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agent or Canadian Agent, as applicable, upon the occurrence of an Activation Event, to immediately forward all amounts received in the applicable Concentration Account to the US Collection Account, in the case of any account of a US Credit Party, or the Canadian Collection Account, in the case of any account of a Canadian Credit Party, through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent or Canadian Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Credit Party shall accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

          (d) So long as no Default or Event of Default has occurred and is continuing, Credit Parties may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent and, with respect to any Canadian Credit Party, Canadian Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Credit Party and such bank shall have executed and delivered to Agent, with respect to any account of a US Credit Party, or Canadian Agent, with respect to any account of a Canadian Credit Party, a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent or Canadian Agent, as applicable. Credit Parties shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent or Canadian Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's or Canadian Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent or Canadian Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's or Canadian Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's or Canadian Agent's reasonable judgment.

          (e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of
(i) with respect to the Lock Boxes,

Blocked Accounts, Disbursement Accounts and the Concentration Accounts of the US Credit Parties, the Loans and all other Obligations and (ii) with respect to the Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts of the Canadian Credit Parties, the Canadian Loans and all other Canadian Obligations, and in which each Credit Party shall have granted a Lien to Agent, on behalf of itself, Canadian Agent and Lenders, with respect to any such account of the US Credit Parties, pursuant to the US Security Agreement or to Canadian Agent, on behalf of itself and Canadian Lenders, with respect to any such account of the Canadian Credit Parties, pursuant to the Canadian Security Agreement.

          (f) All amounts deposited in the Collection Account shall be deemed received by Agent or Canadian Agent, as applicable, in accordance with Section
1.10 and shall be applied (and allocated) by Agent or Canadian Agent, as applicable, in accordance with any agreement among the Lenders. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

          (g) Each Credit Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Credit Party (each a "Related Person") to (i) hold in trust for (x) with respect to all US Credit Parties, Agent, for the benefit of itself, Canadian Agent and Lenders, and (y) with respect to all Canadian Credit Parties, Canadian Agent, for the benefit of itself and Canadian Lenders, all checks, cash and other items of payment received by such Credit Party or any such Related Person, and (ii) within 1 Business Day after receipt by such Credit Party or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Credit Party. Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into the applicable Blocked Accounts unless wire transferred directly to Agent and applied towards prepayment of Loans pursuant to Section 1.3(c) of the Agreement.

                           ANNEX D (SECTION 2.1(A))
                                      TO
                               CREDIT AGREEMENT

                               CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

                                [see attached]

                           ANNEX E (SECTION 4.1(A))
                                      TO
                               CREDIT AGREEMENT

               FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

          Borrowers shall deliver or cause to be delivered to Agent and Canadian Agent or to Agent, Canadian Agent and Lenders, as indicated, the following:

          (a) Monthly Financials. To Agent, Canadian Agent and Lenders, within 30 days after the end of each Fiscal Month, financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Holdings, consisting of consolidated and, if requested by Agent, separate (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Holdings that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Holdings and its Subsidiaries, on a consolidated and, if requested by Agent, separate basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, such financial information shall be accompanied by the information and reports required by clauses (d) and (e) of Annex F.

          (b) Quarterly Financials. To Agent, Canadian Agent and Lenders, within 45 days after the end of each Fiscal Quarter, consolidated and separate financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Holdings, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Holdings that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries, on both a consolidated and separate basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (c) Operating Plan. To Agent, Canadian Agent and Lenders, as soon as available, but not later than 30 days after the end of each Fiscal Year, an annual operating plan for Holdings and its Subsidiaries, on a consolidated basis, approved by the Board of Directors of Holdings, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and US Borrowing Availability and Canadian Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

          (d) Annual Audited Financials. To Agent, Canadian Agent and Lenders, within 90 days after the end of each Fiscal Year, audited Financial Statements for Holdings and its Subsidiaries on a consolidated and (unaudited) separate basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself, Canadian Agent and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications required by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent, Canadian Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Holdings and its Subsidiaries that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries on a consolidated and separate basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (e) Management Letters. To Agent, Canadian Agent and Lenders, within a reasonable period of time (in no event in excess of 30 days) after delivery thereof to any Credit Party or the audit committee of Holdings for review, copies of all management letters, exception reports or similar letters or reports received by such audit committee or Credit Party from its independent certified public accountants.

          (f) Default Notices. To Agent, Canadian Agent and Lenders, as soon as practicable, and in any event within 5 Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default or Event of Default, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

          (g) SEC Filings and Press Releases. To Agent, Canadian Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

          (h) Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt, the Existing Senior Notes or Stock of such Person, and, within 2 Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt or the Existing Senior Notes, notice of such event of default.

          (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

          (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that
(i) could reasonably be likely to result in damages in excess of $1,000,000 (net of insurance coverages for such damages), (ii) seeks injunctive relief,
(iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities to the extent such Litigation is commenced by a Governmental Authority or otherwise to the extent such Litigation seeks damages in excess of $250,000 (with respect to Environmental Liabilities covered by indemnities provided in connection with the sale of Blount, Inc.'s sporting equipment segment, net of such indemnities), or (vi) involves any product recall.

          (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

          (l) Lease Default Notices. To Agent, within 2 Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

          (m) Lease Amendments. To Agent, within 2 Business Days after receipt thereof, copies of all material amendments to real estate leases with respect to real property located in Clackamas, Oregon and Kansas City, Missouri.

          (n) Alliant Techsystems Indemnification. To Agent, within 2 Business Days after receipt of any claim, Blount, Inc. shall provide to Agent a report of any claims (and any payments made by Blount, Inc. in connection therewith) of Alliant Techsystems Inc. pursuant to the purchase documents executed in connection with the December 2001 sale of the sporting equipment segment of Blount, Inc. In addition, Blount, Inc. shall notify Agent when any funds are released from the escrow account created in connection with such sale.

          (o) Other Documents. To Agent, Canadian Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent, Canadian Agent or any Lender shall from time to time reasonably request.

                           ANNEX F (SECTION 4.1(B))
                                      TO
                               CREDIT AGREEMENT

                              COLLATERAL REPORTS

          Borrowers shall deliver or cause to be delivered the following:

          (a) To Agent, upon its request, and in any event no less frequently than 1:00 p.m.(New York time) on the date (a "Delivery Date") 3 days (or if such date is not a Business Day, on the next Business Day) following (i) the 15th day of each month or if the 15th day of such month is not a Business Day, the immediately preceding Business Day (the "First Calculation Date") and (ii) the last day of each month (the "Second Calculation Date"), commencing on Monday, May 19, 2003 (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable Borrowers (A) as of the First Calculation Date for the period from the first day of such month to and including such First Calculation Date and (B) as of the Second Calculation Date for the period from and including the day immediately following the First Calculation Date to and including the Second Calculation Date: a Borrowing Base Certificate with respect to US Borrowers on a consolidated and consolidating basis and a Borrowing Base Certificate with respect to Canadian Borrower on a consolidated and consolidating basis, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion. In addition, Representative Borrower shall deliver to each Lender, via electronic mail to the applicable electronic mail addresses provided to Borrower Representative from time to time by Lenders , a copy of each Borrowing Base Certificate delivered to Agent on the date such Borrowing Base Certificate is delivered to Agent;

          (b) To Agent, on a monthly basis on or before the date 20 days following the last day of each Fiscal Month, or more frequently as requested by Agent, each of the following reports, each of which shall be prepared by the applicable Borrowers as of the last day of such Fiscal Month:

               (i) with respect to (A) US Borrowers on a consolidated and consolidating basis and (B) Canadian Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

               (ii) with respect to (A) US Borrowers on a consolidated and consolidating basis and (B) Canadian Borrower, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

          (c) To Agent, on the date 3 days (or if such date is not a Business Day, on the next Business Day) following (i) the First Calculation Date and
(ii) the Second Calculation Date, or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to US Borrowers and Canadian Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of US Borrowers and Canadian Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by US Borrowers or Canadian Borrower, as applicable, (A) as of the First Calculation Date for the period from the first day of such month to and including such First Calculation Date and (B) as of the Second Calculation Date for the period from and including the day immediately following the First Calculation Date to and including the Second Calculation Date.

          (d) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

               (i) a reconciliation of the Accounts trial balance of US Borrowers and Canadian Borrower to such Borrowers' most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (ii) a reconciliation of the perpetual inventory by location of US Borrowers and Canadian Borrower to such Borrowers' most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (iii) an aging of accounts payable and a reconciliation of that accounts payable aging to US Borrowers' and Canadian Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

               (iv) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to US Borrowers' and Canadian Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

          (e) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940 or the Financial Administration Act (Canada); and (ii) a list of any applications for the registration of any Intellectual Property filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Industrial Design Office, the Canadian Patent Office, the

Canadian Intellectual Property Office, the Canadian Copyright Office or any similar office or agency in the prior Fiscal Quarter;

                  (f) Each Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, that such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

          (g) Each Borrower, at its own expense, shall deliver to Agent such appraisals of its assets on an annual basis or more frequently as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default or less frequently in Agent's discretion so long as no Default or Event of Default has occurred and is continuing, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent; and

          (h) Such other reports, statements and reconciliations with respect to the US Borrowing Base, the Canadian Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                            ANNEX G (SECTION 6.10)
                                      TO
                               CREDIT AGREEMENT

                              FINANCIAL COVENANTS

          Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

          (a) Maximum Capital Expenditures. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during any Fiscal Year that exceed in the aggregate $20,000,000; provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (i) 50% of the amount of permitted Capital Expenditures for the immediately prior period, and (ii) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.

          (b) Minimum Fixed Charge Coverage Ratio. (i) so long as Excess Availability is equal to or greater than $10,000,000 at all times, Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter a Fixed Charge Coverage Ratio for the 4 Fiscal Quarter period then ended of not less than 0.85 to 1.00 or (ii) otherwise if Excess Availability falls below $10,000,000 at any time, Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below (commencing with the immediately preceding Fiscal Quarter end for which financial statements have been delivered to Lenders or were required to be delivered to Lenders) a Fixed Charge Coverage Ratio for the 4 Fiscal Quarter period then ended of not less than the following:

     0.85 to 1.00  for the Fiscal Quarters ending June 30, 2003 through
                   March 31, 2004

     0.87 to 1.00  for the Fiscal Quarters ending June 30, 2004 through
                   December 31, 2004

     0.88 to 1.00  for the Fiscal Quarters ending March 31, 2005 through
                   December 31, 2005

     0.90 to 1.00  for the Fiscal Quarters ending March 31, 2006 through
                   December 31, 2006

     0.95 to 1.00  for the Fiscal Quarters ending March 31, 2007 and thereafter

Notwithstanding clauses (i) and (ii) above, if at any time Excess Availability falls below $10,000,000, so long as Excess Availability has been restored to at least $10,000,000 for a period of at least 60 days and remains so restored as of the date of calculation, the covenant levels in clause (i) above shall apply.

          (c) Minimum EBITDA. Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 4 Fiscal Quarter period then ended of not less than the following:

              Period Ending                      EDITDA

              June 30, 2003 through              $75,000,000
              September 30, 2005

              December 31, 2005 through          $80,000,000
              September 30, 2006

              December 31, 2006 and              $85,000,000
              thereafter

          Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings' and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. Any amendments to the Financial Covenants or the definitions used therein pursuant to the foregoing (including the proviso) or otherwise shall not be deemed to result in a reduction in the rate of interest for purposes of Section 11.2(c)(ii) of the Credit Agreement. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Credit Party's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G (other than clause (a) of this Annex G) shall be deemed to have occurred as of any date of reasonable determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                           ANNEX H (SECTION 9.9(A))
                                      TO
                               CREDIT AGREEMENT

                           WIRE TRANSFER INFORMATION


GENERAL ELECTRIC CAPITAL CORPORATION:

         Name:            General Electric Capital Corporation
         Bank:            DeutscheBank Trust Company Americas
                          New York, New York
         ABA #:           021001033
         Account #:       50232854
         Account Name:    GECC/CAF Depository
         Reference:       Blount, Inc. - CFN 5132

GENERAL ELECTRIC CAPITAL CANADA INC.

With respect to amounts denominated in Canadian Dollars:

         Name:            General Electric Capital Canada Inc.
         Bank:            Royal Bank of Canada
                          200 Bay Street, South Tower
                          Toronto, Ontario M5J 2J7
         Bank #:          003
         Transit #:       00002
         Account #:       1011519
         Account Name:    GECCI-COMMERCIAL FINANCE
         Reference:       Blount, Inc. - CFN 5133

With respect to amounts denominated in US Dollars:

         Name:            General Electric Capital Canada Inc.
         Bank:            Royal Bank of Canada
                          200 Bay Street, South Tower
                          Toronto, Ontario M5J 2J7
         Bank #:          003
         Transit #:       00002
         Account #:       4002739
         Account Name:    GECCI-COMMERCIAL FINANCE
         Reference:       Blount, Inc. - CFN 5133

THE CIT GROUP/BUSINESS CREDIT, INC.:

         Name:            The CIT Group/Business Credit, Inc.
         Bank:            JP Morgan Chase Bank NY
         ABA #:           021000021
         Account #:       144026613
         Account Name:    The CIT Group/Business Credit
         Reference:

FLEET CAPITAL CORPORATION:

         Name:            Fleet Capital Corporation
         Bank:            Fleet National Bank
                          One Constitution Plaza
                          Hartford Connecticut
         ABA #:           011900571
         Account #:       9369337552
         Account Name:    Fleet Capital Corporation
         Reference:       Blount

FOOTHILL CAPITAL CORPORATION:

         Name:            Foothill Capital Corporation
         Bank:            JP Morgan Chase
                          New York, New York
         ABA #:           021000021
         Account #:       323-266193
         Account Name:    Foothill Capital Corporation
         Reference:       Blount, Inc.

SYNDICATED LOAN FUNDING TRUST:

         Name:            Syndicated Loan Funding Trust
         Bank:            Bankers NYC
         ABA #:           021001033
         Account #:       00380306
         Account Name:    Lehman CLO Collateral
         Reference:       Blount

TRANSAMERICA BUSINESS CAPITAL CORPORATION:

         Name:            Transamerica Business Capital Corporation
         Bank:            Bank One, N.A.
                          Chicago, Illinois
         ABA #:           071000013
         Account #:       5297184
         Account Name:    Blount
         Reference:       018-Branch 3218/3217

ATL/946289.7
                            ANNEX I (SECTION 11.10)
                                      TO
                               CREDIT AGREEMENT

                               NOTICE ADDRESSES

(A) If to Agent or GE Capital or Canadian Agent or GE Capital Canada, at General Electric Capital Corporation
      (or, as applicable, c/o General Electrical Capital Corporation)
      1100 Abernathy Road, Suite 900
      Atlanta, Georgia 30328
      Attention: Blount, Inc. Account Manager
      Telecopier No.:  (678) 320-8902
      Telephone No.:  (678) 320-8900

      and


      General Electric Capital Corporation
      201 High Ridge Road
      Stamford, Connecticut 06927-5100
      Attention:  Corporate Counsel - Commercial Finance
      Telecopier No.: (203) 316-7889
      Telephone No.:  (203) 316-7552

      and


      Paul, Hastings, Janofsky & Walker LLP
      600 Peachtree Street, N.E.
      Suite 2400
      Atlanta, Georgia 30308
      Attention:  Jesse H. Austin, III, Esq.
      Telecopier No.:  (404) 815-2424
      Telephone No.:  (404) 815-2208

(B) If to any Borrower, to Borrower Representative, at

      Blount, Inc.
      4909 S.E. International Way
      Portland, Oregon  97222
      Attention: Calvin E. Jenness and Richard H. Irving, III
      Telecopier No.: (503) 653-4612
      Telephone No.: (503) 653-4573

      with copies to:

      Cravath, Swaine & Moore
      Worldwide Plaza
      825 Eighth Avenue

      New York, New York  10019
      Attention: Ronald Cami, Esq.
      Telecopier No.: (212) 474-3700
      Telephone No.: (212) 474-1048

(C) If to The CIT Group/Business Credit, Inc., at

      1200 Ashwood Parkway, Suite 610
      Atlanta, Georgia  30338
      Attention: Arthur Cordwell
      Telecopier No.: (770) 522-7673
      Telephone No.: (770) 522-7725

      If to Fleet Capital Corporation,  at

      300 Galleria Parkway NW, Suite 800
      Atlanta, Georgia  30339
      Attention: Loan Administration Manager
      Telecopier No.: (770) 859-2483
      Telephone No.: (770) 859-2400

      If to Foothill Capital Corporation,  at

      2450 Colorado Avenue, Suite 3000W
      Santa Monica, California  90404
      Attention: Bob Cambora
      Telecopier No.: (310) 453-7446
      Telephone No.: (310) 453-7300

      If to Syndicated Loan Funding Trust,  at

      Syndicated Loan Funding Trust
      C/O Lehman Commercial Paper Inc
      745 7th Avenue, 19th Floor
      New York, NY  10019
      Attn:  G. Andrew Keith
      Telecopier No.: (646) 758-4656
      Telephone No.:  (212) 526-4059

      If to Transamerica Business Capital Corporation,  at

      555 Theodore Fremd Avenue, Suite C301
      Rye, New York  10580
      Attention: Mike Burns
      Telecopier No.: (914) 921-5883
      Telephone No.: (914) 925-7222


                                        ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                                               TO
                                                        CREDIT AGREEMENT

                              Canadian         Canadian       US Revolving
                           Revolving Loan      Term Loan          Loan           Term Loan A     Term Loan B         Total
        Lender:              Commitment:       Commitment:    Commitment:        Commitment:     Commitment:      Commitments:
        -------            --------------      -----------    ------------       -----------     -----------      ------------

General Electric                 $-0-               $-0-        $3,999,999        $2,000,001     $70,000,000      $76,000,000
Capital Corporation
                                                              (including Swing
                                                              Line Commitment
                                                              $7,500,000)

General Electric             $3,000,000         $6,000,000          $-0-              $-0-            $-0-         $9,000,000
Capital Canada Inc.

The CIT Group/Business           $-0-               $-0-       $16,666,667        $8,333,333          $-0-        $25,000,000
Credit, Inc.

Fleet Capital                    $-0-               $-0-       $16,666,667        $8,333,333          $-0-        $25,000,000
Corporation

Foothill Capital                 $-0-               $-0-       $16,666,667        $8,333,333          $-0-        $25,000,000
Corporation

Syndicated Loan Funding          $-0-               $-0-            $-0-              $-0-       $15,000,000      $15,000,000
Trust

Transamerica Business            $-0-               $-0-       $10,000,000        $5,000,000          $-0-        $15,000,000
Capital Corporation

Total:                       $3,000,000         $6,000,000     $64,000,000       $32,000,000     $85,000,000     $190,000,000
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